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                                                                                                  Filed Pursuant to Rule 424(b)(5)
                                                                                                Registration File No.: 333-101904
           Prospectus Supplement to Prospectus dated April 14, 2003

                                 $522,369,000
                           GS Auto Loan Trust 2003-1
         Goldman Sachs Asset Backed Securities Corp.                   The Huntington National Bank
                          Depositor                                              Servicer

                                        The trust will issue the following notes:

----------------------------
Before you purchase any of                                                                              Final Scheduled
these securities, be sure                                          Principal Amount   Interest Rate     Distribution Date
you understand the                                                 ----------------   -------------     -----------------
structure and the risks.
See especially the risk                Class A-1 Notes..........   $118,614,000          1.300%         April 15, 2004
factors beginning on page              Class A-2 Notes..........   $138,336,000          1.538%         January 17, 2006
S-11 of this prospectus                Class A-3 Notes..........   $124,956,000          2.076%         April 16, 2007
supplement and on page 7               Class A-4 Notes..........   $114,082,000          2.716%         June 15, 2010
of the accompanying                    Class B Notes............   $17,148,000           2.621%         June 15, 2010
prospectus.                            Class C Notes............   $9,233,000            3.748%         June 15, 2010
These securities are asset             Class D Notes(1).........   $11,666,000           5.500%         June 15, 2010
backed securities issued               _____________
by a trust. The securities             (1) Not being offered by this prospectus supplement.
are not obligations of
Goldman, Sachs & Co., the
depositor, the servicer or            o  The trust will also issue, pursuant to the trust agreement, asset backed
any of their respective                  certificates which are not being offered hereby but will be entitled to certain
affiliates.                              amounts as described herein.
No one may use this
prospectus supplement to              o  The notes are secured by the assets of the trust, which consist primarily of a pool
offer and sell these                     of retail automobile and light truck loan and installment sale contracts (the
securities unless it is                  "Receivables").
accompanied by the
prospectus.                           o  The trust will pay interest and principal on the securities on the 15th day of each
---------------------------              month (or if the 15th is not a business day, the next business day). The first distribution date will be May 15, 2003.

                                      Goldman, Sachs & Co. is offering the following securities by this prospectus supplement:

                                                                                    Underwriting
                                                                Initial Public      Discount and   Proceeds to the
                                                               Offering Price(1)     Commission    Depositor (1) (2)
                                                               -----------------     ----------    -----------------
                                      Per Class A-1 Note.....      100.00000%          0.085%          99.91500%
                                      Per Class A-2 Note.....       99.99974%          0.125%          99.87474%
                                      Per Class A-3 Note.....       99.99875%          0.175%          99.82375%
                                      Per Class A-4 Note.....       99.99972%          0.250%          99.74972%
                                      Per Class B Note.......       99.99963%          0.350%          99.64963%
                                      Per Class C Note.......       99.99902%          0.350%          99.64902%
                                      Total..................    $522,366,605.02     $869,953.40    $521,496,651.62
                                      ________________
                                      (1)  The price of the notes will also include interest accrued on the notes from and including April 24, 2003.
                                      (2)  Before deducting expenses estimated to be $1,200,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.
Any representation to the contrar is a criminal offense.

                                                         Goldman, Sachs & Co.
                                                            ______________

                                        The date of this prospectus supplement is April 17, 2003.
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



                               TABLE OF CONTENTS


Reading This Prospectus Supplement And The
Accompany Prospectus..........................S-3
Summary Of The Terms Of The
Securities....................................S-4
Structural Summary............................S-7
Risk Factors.................................S-11
The Servicer.................................S-19
The Trust....................................S-20
    Capitalization of the Trust..............S-21
    The Indenture Trustee....................S-21
    The Owner Trustee........................S-21
Trust Property...............................S-21
Huntington's Automobile Financing Program....S-22
    General..................................S-22
    Underwriting.............................S-22
    Dealer Agreements........................S-23
    Servicing................................S-23
    Physical Damage and
    Liability Insurance......................S-24
    Extension Policy.........................S-24
    Prepayment Fees..........................S-24
    Delinquency and Loss Experience..........S-24
The Receivables..............................S-28
    Payments on the Receivables..............S-29
    Repurchase Obligations...................S-29
    Composition of the
    Pool of Receivables......................S-30
    Maturity and Prepayment
    Considerations...........................S-34
Use Of Proceeds..............................S-40
The Notes....................................S-40
    Payments of Interest.....................S-40
    Payments of Principal....................S-42
    Optional Purchase of Receivables.........S-46
    Priority of Distribution Amounts.........S-47
    Priority Of Payments Following
         Events Of Default Under
         The Indenture Resulting In
         Acceleration Of The Notes...........S-50
    Statements to Securityholders............S-51
    Credit Support...........................S-53
    The Indenture............................S-53
    Events Of Default; Rights Upon
         Events Of Default...................S-56
    Statement to Noteholders;
    Servicer Reports to the Indenture TrusteeS-58
Description Of The Transaction Documents.....S-58
    Sale and Assignment of
    Receivables..............................S-58
    Assignment, Assumption and Recognition
    Agreement................................S-59
    Servicing Procedures and
    Advances.................................S-60
    GAP Amounts..............................S-61
    Accounts.................................S-61
    Collection Account.......................S-61
    Note Interest Distribution Account.......S-62
    Principal Distribution Account...........S-62
    Certificate Distribution Account.........S-62
    Deposit of Other Amounts.................S-62
    Servicing Compensation...................S-62
    Evidence as to Compliance................S-63
    Certain Matters
    Regarding the Servicer...................S-63
    Servicer Termination Events;
    Rights Upon Servicer
    Termination Event........................S-64
    Waiver of Past Defaults..................S-65
    Amendment................................S-65
    List of Noteholders;
    Voting of Notes..........................S-66
    Termination..............................S-66
Description Of The Certificates..............S-67
    General..................................S-67
    Distributions............................S-67
Certain Regulatory Matters...................S-67
Material United States Federal
Income Tax Considerations....................S-69
Certain State Tax Considerations.............S-69
ERISA Considerations.........................S-69
Legal Matters................................S-73
Glossary of Terms for the
Prospectus Supplement........................S-74
Index of Terms for the Prospectus Supplement.S-78

                      Reading This Prospectus Supplement
                         And The Accompany Prospectus

This prospectus supplement and the accompanying prospectus provide information about GS Auto Loan Trust 2003-1, including terms and conditions that apply to the securities to be issued by the Trust. The specific terms of the Trust are contained in this prospectus supplement. You should rely only on information on the securities provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We have started with several introductory sections describing the Trust and terms of the securities in abbreviated form, followed by more complete descriptions. The introductory sections are:

         o Summary of the Terms of the Securities -- provides important information concerning the amounts and the payment terms of each class of Notes;

         o Structural Summary-- gives a brief introduction to the key structural features of the Trust; and

         o Risk Factors -- describes briefly some of the risks to investors of a purchase of the offered Notes.

Cross-references are contained in the introductory sections and throughout this prospectus supplement that will direct you elsewhere in this prospectus supplement or the accompanying prospectus to more detailed descriptions of a particular topic or related information. You can also find references to key topics in the Table of Contents on the preceding page.

Capitalized terms are defined in a Glossary beginning on page S-74 of this prospectus supplement. The location for definitions of other terms may be found in the Index at the end of this prospectus supplement.

                    Summary Of The Terms Of The Securities

         This summary is a short description of the main terms of the offering of the notes and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

Issuer

GS Auto Loan Trust 2003-1 is a Delaware statutory trust (the "Issuer" or the "Trust"). The Issuer will issue the notes and be liable for their payment. The Issuer's principal asset will be a pool of retail automobile and light truck loan and installment sale contracts (the "Receivables").

Seller

Goldman Sachs Mortgage Company (the "Seller"), a New York limited partnership, will sell the Receivables to Goldman Sachs Asset Backed Securities Corp. pursuant to an assignment, assumption and recognition agreement.

Servicer

The Huntington National Bank ("Huntington") will service the Receivables held by the Issuer (in such capacity, the "Servicer").

Depositor

Goldman Sachs Asset Backed Securities Corp. (the "Depositor") is a limited-purpose Delaware corporation. The Depositor is an indirect, wholly owned subsidiary of Goldman, Sachs & Co. The Depositor will sell the Receivables to the Issuer pursuant to a sale and servicing agreement.

Indenture Trustee

JPMorgan Chase Bank, a New York banking corporation, will be the indenture trustee (the "Indenture Trustee").

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation, will be the owner trustee (the "Owner Trustee").

Cut-Off Date

The "Cut-Off Date" is the close of business on March 31, 2003.


Closing Date

The "Closing Date" will be on or about April 24, 2003.

Description Of The Securities

The Issuer will offer the following classes of asset backed notes (the "Offered Notes"):

Class               Principal Amount      Interest Rate
---------           ----------------      -------------
A-1 Notes             $118,614,000           1.300%
A-2 Notes             $138,336,000           1.538%
A-3 Notes             $124,956,000           2.076%
A-4 Notes             $114,082,000           2.716%
B Notes                $17,148,000           2.621%
C Notes                $ 9,233,000           3.748%

The Issuer will also issue class D notes (the "Class D Notes", which are not being offered hereby and, together with the Offered Notes, the "Notes"). In addition, the Issuer will issue asset backed certificates (the "Certificates") pursuant to the trust agreement. The Certificates, which will be issued to an affiliate of the Depositor on the Closing Date, are not being offered hereby but will be entitled to certain amounts as described herein, and will be subordinated to the Notes to the extent described herein.

Distribution Dates

The distribution date will be the 15th day of each month, or, if that day is not a business day, on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date will be May 15, 2003.

Record Dates

Payments on the Offered Notes will be made on each Distribution Date to holders of record of the Offered Notes as of the close of business on the day immediately preceding such Distribution Date (the "Record Date"). If Notes in definitive, physical form are issued for the Offered Notes under the circumstances described in the accompanying prospectus, the Record Date will be the last day of the month immediately preceding the Distribution Date.

Interest Accrual Period

The interest accrual period for the Class A-1 Notes with respect to any Distribution Date, will be the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the day immediately preceding such Distribution Date, with interest calculated on the basis of the actual number of days in the related interest accrual period and a 360-day year. The interest accrual period for the Offered Notes (other than the Class A-1 Notes), with respect to any Distribution Date, will be the period from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the 14th day of the calendar month in which such Distribution Date occurs, with interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

Principal Payments

The aggregate amount of principal distributions to be made on all outstanding classes of Notes on each Distribution Date from the Principal Distribution Account will generally be allocated among the Notes, concurrently, in a manner intended generally to maintain credit support for each such class (after giving effect to such allocation) in an amount equal to the greater of the Overcollateralization Target Amount or the following respective approximate percentages of the Pool Balance (as of the end of the related Collection Period): 11.80% for the Class A Notes, 7.50% for the Class B Notes and 5.50% for the Class C Notes.

If on any Distribution Date the Annualized Net Loss Ratio exceeds the Sequential Principal Payment Trigger Percentage in effect on that Distribution Date, then on each such Distribution Date until the Annualized Net Loss Ratio is reduced below the Sequential Principal Payment Trigger Percentage in effect on that Distribution Date, the Trust will pay the principal of the Notes of each class sequentially starting with the most senior and earliest maturing class of Notes then outstanding (beginning with the Class A-1 Notes) until each class is paid in full.

See "The Notes--Payments of Principal" for additional detail on some of the calculations described above and the special priority rules that would apply in a default situation.

Optional Redemption

The Offered Notes, if still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer or, if the Servicer does not exercise this right, a Certificateholder evidencing 100% of the percentage interests in the Certificates (if such Certificateholder is not the Seller, the Depositor or an affiliate thereof) exercises its "clean-up" call option to purchase the Receivables and other property of the Issuer when the aggregate principal balance of the Receivables declines to 10% or less of the initial Pool Balance.

The redemption price of the Offered Notes will be equal to the unpaid principal amount of the Offered Notes plus accrued and unpaid interest on the Offered Notes and will be distributed in the priority described herein under "The Notes--Priority of Distribution Amounts."

Mandatory Redemption
Upon Event Of Default

The Notes may be accelerated and subject to immediate payment at par upon the occurrence of certain events of default under the Indenture.


Rating Of The Offered Notes

The Offered Notes must receive at least the following ratings in order to be issued:

                             Moody's               S&P
                             -------               ---
o    Class A-1:               P-1                  A-1+
o    Class A-2:               Aaa                  AAA
o    Class A-3:               Aaa                  AAA
o    Class A-4:               Aaa                  AAA
o    Class B:                 A1                   A
o    Class C:                 Baa1                 BBB

A rating is not a recommendation to purchase, hold or sell securities and does not address market price or suitability for a particular investor. The ratings of the Offered Notes address the likelihood of the payment of principal and interest on the Offered Notes according to their terms. A rating agency may lower or withdraw its rating in the future, at its discretion.


Money Market Eligibility

The Class A-1 Notes will have a final scheduled distribution date on April 15, 2004. The Class A-1 Notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A fund should consult with its advisor regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and the fund's investment policies and objectives.


Form and Minimum Denominations

The Offered Notes will be issued in book-entry form and in minimum denominations of $1,000 and integral multiples in excess thereof.


Registration, Clearance and Settlement

Noteholders may hold their Notes in the United States through DTC, or in Europe through Clearstream or Euroclear.


Tax Status

Opinions of Counsel
Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel, will deliver an opinion of counsel that, for federal income tax purposes, the Class A Notes, the Class B Notes and the Class C Notes will be treated as indebtedness and the Issuer will not be an association or publicly traded partnership taxable as a corporation.

Investor Representations
Each noteholder, by accepting an Offered Note, will agree to treat such Offered Note as indebtedness.


ERISA Consideration

Subject to particular considerations discussed in this prospectus supplement under "ERISA Considerations," the Offered Notes are generally eligible for purchase by employee benefit plans.


CUSIP Numbers

o    Class A-1 Notes: 36292R AA 9
o    Class A-2 Notes: 36292R AB 7
o    Class A-3 Notes: 36292R AC 5
o    Class A-4 Notes: 36292R AD 3
o    Class B Notes: 36292R AE 1
o    Class C Notes: 36292R AF 8




                              Structural Summary

         This summary briefly describes the major structural components of the Trust. To understand fully the terms of the Trust, you should read this entire prospectus supplement and the accompanying prospectus.

The Trust Assets

The Trust's assets will include:

o    the Receivables and the collections on the Receivables;

o    security interests in the vehicles financed by the Receivables;

o    bank accounts;

o rights to proceeds from claims on any physical damage, credit life and disability or other insurance policies covering the vehicles or the obligors; and

o particular rights under the principal transaction documents for this offering.

Purchase of Receivables and Application of Proceeds

On or about March 14, 2003, the Seller purchased the Receivables from The Huntington National Bank ("Huntington") pursuant to a Purchase and Servicing Agreement (the "Purchase Agreement") between the Seller and Huntington.

The chart at the bottom of this page illustrates the use of proceeds from investors to purchase the Receivables.

The Receivables

The Receivables consist of retail automobile and light truck loan and installment sale contracts originated or acquired by Huntington pursuant to its automobile financing program.

Statistical Information

The statistical information in this prospectus supplement is based on the Receivables in the pool as of March 31, 2003. It is expected that the composition and characteristics of the Receivables on the Closing Date will be similar to the information set forth in this prospectus supplement. However, some Receivables in the pool may be excluded on or before the Closing Date as a result of particular administrative considerations. The Depositor does not believe that the characteristics of the Receivables included in the Trust on the Closing Date in the aggregate will differ materially from the information set forth in this prospectus supplement.

                               [GRAPHIC OMITTED]


The composition of the Receivables as of the close of business on March 31, 2003 is as follows:

o    Outstanding Principal
     Balance.........................$527,442,461

o    Number of Receivables.................31,785

o    Average Principal Balance............$16,594
        (Range).................$1,310 to $78,888

o    Average Original
     Amount Financed......................$18,290
        (Range).................$4,197 to $88,900

o    Weighted Average APR...................7.52%
        (Range)(1)................3.90% to 19.99%

o    Weighted Average
     Original Term......................64 months
     (Range)...............24 months to 84 months

o    Percentage of
     Receivables by
     Principal Balance with
     Original Terms greater
     than 60 months........................47.45%

o    Weighted Average
     Remaining Term...................57.2 months
     (Range)...............15 months to 81 months

o    Percentage of
     Receivables by
     Principal Balance with
     Remaining Terms greater
     than 60 months........................29.24%

_________
(1) Includes receivables with APRs below the interest rates on the securities.

Servicer Payments

Huntington will be the servicer of the receivables. The Trust will pay the Servicer a servicing fee each month equal to 1/12 of 1.00% of the Principal Balance of the Receivables at the beginning of the related Collection Period. The Servicer also will be entitled to retain any late fees, extension fees and other administrative fees or similar charges collected during each month.

Priority of Payments

On each Distribution Date, the Indenture Trustee will make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

(1) to the Servicer, the amount of the Servicing Fee and Servicing Reimbursement Amount for the related Collection Period (and any accrued and unpaid Servicing Fees and Servicing Reimbursement Amounts from prior Collection Periods);

(2) (i) pro rata (a) to the Indenture Trustee, the Indenture Trustee Fee for the related Collection Period (and any accrued and unpaid Indenture Trustee Fees from prior Collection Periods), and (b) to the Owner Trustee, the Owner Trustee Fee for the related Collection Period (and any accrued and unpaid Owner Trustee Fees from prior Collection Periods), and then (ii) pro rata to the Indenture Trustee and the Owner Trustee, any other accrued and unpaid amounts (including reasonable legal fees and expenses) owed to the Indenture Trustee and the Owner Trustee not to exceed $100,000 in the aggregate in any consecutive twelve (12) month period;

(3) to the Class A Noteholders, ratably, the Class A Noteholders' Interest Distributable Amount;

(4) to the Principal Distribution Account, the First Allocation of Principal, if any;

(5) to the Class B Noteholders, the Class B Noteholders' Interest Distributable Amount;

(6) to the Principal Distribution Account, the Second Allocation of Principal, if any, reduced by the First Allocation of Principal;

(7) to the Class C Noteholders, the Class C Noteholders' Interest Distributable Amount;

(8) to the Principal Distribution Account, the Third Allocation of Principal, if any, reduced by the First and Second Allocation of Principal;

(9) to the Class D Noteholders, the Class D Noteholders' Interest Distributable Amount;

(10) to the Principal Distribution Account, the Regular Principal Allocation, reduced by the First, Second and Third Allocation of Principal;

(11) to the applicable party, from the Total Distribution Amount remaining after the application of clauses (1) through (10), any accrued and unpaid fees or expenses (including reasonable legal fees and expenses) or any other amounts owed to such party, to the extent not paid pursuant to clauses (1) through (10); and

(12) the remainder, if any, to the Certificate Distribution Account for distribution to the Certificateholders.

See "The Notes--Priority of Distribution Amounts" for a more detailed description of the priority of distributions and the allocation of funds on each Distribution Date.

Distributions from the Note Interest Distribution Account

On each Distribution Date, interest payments on the Notes will be made from the Note Interest Distribution Account in the following order of priority:

(1) to the Class A Noteholders, ratably, the Class A Noteholders' Interest Distributable Amount for that Distribution Date,

(2) to the Class B Noteholders, the Class B Noteholders' Interest Distributable Amount for that Distribution Date,

(3) to the Class C Noteholders, the Class C Noteholders' Interest Distributable Amount for that Distribution Date, and

(4) to the Class D Noteholders, the Class D Noteholders' Interest Distributable Amount for that Distribution Date.

See "The Notes--Payments of Interest" for the precise definition of the respective interest distributable amount for each class of Notes and for additional detail on the order of priority of payments of interest on the Notes.

Distributions from the Principal Distribution Account

On each Distribution Date, principal payments on the Notes will be made from the Principal Distribution Account in the following order of priority, subject to certain exceptions set forth in "The Notes -- Payments of Principal":

(1) to the Class A Notes, the Class A Principal Distributable Amount, in sequential order according to the numerical designation of the Class A Notes;

(2)    to the Class B Notes, the Class B Principal Distributable Amount;

(3)    to the Class C Notes, the Class C Principal Distributable Amount; and

(4)    to the Class D Notes, the Class D Principal Distributable Amount.

Following the occurrence and during the continuation of an Event of Default under the Indenture that has resulted in an acceleration of the Notes (but prior to any liquidation of the Receivables), principal payments on the Notes will be made in the order of priority that applies in the case of such Event of Default, generally sequentially starting with the most senior and earliest maturing class of Notes then outstanding (beginning with the Class A-1 Notes) until each class is paid in full, as described under "The Notes--Priority of Payments Following Events of Default Under The Indenture Resulting in Acceleration of the Notes". If the Receivables are liquidated following an acceleration of the Notes as a result of an Event of Default under the Indenture, principal payments on the Notes will be made in the manner described in the third paragraph under "The Notes--Events of Default; Rights upon Events of Default".

See "The Notes--Payments of Principal" for additional detail on some of the calculations described above and the special priority rules that would apply in a default situation.


Credit Enhancement

The credit enhancement for the Notes will be as follows:

Subordination

The Class B Notes, the Class C Notes and the Class D Notes will each be subordinated with respect to each class of Notes with a higher alphabetical designation as follows:

(1) on each Distribution Date, no interest will be paid on a class of Notes until all interest due on each class of Notes with a higher alphabetical designation has been paid in full through the related Interest Accrual Period, including, to the extent lawful, interest on overdue interest; and

(2) on each Distribution Date, no principal will be paid on a class of Notes until all principal due on each class of Notes with a higher alphabetical designation on that Distribution Date has been paid in full.

The subordination of the Class B Notes, the Class C Notes and the Class D Notes is intended to decrease the risk of default by the Trust with respect to payments due to more senior classes of Notes.


Overcollateralization

The amounts in respect of principal that are distributable to Noteholders on each Distribution Date are intended, among other things, to result in a certain excess of the Pool Balance over the aggregate outstanding principal amount of the Notes. This excess is called "overcollateralization." On any Distribution Date, the "Overcollateralization Target Amount" will be equal to the greater of (x) 2.00% of the outstanding Principal Balance of the Receivables as of the close of business on the last day of the prior Collection Period and (y) 1.00% of the initial Pool Balance. Collections on the Receivables will be applied to payments of principal on the Notes in a manner that is intended to increase the level of overcollateralization to the Overcollateralization Target Amount, until the Overcollateralization Target Amount is reached. On any Distribution Date, the amount of overcollateralization will be available to absorb the Notes' share of losses from Defaulted Receivables, if those losses are not otherwise covered by excess collections from the Receivables, if any.

See "The Notes--Credit Support-- Overcollateralization" in this prospectus supplement.

                                 Risk Factors

         YOU SHOULD CONSIDER, IN ADDITION TO THE FACTORS DESCRIBED UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS, THE FOLLOWING RISK FACTORS IN CONNECTION WITH THE PURCHASE OF THE OFFERED NOTES:


The Information Relating To                     There can be no assurance that the net loss experience
The Receivables May Not Reflect                 calculated and presented in this prospectus supplement with
Actual Experience                               respect to Huntington's portfolio of serviced contracts will reflect actual experience with respect to the Receivables
                                                included in the Trust.  In addition, there can be no assurance that the future delinquency or loan loss experience of
                                                Huntington with respect to the Receivables will be better or worse than that set forth in this prospectus supplement with respect to Huntington's serviced portfolio.

Huntington's Obligations                        Huntington is not obligated to make any distributions of
Are Limited                                     principal or interest on the Securities.  Huntington's only obligation to make any payment in respect of the Receivables is its obligation to repurchase, or in its capacity as
                                                Servicer, to purchase, from the Trust those Receivables with respect to which it breached certain representations and
                                                warranties or servicing covenants.  See "Description of the
                                                Transaction Documents-Assignment, Assumption and Recognition
                                                Agreement" in this prospectus supplement.  There is no
                                                guarantee, however, that Huntington will have the financial ability to repurchase, or in its capacity as Servicer, to
                                                purchase, any of those Receivables.

Insolvency or Regulatory Action Could Cause     Huntington is a wholly-owned subsidiary of  Huntington
Delays or Reductions in Payment On the Notes    Bancshares Incorporated ("Bancshares") and is chartered as a national banking association.  Huntington is subject to
                                                extensive regulation and supervision by the Office of the
                                                Comptroller of the Currency (the "Comptroller").  If
                                                Huntington becomes insolvent or is deemed to be in an unsafe or unsound condition or if certain other factors occur, the
                                                Comptroller is authorized to appoint the FDIC as conservator or receiver.

                                                The transfer of the Receivables from (i) Huntington to the
                                                Seller, (ii) the Seller to the Depositor and (iii) the
                                                Depositor to the Trust will be treated by Huntington, the
                                                Seller, the Depositor and the Trust as a sale of the
                                                Receivables.  In the event of an insolvency of a seller, the
                                                FDIC (in the case of Huntington) or otherwise the seller as debtor-in-possession or the trustee-in-bankruptcy of that
                                                seller may attempt to recharacterize the sale of the
                                                Receivables by that seller for certain non-tax purposes as a borrowing by that seller secured by a pledge of the
                                                Receivables.

                                                If the FDIC or the seller as debtor-in-possession or the
                                                trustee-in-bankruptcy decided to legally challenge that
                                                transfer, delays in payments on the Notes and possible
                                                reductions in the amount payable under the Receivables could occur.  That attempt, even if unsuccessful, could result in delays in distributions to you.

                                                Recently the Comptroller issued a temporary cease and desist order against a national banking association in connection with a securitization of its consumer credit card receivables because the Comptroller asserted that, among other things, the servicing fee paid to the national banking association was inadequate.

                                                On April 16, 2003, Bancshares announced a reclassification of
                                                $3.2 billion of auto leases held by Huntington from direct finance leases to operating leases and a related restatement of financial results.  In the event that the Comptroller were to later determine that, as a result of such reclassification and restatement or otherwise, Huntington were in economic or regulatory difficulty an appropriate bank regulatory agency might order Huntington to amend or rescind the Purchase
                                                Agreement or the Sale and Servicing Agreement or take other actions including, if servicing fees payable under the Sale and Servicing Agreement did not fully compensate Huntington for its actual servicing costs, an order to amend or rescind or to withhold amounts equal to its actual servicing costs.
                                                If an appropriate banking agency did reach any such
                                                conclusion, and order Huntington to rescind or amend the
                                                Purchase Agreement or the Sale and Servicing Agreement,
                                                payments to you could be delayed or reduced.  In addition, no assurances can be given that Bancshares' restatement will not have other effects on Bancshares or Huntington which may
                                                adversely affect Huntington's ability to perform under the
                                                Purchase Agreement or the Sale and Servicing Agreement.  See
                                                "The Servicer" and "Certain Regulatory Matters" in this
                                                prospectus supplement.

                                                If a servicer termination event occurs solely because or as a result of the insolvency or bankruptcy of the Servicer, the
                                                FDIC or the trustee-in-bankruptcy might have the power to
                                                prevent the Indenture Trustee from appointing a new servicer
                                                under the Sale and Servicing Agreement.   See "Certain
                                                Regulatory Matters" in this prospectus supplement.

A Change In Servicer May                        The Depositor believes that Huntington's credit loss and
Adversely Affect Collections                    delinquency experience reflect in part Huntington's servicing
On The Receivables                              staff and collection procedures.  If a servicer termination event occurs under the Sale and Servicing Agreement and
                                                Huntington is removed as servicer, or if Huntington resigns or is terminated as servicer, a replacement servicer will have to be appointed to perform the servicing obligations for the
                                                Trust.  Typically, a change in servicer results in a temporary
                                                disruption of servicing.   There can be no assurance, however,
                                                that collections with respect to the Receivables will not be adversely affected by any change in servicer.

The Trust Has                                   The sole sources for repayment of the Notes are payments on
Only Limited Assets                             the Receivables, cash accounts held by the Indenture Trustee and proceeds from the repossession and sale of related
                                                financed vehicles that secure defaulted Receivables.  The
                                                Receivables are not insured or guaranteed by any person.  The
                                                Notes represent obligations of the Trust and will not be
                                                insured or guaranteed by any entity.  The Trust will depend solely on current distributions on the Receivables, including amounts otherwise payable to the subordinated Notes, and
                                                amounts, if any, available in specific collateral accounts maintained for the benefit of the Noteholders to make payments on the Offered Notes.  The Offered Notes represent limited obligations of the Trust, and the Offered Notes will not be insured or guaranteed by the Seller, the Depositor or any
                                                other person or entity.  If Huntington has not perfected
                                                security interests in the related financed vehicles, its
                                                ability to realize on the collateral securing the Receivables may be affected and the proceeds to be distributed to the
                                                Noteholders on a current basis may be reduced.

Geographic Concentration Of                     As of the Cut-Off Date, the billing addresses of Obligors
Receivables May Increase                        where a high concentration of the Receivables were located,
Concentration Risks                             based on aggregate outstanding principal balances, were in the following states:

                                                                                      Percentage of
                                                                                        Aggregate
                                                                                  Outstanding Principal
                                                                                         Balance

                                                            Ohio...............          27.7%
                                                            Michigan...........          17.3%
                                                            Florida............          17.1%
                                                            Indiana............          10.9%
                                                            West Virginia......           7.1%
                                                            Tennessee..........           6.9%
                                                            Kentucky...........           6.0%

                                                No other state, by billing address, constituted more than 5%
                                                of the Receivables as of the Cut-Off Date. Accordingly,
                                                adverse economic conditions or other factors affecting the states listed above could increase the delinquency, loan loss or repossession experience of the Trust with respect to the
                                                Receivables.



Possibility Of Losses Because The               Huntington, as custodian of the receivables files, will not
Custodian Will Not Cause The                    cause the certificates of title of the Financed Vehicles
Certificates Of Title Of The                    securing the Receivables to be amended or reissued. In the
Financed Vehicles To Be                         absence of amendments to the certificates of title, the Trust
Amended Or Reissued                             may not have perfected security interests in the Financed
                                                Vehicles securing the Receivables originated in some states.
                                                The Trust not having a first priority perfected security
                                                interest in some of the Financed Vehicles may affect the
                                                Trust's ability to realize on the collateral securing the
                                                Receivables and thus may reduce the proceeds to be distributed to Noteholders. See "Certain Legal Aspects of the Receivables"
                                                in the accompanying prospectus.

Limited Ability To Resell                       Goldman, Sachs & Co. may assist in resales of the Offered
Offered Notes                                   Notes, but is not required to do so.  A secondary market for the Offered Notes may not
                                                develop. If a secondary market
                                                does develop, it might not
                                                continue or it might not be
                                                sufficiently liquid to allow
                                                you to resell any of your
                                                Offered Notes.

The Rate At Which The                           Interest on the Receivables will be payable to the holders of
Offered Notes Will Amortize                     the Notes on each Distribution Date. Other than on the first
Cannot Be Predicted                             Distribution Date, this amount will equal one-twelfth of the interest rate on the note balance of a class of Notes as of the close of business on the last day of the month immediately preceding the Distribution Date. The Receivables have
                                                different contract rates.

                                                All of the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors as described in this prospectus supplement under "The Receivables--Maturity and
                                                Prepayment Considerations." These factors include the fact that an Obligor generally may not sell or transfer the related
                                                Financed Vehicle securing a Receivable without the consent of
                                                Huntington unless the loan is repaid by the Obligor at the time of the sale or transfer. The rate of prepayment on the
                                                Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the related Financed
                                                Vehicles and servicing decisions. Under some circumstances, the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of specified
                                                uncured breaches of covenants by it.

                                                The Depositor is not aware of publicly available industry
                                                statistics that set forth principal prepayment experience for motor vehicle retail installment sale contracts similar to the
                                                Receivables. None of the Trust, the Servicer or the Depositor
                                                makes any representation as to the actual prepayment rates on the Receivables. The Depositor, however, believes that the actual rate of prepayments will result in the Offered Notes being repaid prior to their respective final scheduled
                                                distribution dates. The amounts paid to Noteholders will
                                                include prepayments on the Receivables. The Noteholders will bear all reinvestment risk resulting from the timing of
                                                payments on the Notes.

Yield And Prepayment Considerations             Each Receivable provides that it is prepayable in full,
                                                without penalty, by the Obligor at any time. Prepayments also may result from liquidations due to
                                                default, receipt of proceeds from insurance policies,
                                                repurchases by the Servicer due to breach of a representation or warranty, or as a result of the
                                                Servicer or a Certificateholder (other than the Depositor, the
                                                Seller or an affiliate thereof) evidencing 100% of the
                                                percentage interests in the Certificates exercising its
                                                "clean-up" call option.  The rate of prepayments on the
                                                Receivables may be influenced by a variety of economic, social and other factors.  No assurance can be given that prepayments on the Receivables will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the
                                                Receivables.  A higher than anticipated rate of prepayments of the Receivables will reduce the aggregate principal balance of the Offered Notes more quickly than expected and thereby
                                                reduce anticipated aggregate interest payments on the Offered
                                                Notes.

Subordination Of The                            The Class B Notes, Class C Notes and Class D Notes will each
Class B Notes, Class C Notes                    be subordinated with respect to each class of Offered Notes
And Class D Notes                               with a higher alphabetical designation as follows:

                                                (1)   on each Distribution Date, no interest will be paid on a
                                                      class of Notes until all interest due on each class of
                                                      Notes with a higher alphabetical designation has been
                                                      paid in full through the related interest accrual
                                                      period, including, to the extent lawful, interest on
                                                      overdue interest; and

                                                (2)   on each Distribution Date, no principal will be paid on
                                                      a class of Notes until all principal due on each class
                                                      of Notes with a higher alphabetical designation on that
                                                      Distribution Date has been paid in full.

                                                The subordination of the Class B Notes, the Class C Notes and the Class D Notes is intended to decrease the risk of default by the Trust with respect to payments due to more senior
                                                classes of Notes. However, this subordination has the effect of decreasing the likelihood of payments due to less senior classes of Notes.

Ratings Of The Offered                          A rating is not a recommendation to purchase, hold or sell
Notes Are Not Guaranteed                        notes. The ratings of the Offered Notes address the likelihood
To Remain In Place                              of the payment of principal and interest on the Offered Notes pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so
                                                warrant.

                                                In the event that any ratings initially assigned to the
                                                Offered Notes are subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to the Offered
                                                Notes.

                                                Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Offered Notes.

Events Of Default Under                         Following the occurrence and during the continuation of an
The Indenture May Result                        event of default under the Indenture relating to a default in
In An Acceleration                              the payment of principal of or interest on any Note or the occurrence of an event of insolvency or dissolution which
                                                event of default has resulted in an acceleration of the Notes, the Trust will not make any distributions of principal or
                                                interest on the Class B Notes until payment in full of
                                                principal and interest on the Class A Notes, will not make any distributions of principal or interest on the Class C Notes until payment in full of principal and interest on the Class A
                                                Notes and the Class B Notes and will not make any
                                                distributions of principal or interest on the Class D Notes until payment in full of principal and interest on the Class A
                                                Notes, the Class B Notes and the Class C Notes.

                                                If the maturity dates of the Notes are accelerated following the occurrence of an event of default under the Indenture, the
                                                Indenture Trustee may, or if acting at the direction of the holders of a majority in aggregate outstanding principal
                                                amount of the Controlling Class (which will be the Class A
                                                Notes for so long as the Class A Notes are outstanding, then the Class B Notes for so long as the Class B Notes are
                                                outstanding, then the Class C Notes for so long as the Class C
                                                Notes are outstanding and then the Class D Notes for so long as the Class D Notes are outstanding) will, sell the
                                                Receivables and other Trust property and prepay the Notes. The holders of the Class B Notes, the Class C Notes and the Class
                                                D Notes will not have any right to direct the Indenture
                                                Trustee or to consent to any action until the Class A Notes are paid in full. The holders of the Class C Notes and the
                                                Class D Notes will not have any right to direct the Indenture
                                                Trustee or to consent to any action until the Class A Notes and the Class B Notes are paid in full. The holders of the
                                                Class D Notes will not have any right to direct the Indenture
                                                Trustee or to consent to any action until the Class A Notes, the Class B Notes and the Class C Notes are paid in full. See
                                                "The Notes--Events of Default; Rights upon Events of Default".

                                                If principal is repaid to you earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your
                                                Offered Notes. You also may not be paid the full principal amount of your Offered Notes if the assets of the Trust are insufficient to pay the full aggregate principal amount
                                                thereof.

You May Suffer Losses Because                   Because the Trust has pledged the property of the Trust to the
You Have Limited Control Over                   Indenture Trustee to secure payment on the Notes, the
Actions of the Trust and Conflicts              Indenture Trustee may, and at the direction of the specified
Between Classes of Notes May Occur              percentage of the Controlling Class (which will be the Class A
                                                Notes for so long as any Class A Notes are outstanding, which will be the Class B Notes for so long as any Class B Notes are outstanding after the Class A Notes have been paid in full, which will be the Class C Notes after the Class B Notes have been paid in full and which will be the Class D Notes after the Class C Notes have been paid in full) will, take one or more of the other actions specified in the Indenture relating to the assets of the Trust, including a sale of the
                                                Receivables. Furthermore, a specified percentage of the
                                                Controlling Class, or the Indenture Trustee acting on behalf of a specified percentage of the Controlling Class, has the right to waive certain events of default by the Servicer or to terminate the Servicer without consideration of the effect such waiver or termination would have on the other holders of the Offered Notes. The holders of the Class B Notes will have only limited rights to direct remedies under the Indenture and will not have the ability to waive any events or default by or to remove the Servicer until the Class A Notes have been paid in full. The holders of the Class C Notes will not have the ability to waive any default by or to remove the Servicer
                                                until the Class A Notes and the Class B Notes have been paid in full. The holders of the Class D Notes will not have the ability to waive any default by or to remove the Servicer
                                                until the Class A Notes, the Class B Notes and the Class C
                                                Notes have been paid in full. See "Description of the
                                                Transaction Documents--Servicer Termination Events; Rights
                                                Upon Servicer Termination Event" and "--Waiver of Past
                                                Defaults" in this prospectus supplement.


The Certificateholders Can                      Following the occurrence and during the continuation of an
Terminate The Servicer                          additional servicer termination event under the Sale and
For An Additional                               Servicing Agreement, Certificateholders representing 75% of
Servicer Termination Event                      the Certificateholders have the right to instruct the
                                                Indenture Trustee to terminate all rights and obligations of the Servicer under the Sale and Servicing Agreement without obtaining the consent of the Noteholders. There can be no
                                                assurance that collection with respect to the Receivables will not be adversely affected by any such change in Servicer.








The Effect Of The Soldiers'                     Under the Soldiers' and Sailors' Civil Relief Act of 1940 (the
And Sailors' Civil Relief Act                   "Relief Act"), members of the military on active duty,
                                                including reservists, who have entered into a motor vehicle loan before entering into military service, or, in the case of reservists, before being placed on active duty, may be
                                                entitled to reductions in interest rates to an annual rate of
                                                6% and a stay of foreclosure and similar actions. Because the
                                                Relief Act covers obligors who enter military service
                                                (including reservists who are called to active duty) after origination of the Receivable, no information can be provided as to the number of Receivables that may be affected. If an obligor's obligation to repay a Receivable is reduced,
                                                adjusted or extended, the Servicer will not be required to cover such amounts. Any resulting shortfalls in interest or principal payments on the Receivables will reduce the amount available to make payments on the Notes.

                                 The Servicer

         The Huntington National Bank ("Huntington" or the "Servicer") will service the Receivables held by the Trust. Huntington is a national banking association organized under the laws of the United States of America, with principal executive offices at Huntington Center, 41 South High Street, Columbus, Ohio 43287, telephone number 614-480-8300. Huntington's business is subject to examination and regulation by federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency.

         Huntington is a wholly-owned subsidiary of Huntington Bancshares Incorporated ("Bancshares"), a Maryland corporation. Bancshares is a multi-state financial holding company headquartered in Columbus, Ohio, having total assets of $27.6 billion as of December 31, 2002. As a registered financial holding company, Bancshares is subject to the supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Bancshares is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries.

         Along with its affiliated companies, Huntington has more than 137 years of serving the financial needs of its customers, and provides retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington, along with its affiliated companies, also offers retail and commercial financial services online at www.huntington.com; through its 24-hour telephone bank; and through its network of nearly 900 automated teller machines. Selected financial service activities are also conducted in other states including: dealer automotive financing services in Florida, Georgia, Tennessee, Pennsylvania and Arizona; private financial group offices in Florida; and mortgage banking offices in Florida, Maryland and New Jersey. International banking services are made available through the headquarters office in Columbus and in the Cayman Islands office and Hong Kong office.

         Huntington has been in the business of motor vehicle financing for more than 50 years. Huntington currently provides vehicle and dealer financing to approximately half a million retail customers and more than 3000 automotive dealers.

         Huntington provides financial services to and through automotive dealers in its primary operating states of Ohio, Michigan, Indiana, Kentucky and West Virginia, as well as in the states of Pennsylvania, Florida, Tennessee, Georgia and Arizona. The primary financial services in Huntington's automobile financing program are:

         o Retail financing--the origination of dealer assisted loans, vehicle leases and retail installment contracts at automotive dealerships to finance the acquisition of motor vehicles by dealership customers.

         o Wholesale financing--making loans to automotive dealers to finance the purchase of vehicle inventory, also known as floorplan financing.

         o Other financing--making loans to dealers for working capital, improvements to dealership facilities and acquisitions of real estate.

         Huntington also services the motor vehicle finance receivables it originates and purchases, both for its own account and for the account of others. Huntington currently services approximately 350,000 retail automobile and light truck loan and installment sale contracts and approximately 150,000 vehicle leases in its automobile financing program.

         On April 16, 2003, Bancshares announced, as part of its first quarter earnings release, a reclassification of $3.2 billion of auto leases held by Huntington from direct finance leases to operating leases and a related restatement of financial results for 2002. Financial results reported for the first quarter of 2003 reflect this reclassification. Prior period financial results will be restated accordingly.

         The change to operating lease accounting impacted negatively Bancshares' 2003 first quarter earnings by $0.01 per share and reduced previously reported 2002 full year and fourth quarter earnings by $24.6 million ($0.10 per share) and $8.5 million ($0.03 per share), respectively. The cumulative effect of the restatement on Bancshares' total equity as of December 31, 2002, was a reduction of $3.2 million.

         Huntington believes that the restatement will have no material impact on capital, and both Bancshares and Huntington remain "well capitalized" under regulatory capital requirements. Huntington believes that neither the reclassification nor the restatements will have any adverse impact on Huntington's ability to act as Servicer of the Receivables or otherwise perform its obligations under the Purchase Agreement or the Sale and Servicing Agreement.

                                   The Trust

         GS Auto Loan Trust 2003-1 (the "Trust" or the "Issuer"), is a statutory trust formed under the laws of the state of Delaware pursuant to an amended and restated trust agreement for the transactions described in this prospectus supplement. On April 24, 2003 (the "Closing Date"), the Trust will issue its 1.300% Asset Backed Notes, Class A-1 (the "Class A-1 Notes") in an aggregate initial principal amount of $118,614,000 (the "Initial Class A-1 Note Balance"), its 1.538% Asset Backed Notes, Class A-2 (the "Class A-2 Notes") in an aggregate initial principal amount of $138,336,000 (the "Initial Class A-2 Note Balance"), its 2.076% Asset Backed Notes, Class A-3 (the "Class A-3 Notes") in an aggregate initial principal amount of $124,956,000 (the "Initial Class A-3 Note Balance"), its 2.716% Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes") in an aggregate initial principal amount of $114,082,000 (the "Initial Class A-4 Note Balance"), its 2.621% Asset Backed Notes, Class B (the "Class B Notes") in an aggregate initial principal amount of $17,148,000 (the "Initial Class B Note Balance"), its 3.748% Asset Backed Notes, Class C (the "Class C Notes" and, together with the Class A Notes and the Class B Notes, the "Offered Notes") in an aggregate initial principal amount of $9,233,000 (the "Initial Class C Note Balance") and its 5.500% Asset Backed Notes, Class D (the "Class D Notes" and, together with the Offered Notes, the "Notes") in an aggregate initial principal amount of $11,666,000 (the "Initial Class D Note Balance") pursuant to an Indenture dated as of April 1, 2003 (the "Indenture") between the Trust and JPMorgan Chase Bank as indenture trustee (the "Indenture Trustee"). Only the Offered Notes are offered to you pursuant to this prospectus supplement. On the Closing Date, the Trust will also issue asset backed certificates (the "Certificates" and, together with the Notes, the "Securities") which represent the equity ownership in the Trust and are subordinate in right of payment to the Notes. The Certificates are not being offered by this prospectus supplement.

         After its formation, the Trust will not engage in any activity other than:

         o acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds from those assets,

         o  issuing the Securities,

         o making payments on the Notes and distributions on the Certificates, and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to the foregoing or connected with the foregoing.

         The net proceeds from the sale of the Notes will be used by the Trust to purchase the Receivables from the Depositor pursuant to the Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of April 1, 2003 among the Trust, the Depositor, the Seller, the Servicer and the Indenture Trustee. The Servicer will service and administer the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transaction Documents--Servicing Compensation" in this prospectus supplement. Under the Sale and Servicing Agreement, the Servicer will act as custodian of the Receivables for the Trust. The certificates of title of the Financed Vehicles securing the Receivables will not be amended or reissued to reflect the transfer of such security interest to the Trust. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

         The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "--The Owner Trustee."


Capitalization of the Trust

         The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Notes had taken place on such date:

             Class A-1 Notes......................         $118,614,000
             Class A-2 Notes......................         $138,336,000
             Class A-3 Notes......................         $124,956,000
             Class A-4 Notes......................         $114,082,000
             Class B Notes........................         $ 17,148,000
             Class C Notes........................         $  9,233,000
             Class D Notes........................         $ 11,666,000
             Total................................         $534,035,000

The Indenture Trustee


         JPMorgan Chase Bank will be the Indenture Trustee (the "Indenture Trustee") under the Indenture dated as of April 1, 2003 between the Trust and the Indenture Trustee (the "Indenture"). JPMorgan Chase Bank is a New York banking corporation, the corporate trust office of which is located at 4 New York Plaza, 6th Floor, New York, New York 10004.

The Owner Trustee

         Wilmington Trust Company is the Owner Trustee (the "Owner Trustee") under the Trust Agreement dated as of March 14, 2003, as amended and restated as of April 1, 2003, between the Depositor and the Owner Trustee (the "Trust Agreement"). Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement. The Seller, the Depositor and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.


                                Trust Property

         Each Note represents a limited obligation of the Trust secured by the property of the Trust (the "Trust Property"). The Trust Property will include, among other things, the following:

         o The Receivables secured by new and used automobiles and trucks (the "Financed Vehicles");

         o monies received under the Receivables after March 31, 2003 (the "Cut-Off Date");

         o amounts from time to time held in one or more separate trust accounts established by or at the direction of the Indenture Trustee and maintained by the Indenture Trustee, including the Collection Account, the Note Interest Distribution Account, the Principal Distribution Account, and the proceeds of these accounts, as described below (see "Description of the Transaction Documents--Accounts");

         o security interests in the Financed Vehicles granted by the obligors (the "Obligors") pursuant to the Receivables and any other interest of the Depositor in such Financed Vehicles;

         o the interest of the Seller in any proceeds from claims on any credit life and disability, and physical damage insurance policies or other insurance policies covering the Financed Vehicles or Obligors;

         o all GAP Amounts payable by Huntington pursuant to the Purchase and Servicing Agreement, dated as of February 28, 2003, between Huntington and the Seller (the "Purchase Agreement");

         o specific rights under the assignment, assumption and recognition agreement (the "Assignment, Assumption and Recognition Agreement"), dated as of April 1, 2003 between the Seller and the Depositor and acknowledged and agreed to by Huntington;

         o all items contained in the related Receivables File and any and all other documents that Huntington, as Servicer, keeps on file in accordance with its customary procedures relating to the Receivables;

         o property, including the right to receive future Liquidation Proceeds and insurance proceeds, that secures any of the Receivables and that has been acquired pursuant to the liquidation of any Receivable; and

         o all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing.

         The Receivables were generally originated by Dealers in accordance with Huntington's requirements under agreements with Dealers for assignment to or origination for Huntington and were so assigned or were originated by Huntington through Dealers in accordance with Huntington's requirements in agreements with Dealers. All the Receivables were sold and assigned by Huntington to the Seller pursuant to the Purchase Agreement and will be sold and assigned to the Depositor by the Seller pursuant to the Assignment, Assumption and Recognition Agreement and by the Depositor to the Trust pursuant to the Sale and Servicing Agreement on the Closing Date. Huntington, as Servicer, will hold the original installment sale contracts or promissory notes as well as copies of documents and instruments relating to each Receivable (each, a "Receivables File").

         Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders. Any proceeds of the security interest in the Trust Property will be distributed according to the Indenture as described under "The
Notes--Priority of Distribution Amounts."


                   Huntington's Automobile Financing Program

General

         Huntington purchases motor vehicle retail installment sale contracts from and originates motor vehicle installment loan notes through motor vehicle dealers ("Dealers"). Such motor vehicle retail installment contracts and motor vehicle installment loan notes are referred to as "Motor Vehicle Contracts" or "Contracts." Each Contract is secured by the financed vehicle that is the subject of the Contract. Dealers generally originate Contracts for Huntington and/or sell Contracts to Huntington pursuant to agreements between such Dealers and Huntington ("Dealer Agreements").

         Huntington enters into Dealer Agreements primarily with Dealers that are franchised to sell new motor vehicles and also with certain Dealers that sell used motor vehicles, in each case based upon a financial review of the Dealer and the Dealer's reputation in the market. In addition to financing Motor Vehicle Contracts from Dealers, Huntington also extends loans and lines of credit to certain Dealers for, among other things, inventory financing and other commercial purposes. Huntington only extends loans or lines of credit to such Dealers based upon a financial review, and such Dealers are evaluated through periodic financial reviews and formalized credit review procedures.

Underwriting

         Each application is generated by a Dealer and underwritten by Huntington in accordance with Huntington's established underwriting policies described below. These underwriting policies are intended to assess the applicant's ability and willingness to repay the amounts due on the Contract and to establish the adequacy of the financed vehicle as collateral.

         Huntington requires each applicant to complete an application form providing various items of general demographic information, financial information and employment history. In addition, specific information with respect to the motor vehicle to be financed is required as part of the application process. Huntington utilizes an automated decision algorithm for each application submitted. The results of the algorithm fall into three categories: Automated-Approval, Automated-Decline, or Investigate. The decisioning algorithm is based on the content of the applicable credit bureau report, an internal scorecard where applicable, applicant stated information, and vehicle characteristics. The decisioning algorithm also notes any structural exceptions including loan-to-value and debt-to-income exceptions. Huntington's underwriters judgmentally decision all Investigate applications, and may include a verification of application information, an additional credit bureau or other factors in making the final underwriting decision. With respect to those applications that are approved, the amount and terms of the financing to be offered are determined. The amount that Huntington will advance against the motor vehicle ranges up to 120% of the asset value plus dealer additions based on the applicable FICO score. The available term for a Contract is a function of the age of the motor vehicle and the applicable FICO score. Acceptable terms generally range from 24 to 84 months in length.

         Huntington's underwriting policies are intended to provide a consistent basis for lending decisions, but do not completely supersede all judgmental aspects of the credit granting process. Accordingly, certain Motor Vehicle Contracts may not comply with all of these policies. Exceptions to Huntington's underwriting policies are made at the discretion of the credit underwriters with appropriate approval authority. Higher levels of authority are required for certain exceptions to established policies.

         Huntington is committed to underwriting consistency and improved performance through the use of technology and improved management oversight within the underwriting group. The development of the automated decision capabilities and the hiring of an underwriting manager in 2001 are the most visible evidence of this commitment. Since 2000 Huntington has refocused its origination efforts on higher quality loans resulting in an average FICO score which has increased to the mid 730's, and the percentage of originations with FICO scores less than 640 is now consistently under 1%. Huntington also initiated tiered pricing based on loan to value as well as FICO score, creating a substantially lower loan to value for originations in late 2001 and 2002.

Dealer Agreements

         Each Dealer that originates Motor Vehicle Contracts for Huntington has made representations and warranties with respect to the Motor Vehicle Contracts and the security interests in the motor vehicles relating thereto either in a separate Dealer Agreement or as part of an assignment of a Contract from the Dealer to Huntington. These representations and warranties do not relate to the creditworthiness of the obligors or the collectability of the Motor Vehicle Contracts. Upon breach of any representation or warranty made by a Dealer with respect to a Contract, Huntington has a right of recourse against such Dealer to require it to purchase such Contract. Generally, the Dealer Agreements and assignments do not provide for recourse against the Dealer in the event of a default by the obligor. Huntington's recourse rights against Dealers are not being assigned to the Trust.

Servicing

         Huntington, as Servicer, will be responsible for managing, administering, servicing and making collections on the Receivables held by the Trust. Collection activities generally begin with an automated system-generated late notice issued to the customer at the end of the grace period. Attempts to make telephone contacts begin as early as 5 days past due, and are augmented with collector system-generated letters.

         With respect to Contracts that are between 45 and 120 days delinquent, late stage collection personnel initiate contact with the delinquent obligor by telephone and/or letters tailored to specific variables based on the term of the delinquency and the history of the account. If attempts to contact the delinquent obligor have failed, the collection officer may attempt to contact the obligor's references. Repossession procedures begin when all other collection efforts are exhausted, generally in the 60-70 days past due range.

         Repossessions are carried out pursuant to applicable state law. Huntington follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond a specified period are remarketed through auction sales.

         The policy of Huntington is to charge-off the Contract prior to the end of the month in which the Contract becomes 120 days past due, or if the financed vehicle securing the delinquent Contract is repossessed, to charge-off the Contract no later than 60 days after repossession. Any deficiencies remaining after full charge-off of the Contract or after repossession and sale of the related motor vehicle are pursued by Huntington when and to the extent practical and legally permitted. Collection personnel continue to contact the obligors to establish repayment schedules or to repossess the related financed vehicle until a final resolution is achieved.

Physical Damage and Liability Insurance

         Each Contract requires the obligor to keep the financed vehicle fully insured against loss or damage in an amount sufficient to pay the lesser of either the full insurable interest in the motor vehicle or the entire unpaid balance of the principal amount and any unpaid interest and other charges. The Dealer Agreements include a requirement that the Dealers establish that such required insurance coverage is in effect at the time the related Contract is originated and financed by Huntington.

         Nevertheless, there can be no assurance that each financed vehicle will continue to be covered by physical damage insurance provided by the obligor during the entire term during which the related Contract is outstanding.

Extension Policy

         Huntington has a program referred to as Pass-A-Payment ("PAP") under which extensions may be granted to certain obligors who are making timely payments. Under PAP, the coupon book sent to obligors contains PAP request coupons that may be submitted in lieu of a scheduled monthly payment. Participation in the program is subject to the following eligibility rules:

         o the first PAP request coupon may only be submitted by an obligor after he or she has made twelve consecutive, timely and full loan payments;

         o additional PAP request coupons become available after each additional twelve consecutive, timely and full loan payments, but not more than four PAP request coupons can be used during the term of the Contract;

         o to be valid, a PAP request coupon must be received by Huntington on or before the due date of the scheduled payment to be passed and the obligor cannot be 30 days or more past due under the related Contract; and

         o all PAP request coupons are subject to Huntington's acceptance and approval and no PAP request coupon will be accepted if it is not submitted in compliance with the above rules.

         From time to time as deemed necessary by Huntington's collection staff, one-month payment extensions are granted to address short-term delinquency issues. Huntington's policy is to limit these types of extensions to specifically identified causes of delinquency that can be appropriately managed by such an extension, and not to grant such delinquency extensions more than three times over the life of any Contract.

Prepayment Fees

         Certain of the Contracts provide for prepayment fees of up to $175 in the event of full prepayments. There are no prepayment fees imposed in the event of partial prepayments.

Delinquency and Loss Experience

         The following tables set forth information relating to the delinquency and loss experience of Huntington's managed indirect auto portfolio for the periods indicated. The data presented in the delinquency and loss tables below are for illustrative purposes only. There is no assurance that the delinquency and credit loss experience with respect to Huntington's automobile and light truck loan and installment sale contracts in the future, or that the experience of the Trust Property with respect to the Receivables pledged to the Indenture Trustee for the benefit of the Noteholders, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks and other similar vehicles. The delinquency and loss percentages may be affected by the increase in size of, and the relative lack of seasoning of, a substantial portion of the portfolio.

         THE INFORMATION IN THE TABLE BELOW IS NOT INTENDED TO INDICATE OR PREDICT THE EXPECTED DELINQUENCY EXPERIENCE ON PAST, CURRENT OR FUTURE POOLS OF AUTOMOBILE LOANS FOR WHICH HUNTINGTON IS THE PRIMARY SERVICER. See "Risk Factors--The information relating to the Receivables may not reflect actual experience" in this prospectus supplement.



                       Historical Delinquency Experience

Dollar amounts are in thousands

                                                                    As of December 31,
                                             2002                         2001                          2000
                                     Number        Dollars        Number        Dollars        Number         Dollars
     Number of Loans / Principal
          Amount Outstanding (1)    329,735    $4,021,149       334,652      $3,867,420        333,506      $3,518,704
               Delinquencies (2)
                      30-59 Days      6,577    $   63,344         8,595       $  83,429          7,687      $   69,772

                      60-89 Days      1,880        17,109         2,728          26,070          2,520          22,703

                        90+ Days      1,455        14,987         1,868          20,509          2,137          20,289

                           Total      9,912        95,440        13,191         130,009        12,344          112,765

               Delinquencies (3)
                      30-59 Days       1.99%         1.58%         2.57%           2.16%         2.30%            1.98%
                      60-89 Days       0.57          0.43          0.82            0.67           0.76            0.65
                        90+ Days       0.44          0.37          0.56            0.53          0.64             0.58
                           Total       3.01          2.37          3.94            3.36          3.70             3.20

Repossession as a % of                 2.20%                       2.03%                        1.32%
average number of contracts
outstanding

=================================================================================================================

         (1) Represents the aggregate principal balance of all contracts purchased and serviced by Huntington.

         (2) Represents the aggregate principal balance of all accounts which are 30 or more days past due, including accounts in repossession.

         (3) As a percent of the number of loans or principal amount outstanding, as applicable.


                          Historical Loss Experience

Dollar amounts are in thousands






                                                              As of December 31,
                                     2002                            2001                           2000
Average Principal Amount
Outstanding                       $3,745,412                     $3,700,780                      $3,384,560

Average Number of
Receivables Outstanding              318,525                        334,315                         330,489

Gross Charge-Offs (1)                $73,706                        $75,589                         $39,251

Recoveries (2)                       $19,423                        $16,780                         $11,921

Net Losses                           $54,284                        $58,809                         $27,330

Net Losses as % of
Average Principal Amount
Outstanding                           1.45%                          1.59%                           0.81%

--------------------------------------------------------------------------------------------------------------

         (1) Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract plus outstanding fees less the net proceeds of the liquidation of the related vehicle.

         (2) Recoveries include post-liquidation amounts received on previously charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.


                             Loan Performance Data

         The following table sets forth information relating to the loan performance of Huntington's managed indirect automobile loan portfolio for the periods indicated. Indirect automobile and light truck loan and installment sale contracts origination vintages in 2002 and 2001 exhibited improved credit quality performance compared with the 1999 fourth quarter to 2000 fourth quarter vintage, a period when Huntington targeted a broader credit quality spectrum of borrowers. This improvement represents a specific change in credit quality focus, part of Huntington's broader commitment to improve automobile loan underwriting standards and credit quality performance. The table below reflects vintage performance for Huntington's managed indirect automobile loan portfolios through December 31, 2002.

THE INFORMATION IN THE TABLE BELOW IS NOT INTENDED TO INDICATE OR PREDICT THE EXPECTED LOAN PERFORMANCE WITH RESPECT TO THE RECEIVABLES.

                          Managed Indirect Automobile Loan Portfolio Performance by Vintage (Reported Basis)

                                                                      Loan Origination Period
                                                4Q '99 to 4Q `00          1Q '01 to 4Q `01          1Q '02 to 4Q `02
   % of portfolio at December 31, 2001                34%                       48%                        --
   % of portfolio at December 31, 2002                17%                       27%                       50%

 Cumulative loss ratios after 2 quarters             0.07%                     0.04%                     0.03%
 Cumulative loss ratios after 4 quarters             0.79%                     0.52%                     0.39%
 Cumulative loss ratios after 6 quarters             1.72%                     1.08%                      N/A

----------------------------------------------------------------------------------------------------------------------

         The impact of improved underwriting is shown in the six-quarter cumulative loss ratios. For the 1999 fourth quarter to 2000 fourth quarter vintage, the six-month cumulative loss ratio for automobile loans was 1.72%. In contrast, the comparable six-quarter cumulative loss ratio for the 2001 automobile loan vintages was lower at 1.08%.

         The lower quality 1999 fourth quarter to 2000 fourth quarter vintage represented 17% of the automobile loans outstanding at the end of 2002. This relative percentage declined from 34% at the end of 2001. Although the relative portion of the poorer quality vintage is diminishing, these loans nevertheless contributed to higher loss levels in 2002 compared with 2001, as did a weakened used car market.

         Huntington's management expects favorable trends in credit quality and net charge-offs entering 2003 assuming no further deterioration in the economy.

                                The Receivables

         The Receivables consist of retail automobile and light truck loan and installment sale contracts. The Trust will acquire the Receivables from the Depositor on or about April 24, 2003.

         The Receivables were purchased by the Seller from Huntington pursuant to the Purchase Agreement. The Receivables were originated or acquired by Huntington in the ordinary course of its business pursuant to its automobile finance programs and underwriting standards. In the Purchase Agreement, Huntington made certain representations and warranties as of March 14, 2003 with respect to the Receivables and agrees to repurchase any Receivable with respect to which there is a breach of any such representation and warranty subject to certain notice and cure provisions. Under the Assignment, Assumption and Recognition Agreement, the Seller will assign all of its rights under the Purchase Agreement, including its right to enforce Huntington's repurchase obligations, to the Depositor and the Depositor will in turn assign such rights and repurchase obligations of Huntington to the Trust under the Sale and Servicing Agreement. The Trust will then pledge all of its right, title and interest in and to the Receivables to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

         No selection procedures adverse to the Noteholders were utilized in selecting the Receivables sold and assigned to the Seller and then sold and assigned to the Depositor and the Trust. The Receivables existing as of the Cut-Off Date were selected from the portfolio purchased from Huntington according to several criteria. Among the criteria, each Receivable:

         (1) was originated by a Dealer located in the United States of America for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business,

         (2)  is a Simple Interest Receivable,

         (3) is not in default (except for payment defaults continuing for a period of less than 59 days), and in the aggregate no more than 0.17% of the initial Pool Balance is between 30 and 59 days past due,

         (4) there has been no notice of a bankruptcy filing by the Obligor under any Receivable which has been received by Huntington as of the Closing Date, and to the best of Huntington's knowledge, the Obligor under each Receivable is not in bankruptcy or similar proceedings,

         (5) met Huntington's underwriting criteria and documentation standards at the time of origination,

         (6) has not previously been in default that resulted in repossession of the related Financed Vehicle,

         (7) represents the genuine, legal, valid and binding payment obligation of the related Obligor in accordance with its terms,

         (8) is not subject to any right of rescission, set-off, counterclaim or defense, including defenses arising out of violations of usury laws,

         (9) has an original term to scheduled maturity of not less than 24 months or more than 84 months,

         (10) has a remaining term to scheduled maturity of not less than 15 months or greater than 81 months,

         (11) provides for equal monthly payments which will cause the Receivable to fully amortize during its term,

         (12) has a remaining principal balance of not less than $1,310 or more than $78,888,

         (13) has a contract rate of not less than 3.90%, and

         (14) has an origination date on or after April 1, 2002.

Payments on the Receivables

         All of the Receivables provide for the payment by the related Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled distribution date, which total represents the amount financed plus interest charges on the amount financed for the term of the Receivable. Each Receivable provides for repayment of the Amount Financed by an Obligor according to the Simple Interest Method (a "Simple Interest Receivable").

         "Simple Interest Receivables" provide for the amortization of the amount financed under the Receivables over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest, which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract rate and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made, and an amount of principal equal to the remainder of the fixed installment. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date immediately preceding the date of payment, next to the payment of Late Fees, if any, and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled distribution date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

         In the event of the prepayment in full, voluntarily or by acceleration, of a Simple Interest Receivable, the Obligor will be required to pay interest only over a period from the last payment date to the date immediately preceding the date of prepayment.

Repurchase Obligations

Pursuant to the Purchase Agreement and the Sale and Servicing Agreement, Huntington will be obligated to repurchase any Receivable sold and assigned to the Trust as to which a breach has occurred as to particular representations or warranties made by Huntington with respect to the Receivable, if the breach has not been cured within sixty (60) days following the discovery by or notice to Huntington of the breach at a price equal to the Repurchase Amount for such Receivable. If such breach of a representation or warranty is curable and Huntington has timely commenced such cure or remedy but notwithstanding its due and diligent efforts, the remedy or cure is not capable of cure within such sixty (60) day period, Huntington will, upon receipt of written consent by the Issuer, the Indenture Trustee or the Owner Trustee, have up to two additional thirty (30) day periods to effectuate the cure (up to an aggregate total of 120 days) so long as it is acting in good faith to effectuate such cure. Notwithstanding the foregoing, Huntington will be required to cure certain exceptions set forth in the Purchase Agreement in the manner set forth and within the time period allotted in the Purchase Agreement. In the event that an exception is not cured in the time allotted therein, Huntington will, at the option of the Issuer, the Indenture Trustee or the Owner Trustee, repurchase the Receivable to which the exception relates in an amount equal to the Repurchase Amount; provided, however, that the Repurchase Amount to be paid by Huntington will be reduced by any amounts being held by the Servicer at the time of such repurchase with respect to such repurchased Receivable for remittance to the Collection Account pursuant to the terms of the Sale and Servicing Agreement. See "Description of the Transaction Documents--Sale and Assignment of Receivables" and "--Assignment, Assumption and Recognition Agreement" and "Trust Property" in this prospectus supplement.

         The Sale and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, including but not limited to its obligation to maintain perfection of the first priority security interest of the Trust in favor of the Indenture Trustee created by each Receivable in the related Financed Vehicle, or other covenants with regard to the Servicer, the Servicer will purchase the relevant Receivable from the Trust, unless the breach has been cured within sixty (60) days following the discovery by or notice to the Servicer of the breach or such longer period as may be granted in accordance with the terms of the Sale and Servicing Agreement; provided that, the Servicer is acting in good faith to effectuate such cure. See "Description of the Transaction Documents--Sale and Assignment of Receivables" and "--Assignment, Assumption and Recognition Agreement" in this prospectus supplement.

Composition of the Pool of Receivables

         The tables below set forth information regarding the composition and characteristics of the pool of Receivables as of the Cut-Off Date. It is expected that the composition and characteristics of the Receivables on the Closing Date will be similar to the information set forth below. However, some Receivables in the pool may be excluded on or before the Closing Date as a result of particular administrative considerations. The Depositor does not believe that the characteristics of the Receivables included in the Trust on the Closing Date in the aggregate will differ materially from the information set forth in this prospectus supplement.



                        Composition Of The Receivables

Outstanding Principal Balance                                                           $527,442,461
Number of Receivables                                                                         31,785
 ew Vehicles                                                                                   56.5%
Used Vehicles                                                                                  43.5%
Average Outstanding Balance                                                                  $16,594
Range of Outstanding Principal Balance                                             $1,310 to $78,888
Weighted Average APR                                                                          7.515%
Range of APRs                                                                        3.90% to 19.99%
Weighted Average Original Term to Scheduled Maturity(1)                                    64 months
Range of Original Term to Scheduled Maturity                                         24 to 84 months
Weighted Average Remaining Term to Scheduled Maturity(1)                                   57 months
Range of Remaining Term to Scheduled Maturity                                        15 to 81 months
_______________
(1) Rounded to the nearest month.


         Distribution Of Receivables By Outstanding Principal Balance
                           (As of the Cut-Off Date)

                                                          Percentage of
                                                              Total                                   Percentage of
Range of Outstanding Principal             Number of        Number of           Outstanding            Outstanding
Balance                                  Receivables      Receivables(1)     Principal Balance     Principal Balance(1)
$1 - $4,999                                   172            0.5%               $   770,827             0.1%
$5,000 - $9,999                             5,098           16.0                 40,958,155             7.8
$10,000 - $14,999                           9,850           31.0                123,502,611            23.4
$15,000 - $19,999                           8,191           25.8                141,887,912            26.9
$20,000 - $24,999                           4,748           14.9                105,516,376            20.0
$25,000 - $29,999                           2,139            6.7                 58,189,131            11.0
$30,000 - $34,999                             979            3.1                 31,423,823             6.0
$35,000 - $39,999                             362            1.1                 13,429,800             2.5
$40,000 - $44,999                             112            0.4                  4,722,261             0.9
$45,000 +                                     134            0.4                  7,041,566             1.3
                                           ------          -----               ------------           -----
TOTAL                                      31,785          100.0%              $527,442,461           100.0%
_____________
 (1) Percentages may not add to 100.0% due to rounding.

                      Distribution Of Receivables By APR
                           (As of the Cut-Off Date)

                                                          Percentage of
                                                              Total                                   Percentage of
                                           Number of        Number of           Outstanding            Outstanding
Range of APRs (%)                        Receivables      Receivables(1)     Principal Balance     Principal Balance(1)

Below 5%                                    1,872            5.9%              $ 29,726,576             5.6%
5.00- 5.49                                  1,401            4.4                 24,363,154             4.6
5.50- 5.99                                  3,830           12.0                 63,981,671            12.1
6.00- 6.49                                  2,814            8.9                 45,910,748             8.7
6.50- 6.99                                  4,531           14.3                 74,315,695            14.1
7.00- 7.49                                  2,495            7.8                 42,640,587             8.1
7.50- 7.99                                  3,704           11.7                 62,942,831            11.9
8.00- 8.49                                  2,118            6.7                 37,585,127             7.1
8.50- 8.99                                  2,706            8.5                 48,343,681             9.2
9.00- 9.49                                  1,372            4.3                 23,964,282             4.5
9.50- 9.99                                  1,646            5.2                 27,194,329             5.2
10.00-10.49                                   753            2.4                 12,425,876             2.4
10.50-10.99                                   755            2.4                 11,142,626             2.1
11.00-11.49                                   565            1.8                  8,241,500             1.6
11.50-11.99                                   450            1.4                  5,955,673             1.1
12.00-12.49                                   278            0.9                  3,340,855             0.6
12.50-12.99                                   182            0.6                  1,953,295             0.4
13.00-13.49                                    78            0.2                    736,969             0.1
13.50-13.99                                    71            0.2                    744,432             0.1
14.00-14.49                                    31            0.1                    329,955             0.1
14.50-14.99                                    33            0.1                    436,186             0.1
15.00-15.49                                    19            0.1                    217,048             0.0
15.50%+                                        81            0.3                    949,365             0.2
                                           ------          -----               ------------           -----
TOTAL                                      31,785          100.0%              $527,442,461           100.0%
_____________

 (1) Percentages may not add to 100.0% due to rounding.

                                  Distribution Of Receivables By Remaining Term To Scheduled Maturity
                           (As of the Cut-Off Date)

                                                          Percentage of
                                                              Total                                   Percentage of
                                          Number of         Number of           Outstanding            Outstanding
Range of Remaining Term                 Receivables       Receivables(1)     Principal Balance     Principal Balance(1)

13 to 18 months                                86            0.3%              $    613,216             0.1%
19 to 24 months                                64            0.2                    568,786             0.1
25 to 30 months                               713            2.2                  6,889,997             1.3
31 to 36 months                               484            1.5                  4,791,527             0.9
37 to 42 months                             1,742            5.5                 19,885,226             3.8
43 to 48 months                             1,279            4.0                 14,643,715             2.8
49 to 54 months                            10,691           33.6                162,733,514            30.9
55 to 60 months                             9,779           30.8                163,098,133            30.9
61 to 72 months                             5,569           17.5                116,723,217            22.1
73 to 84 months                             1,378            4.3                 37,495,129             7.1
                                           ------          -----               ------------           -----
TOTAL                                      31,785          100.0  %            $527,442,461           100.0%
______________________

(1) Percentages may not add up to 100.0% due to rounding.

                                  Distribution Of Receivables By Original Term To Scheduled Maturity
                           (As of the Cut-Off Date)

                                                          Percentage of
                                                              Total                                   Percentage of
                                          Number of         Number of           Outstanding            Outstanding
Range of Original Term                  Receivables       Receivables(1)     Principal Balance     Principal Balance(1)

19 to 24 months                               130            0.4%              $  1,019,222             0.2%
25 to 30 months                                24            0.1                    191,408             0.0
31 to 36 months                             1,028            3.2                 10,179,794             1.9
37 to 42 months                               230            0.7                  2,112,115             0.4
43 to 48 months                             2,344            7.4                 27,248,677             5.2
49 to 54 months                               866            2.7                  9,439,889             1.8
55 to 60 months                            14,573           45.8                226,997,247            43.0
61 to 72 months                            11,195           35.2                212,299,284            40.3
73 to 84 months                             1,395            4.4                 37,954,826             7.2
                                           ------          -----               ------------           -----
TOTAL                                      31,785          100.0  %            $527,442,461           100.0%
______________________

 (1) Percentages may not add up to 100.0% due to rounding.


           Distribution Of Receivables By State Of Obligor Residence
                           (As of the Cut-Off Date)

                                                          Percentage of
                                                              Total                                   Percentage of
                                           Number of        Number of             Outstanding          Outstanding
State                                     Receivables     Receivables(1)       Principal Balance   Principal Balance(1)
Ohio                                        9,107           28.7%              $146,060,655            27.7%
Michigan                                    6,268           19.7                 91,397,450            17.3
Florida                                     5,043           15.9                 90,010,695            17.1
Indiana                                     3,387           10.7                 57,338,128            10.9
West Virginia                               2,138            6.7                 37,304,285             7.1
Tennessee                                   1,900            6.0                 36,247,845             6.9
Kentucky                                    2,026            6.4                 31,896,738             6.0
Others (2)                                  1,916            6.0                 37,186,665             7.1
                                           ------          -----               ------------           -----
TOTAL                                      31,785          100.0%              $527,442,461           100.0%
____________________

(1) Percentages may not add up to 100.0% due to rounding.

(2) Includes 33 other states, none of which have a percentage of outstanding
    Principal Balance greater than 5.0%.

Maturity and Prepayment Considerations

         All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of Huntington unless the loan is repaid by the Obligor at the time of the sale or transfer. For this purpose the term "Prepayments" includes prepayments in full, or in part, including, without limitation, some partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and other insurance policies and Receivables repurchased for administrative reasons. The rate of prepayment on the Receivables may also be influenced by the structure of the Receivable, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under some circumstances, Huntington is obligated to repurchase Receivables as a result of breaches of representations and warranties pursuant to the Purchase Agreement and under some circumstances the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of specific covenants and representations and warranties. Subject to particular conditions, the Servicer or, if the Servicer does not exercise this right, a Certificateholder evidencing 100% of the percentage interests in the Certificates (if such Certificateholder is not the Seller, the Depositor or an affiliate thereof) has the option to purchase the Receivables and the other Trust Property when the aggregate outstanding Principal Balance of the Receivables is 10% or less of the initial Pool Balance.

         If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life, i.e., the weighted average life assuming that payments are made as scheduled and that no prepayments are made. "Weighted Average Life" means the average amount of time during which each Dollar of principal on a Receivable is outstanding. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders.

         Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment for each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the Receivables are the same size and amortize at the same rate and that each Receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

         The tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" ("ABS Tables") have been prepared on the basis of the following assumptions:

         o the Trust includes 12 hypothetical pools of Receivables with the characteristics set forth in the following table;

         o the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

         o each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

         o the initial principal amount of each class of the Notes is as set forth on the cover page of this prospectus supplement;

         o interest accrues during each Interest Accrual Period at the coupon rates set forth on the cover page of this prospectus supplement;

         o payments on the Notes are made on the 15th of each month whether or not a Business Day;

         o    the Notes are purchased on April 24, 2003;

         o the Indenture Trustee Fee will be $17,500 for the first calendar year, payable monthly, and $15,000 for each subsequent year;

         o the Owner Trustee Fee will be $3,500 for each calendar year, payable annually;

         o the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table so that each Receivable will amortize in amounts sufficient to repay the Principal Balance of the Receivable by its indicated remaining term to scheduled maturity;

         o the first due date for each Receivable is the last day of the month of the assumed Cut-Off Date for each Receivable as set forth in the following table; and

         o the Servicer does exercise its option to purchase the Receivables.


                                                             Original Term To        Remaining Term To
                                                            Scheduled Maturity    Scheduled Maturity (In
       Pool       Principal Balance     Gross APR (%)          (In Months)                Months)
       1              $44,907,449.18         7.052 %                57                       52
       2               56,630,824.80        6.965                   57                       51
       3               70,567,638.77        6.873                   58                       51
       4               55,707,445.64        6.981                   57                       49
       5               11,862,717.56        9.299                   57                       48
       6               37,512,275.38        6.887                   57                       53
       7               42,724,380.61        7.966                   71                       66
       8               46,424,558.16        8.033                   71                       65
       9               59,489,195.62        7.978                   71                       64
       10              45,597,581.80        8.008                   71                       63
       11              15,728,772.03        9.181                   68                       59
       12              40,289,621.46        7.764                   70                       66
       -----         ---------------        -----                  ---                      ---
       Total         $527,442,461.01        7.515  %                64                       57


         The ABS Tables indicate, based on the assumptions set forth above, the percentages of the initial principal amount of the Notes that would be outstanding after each of the Distribution Dates shown at various percentages of ABS and the corresponding weighted average lives of the Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under the varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until scheduled maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of the Receivables could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to scheduled maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes.




                   Percent of Initial Note Principal Amount
                          at Various ABS Percentages

                                                         Class A-1                                       Class A-2
Distribution Date                       0.00%    0.50%     1.00%     1.50%     1.80%    0.00%     0.50%    1.00%     1.50%     1.80%
Closing Date......................       100%     100%       100%      100%     100%      100%     100%      100%      100%     100%
May 15, 2003.............................92...     89        87        84       83       100       100      100       100       100
June 15, 2003............................83...     79        74        69       66       100       100      100       100       100
July 15, 2003............................75...     68        61        54       49       100       100      100       100       100
August 15, 2003..........................67...     58        49        39       33       100       100      100       100       100
September 15, 2003.......................58...     48        37        25       17       100       100      100       100       100
October 15, 2003.........................50...     38        25        10        1       100       100      100       100       100
November 15, 2003........................42...     28        13        0         0       100       100      100        97       88
December 15, 2003........................34...     18        1         0         0       100       100      100        85       75
January 15, 2004.........................26...     8         0         0         0       100       100       91        74       64
February 15, 2004........................19...     0         0         0         0       100       100       83        65       54
March 15, 2004...........................12...     0         0         0         0       100       93        74        56       44
April 15, 2004............................4...     0         0         0         0       100       86        66        47       35
May 15, 2004..............................0...     0         0         0         0        99       79        59        38       25
June 15, 2004.............................0...     0         0         0         0        93       72        51        30       16
July 15, 2004.............................0...     0         0         0         0        87       65        44        21        7
August 15, 2004...........................0...     0         0         0         0        80       59        37        13        0
September 15, 2004........................0...     0         0         0         0        74       53        30        5         0
October 15, 2004..........................0...     0         0         0         0        69       46        22        0         0
November 15, 2004.........................0...     0         0         0         0        63       40        15        0         0
December 15, 2004.........................0...     0         0         0         0        58       34        8         0         0
January 15, 2005..........................0...     0         0         0         0        52       28        2         0         0
February 15, 2005.........................0...     0         0         0         0        46       21        0         0         0
March 15, 2005............................0...     0         0         0         0        41       15        0         0         0
April 15, 2005............................0...     0         0         0         0        35        9        0         0         0
May 15, 2005..............................0...     0         0         0         0        29        3        0         0         0
June 15, 2005.............................0...     0         0         0         0        23        0        0         0         0
July 15, 2005.............................0...     0         0         0         0        17        0        0         0         0
August 15, 2005...........................0...     0         0         0         0        12        0        0         0         0
September 15, 2005........................0...     0         0         0         0        6         0        0         0         0
October 15, 2005..........................0...     0         0         0         0        0         0        0         0         0

Weighted Average Life (yrs)(1)....      0.53      0.42      0.35      0.29     0.27      1.79     1.48      1.21      1.00     0.90
_________________


         (1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Note.

 The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables that will differ from the actual characteristics and performances of the Receivables). You should be sure you understand these assumptions when reading the ABS Table.

                   Percent of Initial Note Principal Amount
                          at Various ABS Percentages

                                                          Class A-3                                      Class A-4
Distribution Date                       0.00%     0.50%     1.00%    1.50%     1.80%    0.00%     0.50%     1.00%    1.50%     1.80%
Closing Date.............................100%.     100%      100%     100%      100%      100%     100%      100%      100%     100%
May 15, 2003.............................100..     100       100      100       100      100       100       100      100       100
June 15, 2003............................100..     100       100      100       100      100       100       100      100       100
July 15, 2003............................100..     100       100      100       100      100       100       100      100       100
August 15, 2003..........................100..     100       100      100       100      100       100       100      100       100
September 15, 2003.......................100..     100       100      100       100      100       100       100      100       100
October 15, 2003.........................100..     100       100      100       100      100       100       100      100       100
November 15, 2003........................100..     100       100      100       100      100       100       100      100       100
December 15, 2003........................100..     100       100      100       100      100       100       100      100       100
January 15, 2004.........................100..     100       100      100       100      100       100       100      100       100
February 15, 2004........................100..     100       100      100       100      100       100       100      100       100
March 15, 2004...........................100..     100       100      100       100      100       100       100      100       100
April 15, 2004...........................100..     100       100      100       100      100       100       100      100       100
May 15, 2004.............................100..     100       100      100       100      100       100       100      100       100
June 15, 2004............................100..     100       100      100       100      100       100       100      100       100
July 15, 2004............................100..     100       100      100       100      100       100       100      100       100
August 15, 2004..........................100..     100       100      100       97       100       100       100      100       100
September 15, 2004.......................100..     100       100      100       88       100       100       100      100       100
October 15, 2004.........................100..     100       100       96       78       100       100       100      100       100
November 15, 2004........................100..     100       100       88       69       100       100       100      100       100
December 15, 2004........................100..     100       100       79       60       100       100       100      100       100
January 15, 2005.........................100..     100       100       71       51       100       100       100      100       100
February 15, 2005........................100..     100       94        63       43       100       100       100      100       100
March 15, 2005...........................100..     100       87        55       35       100       100       100      100       100
April 15, 2005...........................100..     100       80        47       27       100       100       100      100       100
May 15, 2005.............................100..     100       73        40       19       100       100       100      100       100
June 15, 2005............................100..     97        66        32       11       100       100       100      100       100
July 15, 2005............................100..     90        59        25        4       100       100       100      100       100
August 15, 2005..........................100..     83        52        18        0       100       100       100      100       96
September 15, 2005.......................100..     77        45        11        0       100       100       100      100       89
October 15, 2005.........................100..     70        38        5         0       100       100       100      100       82
November 15, 2005.........................93..     63        32        0         0       100       100       100       98       75
December 15, 2005.........................86..     57        26        0         0       100       100       100       91       68
January 15, 2006..........................80..     50        19        0         0       100       100       100       85       62
February 15, 2006.........................73..     44        13        0         0       100       100       100       78       56
March 15, 2006............................66..     38         7        0         0       100       100       100       72       50
April 15, 2006............................59..     31         1        0         0       100       100       100       67       44
May 15, 2006..............................52..     25         0        0         0       100       100       95        61        0
June 15, 2006.............................45..     18         0        0         0       100       100       89        55        0
July 15, 2006.............................38..     12         0        0         0       100       100       83        50        0
August 15, 2006...........................31..      6         0        0         0       100       100       77        45        0
September 15, 2006........................24..      0         0        0         0       100       100       71        0         0
October 15, 2006..........................17..      0         0        0         0       100        93       66        0         0
November 15, 2006.........................10..      0         0        0         0       100        86       60        0         0
December 15, 2006.........................3...      0         0        0         0       100        80       55        0         0
January 15, 2007..........................0...      0         0        0         0        95        73       49        0         0
February 15, 2007.........................0...      0         0        0         0        87        66       44        0         0
March 15, 2007............................0...      0         0        0         0        79        60        0        0         0
April 15, 2007............................0...      0         0        0         0        71        53        0        0         0
May 15, 2007..............................0...      0         0        0         0        63        47        0        0         0
June 15, 2007.............................0...      0         0        0         0        56        42        0        0         0
July 15, 2007.............................0...      0         0        0         0        49        0         0        0         0
August 15, 2007...........................0...      0         0        0         0        44        0         0        0         0
September 15, 2007........................0...      0         0        0         0        0         0         0        0         0

Weighted Average Life (yrs)(1)....       3.12     2.78      2.39      2.00     1.79      4.18      3.98     3.63      3.14     2.83
_________________

         (1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Note.

 The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables that will differ from the actual characteristics and performances of the Receivables). You should be sure you understand these assumptions when reading the ABS Table.

                   Percent of Initial Note Principal Amount
                          at Various ABS Percentages


                                                          Class B                                         Class C
Distribution Date                       0.00%    0.50%     1.00%     1.50%     1.80%    0.00%     0.50%    1.00%     1.50%     1.80%
Closing Date......................       100%      100%      100%      100%     100%      100%     100%      100%      100%     100%
May 15, 2003.............................100      100       100       100       100      100       100      100       100       100
June 15, 2003............................100      100       100       100       100      100       100      100       100       100
July 15, 2003............................100      100       100       100       100      100       100      100       100       100
August 15, 2003..........................100      100       100       100       100      100       100      100       100       100
September 15, 2003.......................100      100       100       100       100      100       100      100       100       100
October 15, 2003.........................100      100       100       100       100      100       100      100       100       100
November 15, 2003........................100      100       100       100       100      100       100      100       100       100
December 15, 2003........................100      100       100       100       100      100       100      100       100       100
January 15, 2004.........................100      100       100        99        93      100       100      100       100        95
February 15, 2004........................100      100       100        94        89      100       100      100        96        86
March 15, 2004...........................100      100        99        90        85      100       100      100        87        77
April 15, 2004...........................100      100        94        86        82      100       100       97        79        70
May 15, 2004.............................100      100        91        83        78      100       100       90        72        67
June 15, 2004............................100       97        88        80        74      100       100       83        69        64
July 15, 2004............................100       94        85        76        71      100        96       76        66        61
August 15, 2004..........................100       91        82        73        67      100        90       71        63        58
September 15, 2004.......................100       89        80        70        64      100        84       69        60        55
October 15, 2004......................... 95       86        77        67        60       99        78       66        58        52
November 15, 2004........................ 93       84        74        64        57       94        73       64        55        49
December 15, 2004........................ 91       81        71        61        54       89        70       62        52        46
January 15, 2005......................... 88       79        69        58        51       84        68       59        50        44
February 15, 2005........................ 86       76        66        55        48       78        66       57        47        41
March 15, 2005........................... 84       74        63        52        45       73        64       55        45        39
April 15, 2005........................... 82       72        61        49        42       71        62       52        42        36
May 15, 2005............................. 79       69        58        47        39       69        60       50        40        34
June 15, 2005............................ 77       67        56        44        36       67        58       48        38        31
July 15, 2005............................ 75       64        53        41        34       65        56       46        36        29
August 15, 2005.......................... 73       62        51        39        31       63        54       44        34        27
September 15, 2005....................... 70       60        48        36        29       61        52       42        31        25
October 15, 2005......................... 68       57        46        34        26       59        50       40        29        23
November 15, 2005........................ 65       55        44        32        24       57        48       38        28        21
December 15, 2005........................ 63       53        42        30        22       54        45       36        26        14
January 15, 2006......................... 61       50        39        28        20       52        44       34        24         8
February 15, 2006........................ 58       48        37        25        18       50        42       32        22         1
March 15, 2006........................... 56       46        35        23        14       48        40       30        19         0
April 15, 2006........................... 53       44        33        22         9       46        38       28        13         0
May 15, 2006............................. 51       41        31        20         0       44        36       27         7         0
June 15, 2006............................ 49       39        29        18         0       42        34       25         1         0
July 15, 2006............................ 46       37        27        14         0       40        32       23         0         0
August 15, 2006.......................... 44       35        25        10         0       38        30       22         0         0
September 15, 2006....................... 41       32        23         0         0       35        28       18         0         0
October 15, 2006......................... 39       30        21         0         0       33        26       12         0         0
November 15, 2006........................ 36       28        19         0         0       31        24        6         0         0
December 15, 2006........................ 33       26        18         0         0       29        22        0         0         0
January 15, 2007......................... 31       24        13         0         0       27        20        0         0         0
February 15, 2007........................ 28       22         9         0         0       24        13        0         0         0
March 15, 2007........................... 26       19         0         0         0       22         6        0         0         0
April 15, 2007........................... 23       17         0         0         0       17         0        0         0         0
May 15, 2007............................. 20       11         0         0         0        9         0        0         0         0
June 15, 2007............................ 18        6         0         0         0        2         0        0         0         0
July 15, 2007............................ 13        0         0         0         0        0         0        0         0         0
August 15, 2007..........................  9        0         0         0         0        0         0        0         0         0
September 15, 2007.......................  0        0         0         0         0        0         0        0         0         0

Weighted Average Life (yrs)(1)....      3.08      2.78      2.44      2.07     1.86      2.87     2.56      2.23      1.88     1.69
_________________

         (1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Note.

 The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables that will differ from the actual characteristics and performances of the Receivables). You should be sure you understand these assumptions when reading the ABS Table.

                   Percent of Initial Note Principal Amount
                          at Various ABS Percentages

                                                          Class D
Distribution Date                       0.00%     0.50%    1.00%    1.50%    1.80%
Closing Date......................       100%     100%      100%     100%     100%
May 15, 2003.............................100       100      100      100      100
June 15, 2003............................100       100      100      100      100
July 15, 2003............................100       100      100      100      100
August 15, 2003..........................100       100      100      100      100
September 15, 2003.......................100       100      100      100      100
October 15, 2003.........................100       100      100      100      100
November 15, 2003........................100       100      100      100      100
December 15, 2003........................100       100      100      100      100
January 15, 2004.........................100       100      100      100      100
February 15, 2004........................100       100      100      100      100
March 15, 2004...........................100       100      100      100      100
April 15, 2004...........................100       100      100      100       98
May 15, 2004.............................100       100      100       99       93
June 15, 2004............................100       100      100       95       89
July 15, 2004............................100       100      100       91       84
August 15, 2004..........................100       100       99       87       80
September 15, 2004.......................100       100       95       84       74
October 15, 2004.........................100       100       92       80       68
November 15, 2004........................100       100       89       74       62
December 15, 2004........................100        97       85       69       56
January 15, 2005.........................100        94       82       63       50
February 15, 2005........................100        91       79       58       44
March 15, 2005...........................100        89       74       52       39
April 15, 2005............................98        86       69       47       33
May 15, 2005..............................95        83       64       42       28
June 15, 2005.............................92        80       60       37       23
July 15, 2005.............................90        76       55       33       18
August 15, 2005...........................87        71       50       28       14
September 15, 2005........................84        67       46       23        9
October 15, 2005..........................81        63       41       19        5
November 15, 2005.........................78        58       37       15        0
December 15, 2005.........................73        54       33       11        0
January 15, 2006..........................69        49       29        7        0
February 15, 2006.........................64        45       25        3        0
March 15, 2006............................60        41       21        0        0
April 15, 2006............................55        37       17        0        0
May 15, 2006..............................51        32       13        0        0
June 15, 2006.............................46        28        9        0        0
July 15, 2006.............................41        24        5        0        0
August 15, 2006...........................37        20        2        0        0
September 15, 2006........................32        16        0        0        0
October 15, 2006..........................27        11        0        0        0
November 15, 2006.........................22         7        0        0        0
December 15, 2006.........................18         3        0        0        0
January 15, 2007..........................13         0        0        0        0
February 15, 2007......................... 8         0        0        0        0
March 15, 2007............................ 3         0        0        0        0
April 15, 2007............................ 0         0        0        0        0

Weighted Average Life (yrs)(1)....      3.08     2.74      2.37     1.99     1.78
_________________


         (1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the Note.

The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables that will differ from the actual characteristics and performances of the Receivables). You should be sure you understand these assumptions when reading the ABS Table.

                                USE OF PROCEEDS

         The Trust will use the net proceeds from the sale of the Notes to purchase the Receivables from the Depositor. The Depositor will use the net proceeds paid to the Depositor by the Trust to purchase the Receivables from the Seller.


                                   THE NOTES

         The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes some of the terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is made by this prospectus supplement.

         The Notes initially will be represented by notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members of DTC in minimum denominations of $1,000. Noteholders may hold their Notes in the United States through DTC and in Europe through Clearstream Banking, societe anonyme, a professional depository under the laws of Luxembourg ("Clearstream") or the Euroclear System ("Euroclear"), a professional depository operated by Euroclear Bank S.A./N.V., if they are participants of such systems, or indirectly through organizations that are participants in such systems. All references to "Holders" or "Noteholders" and to authorized denominations, when used with respect to the Notes, shall reflect the rights of Noteholders, and limitations of Noteholders, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified in this prospectus supplement. See "Certain Information Regarding the Securities--Book-Entry Registration" in the accompanying prospectus.

Payments of Interest

         Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-1 Notes (the "Class A-1 Interest Payment Amount") at the Class A-1 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-2 Notes (the "Class A-2 Interest Payment Amount") at the Class A-2 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-3 Notes (the "Class A-3 Interest Payment Amount") at the Class A-3 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class A-4 Notes (the "Class A-4 Interest Payment Amount") at the Class A-4 Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class B Notes (the "Class B Interest Payment Amount") at the Class B Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class C Notes (the "Class C Interest Payment Amount") at the Class C Rate. Interest with respect to each Distribution Date will accrue on the principal balance of the Class D Notes (the "Class D Interest Payment Amount") at the Class D Rate. Such interest will be payable to the holders of the Notes on each Distribution Date, commencing on May 15, 2003. The interest rates for each of the Class A Notes and for the Class B Notes, the Class C Notes and the Class D Notes are set forth on the cover page of this prospectus supplement.

         Interest on the Class A-1 Notes, with respect to any Distribution Date, will accrue from the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the day immediately preceding such Distribution Date. Interest on the Notes (other than the Class A-1 Notes), with respect to any Distribution Date, will accrue from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the 14th day of the calendar month in which such Distribution Date occurs. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the Notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such overdue interest (to the extent lawful) at the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate, the Class A-4 Rate, the Class B Rate, the Class C Rate or the Class D Rate, as applicable (the "Class A-1 Interest Carryover Shortfall", "Class A-2 Interest Carryover Shortfall", "Class A-3 Interest Carryover Shortfall", "Class A-4 Interest Carryover Shortfall", "Class B Interest Carryover Shortfall", "Class C Interest Carryover Shortfall" and "Class D Interest Carryover Shortfall", respectively).

         The Class A-1 Interest Payment Amount and the Class A-1 Interest Carryover Shortfall are referred to herein collectively as the "Class A-1 Interest Distributable Amount"; the Class A-2 Interest Payment Amount and the Class A-2 Interest Carryover Shortfall are referred to herein collectively as the "Class A-2 Interest Distributable Amount"; the Class A-3 Interest Payment Amount and the Class A-3 Interest Carryover Shortfall are referred to herein collectively as the "Class A-3 Interest Distributable Amount"; the Class A-4 Interest Payment Amount and the Class A-4 Interest Carryover Shortfall are referred to herein collectively as the "Class A-4 Interest Distributable Amount". The Class B Interest Payment Amount and the Class B Interest Carryover Shortfall are referred to herein collectively as the "Class B Noteholders' Interest Distributable Amount". The Class C Interest Payment Amount and the Class C Interest Carryover Shortfall are referred to herein collectively as the "Class C Noteholders' Interest Distributable Amount". The Class D Interest Payment Amount and the Class D Interest Carryover Shortfall are referred to herein collectively as the "Class D Noteholders' Interest Distributable Amount".

         On each Distribution Date, interest payments on the Notes will be made from funds on deposit in the Note Interest Distribution Account. Deposits into the Note Interest Distribution Account on each Distribution Date will generally be made from the Total Distribution Amount remaining after payment of the Servicing Fee and the Servicing Reimbursement Amount, the Indenture Trustee Fee and the Owner Trustee Fee. The funds in the Note Interest Distribution Account will be allocated in the following order of priority:

         (1) to the Class A Noteholders, ratably, the Class A Noteholders' Interest Distributable Amount for that Distribution Date;

         (2) to the Class B Noteholders, the Class B Noteholders' Interest Distributable Amount for that Distribution Date;

         (3) to the Class C Noteholders, the Class C Noteholders' Interest Distributable Amount for that Distribution Date; and

         (4) to the Class D Noteholders, the Class D Noteholders' Interest Distributable Amount for that Distribution Date.

         The interest distributable amount for any class of Notes on a Distribution Date will generally be equal to (1) the amount of interest accrued on the principal balance of that class of Notes during the related Interest Accrual Period at the interest rate for that class of Notes plus (2) interest accrued on that class of Notes as of any prior Distribution Date but not paid, together with interest on such overdue interest (to the extent lawful) at the interest rate for that class of Notes.

         If amounts available to make interest payments on the Class A Notes are less than the full amount of interest payable on the Class A Notes on a Distribution Date, the Class A Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of the Class A Notes.

Payments of Principal

         Principal payments will be made to the Noteholders in an amount generally equal to the Regular Principal Allocation for each Distribution Date. On each Distribution Date, the applicable portion of the Total Distribution Amount will be deposited into the Principal Distribution Account in accordance with the priorities set forth below under "--Priority of Distribution Amounts". Principal payments from amounts on deposit in the Principal Distribution Account on each Distribution Date will be allocated among the various classes of Notes in the following order of priority:

         (1)   to the Class A Notes, the Class A Principal Distributable
               Amount;

         (2)   to the Class B Notes, the Class B Principal Distributable
               Amount;

         (3)   to the Class C Notes, the Class C Principal Distributable
               Amount; and

         (4)   to the Class D Notes, the Class D Principal Distributable
               Amount.

         In general, the application of these payment rules will result in an allocation of amounts on deposit in the Principal Distribution Account, concurrently, in a manner intended generally to maintain credit support for each such class (after giving effect to such allocation) in an amount equal to the greater of the Overcollateralization Target Amount or the following respective approximate percentages of the Pool Balance (as of the end of the related Collection Period): 11.80% for the Class A Notes, 7.50% for the Class B Notes and 5.50% for the Class C Notes.

         Amounts applied to the Class A Notes in respect of principal will be allocated to the holders of the various classes of Class A Notes in the following order of priority:

         (1) to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

         (2) to the principal amount of the Class A-2 Notes until such principal amount is paid in full;

         (3) to the principal amount of the Class A-3 Notes until such principal amount is paid in full; and

         (4) to the principal amount of the Class A-4 Notes until such principal amount is paid in full.

These general rules are subject, however, to the following exceptions:

         (1) In no event will the Class A Principal Distributable Amount allocated to any class of Class A Notes exceed the outstanding principal amount of that class.

         (2) On the Final Scheduled Distribution Date for each class of Class A Notes, the Class A Principal Distributable Amount for that class will include the amount, to the extent of the remaining Total Distribution Amount, necessary (after giving effect to the other amounts to be deposited in the Principal Distribution Account on that Distribution Date) to reduce the outstanding principal amount of that class to zero.

         (3) No principal payments will be made on the Class B Notes, Class C Notes or Class D Notes on any Distribution Date until the Class A-1 Notes have been paid in full.

         (4) In the event of any shortfall in the amount of funds available for principal payments on the Notes on any Distribution Date, no principal payments will be made on the Class B Notes on any Distribution Date until all amounts payable with respect to the Class A Notes on that Distribution Date have been paid in full, no principal payments will be made on the Class C Notes on any Distribution Date until all amounts payable with respect to the Class B Notes on that Distribution Date have been paid in full, and no principal payments will be made on the Class D Notes on any Distribution Date until all amounts payable with respect to the Class C Notes on that Distribution Date have been paid in full.

         (5) If, on any Distribution Date, the Annualized Net Loss Ratio exceeds the Sequential Principal Payment Trigger Percentage in effect on that Distribution Date, then on each such Distribution Date until the Annualized Net Loss Ratio is reduced below the Sequential Principal Payment Trigger Percentage in effect on that Distribution Date, the Trust will pay the principal of the Notes of each class sequentially starting with the most senior and earliest maturing class of Notes then outstanding (beginning with the Class A-1 Notes) until each class is paid in full.

         (6) Following the occurrence and during the continuation of an Event of Default under the Indenture that has resulted in an acceleration of the Notes (but prior to any liquidation of the Receivables), principal payments on the Notes will be made in the order of priority that applies in the case of such Event of Default, as described under "--Priority of Payments Following Events of Default Under The Indenture Resulting in Acceleration Of the Notes" below. If the Receivables and other Trust Property are liquidated following an acceleration of the Notes as a result of an Event of Default under the Indenture, principal payments on the Notes will be made in the manner described in the third paragraph under "--Events of Default; Rights upon Events of Default" below.

         The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Distribution Date in April 2004 (the "Class A-1 Final Scheduled Distribution Date"). The principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Distribution Date in January 2006 (the "Class A-2 Final Scheduled Distribution Date"). The principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on the Distribution Date in April 2007 (the "Class A-3 Final Scheduled Distribution Date"). The principal balance of the Class A-4 Notes, to the extent not previously paid, will be due on the Distribution Date in June 2010 (the "Class A-4 Final Scheduled Distribution Date"). The principal balance of the Class B Notes, to the extent not previously paid, will be due on the Distribution Date in June 2010 (the "Class B Final Scheduled Distribution Date"). The principal balance of the Class C Notes, to the extent not previously paid, will be due on the Distribution Date in June 2010 (the "Class C Final Scheduled Distribution Date"). The principal balance of the Class D Notes, to the extent not previously paid, will be due on the Distribution Date in June 2010 (the "Class D Final Scheduled Distribution Date"). The actual date on which the aggregate outstanding principal amount of any of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes or the Class D Notes is paid in full may be earlier than the applicable Final Scheduled Distribution Date due to a variety of factors as described herein.

         For purposes hereof, the following terms will have the following meanings:

         "Class A Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to the greater of (a) the outstanding amount of the Class A-1 Notes immediately prior to such Distribution Date and
(b) an amount equal to (i) the outstanding amount of the Class A Notes immediately prior to such Distribution Date minus (ii) the lesser of (A) 88.2% of the Pool Balance for such Distribution Date and (B) an amount equal to (1) the Pool Balance for such Distribution Date minus (2) the Overcollateralization Target Amount for such Distribution Date; provided, however, that, unless the Class A Notes have been paid in full, for any Distribution Date as of which the Three-Month Annualized Net Loss Ratio is greater than or equal to the Sequential Principal Payment Trigger Percentage in effect on that Distribution Date, the Class A Principal Distributable Amount will be 100% of the Regular Principal Allocation for such Distribution Date; provided, further, that on the Final Scheduled Payment Date of any class of Class A Notes, the Class A Principal Distributable Amount will not be less than the amount that is necessary to pay that class of Class A Notes in full; and provided, further, that the Class A Principal Distributable Amount on any Distribution Date will not exceed the outstanding amount of the Class A Notes on that Distribution Date.

         "Class B Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to (a) the sum of (i) the outstanding amount of the Class A Notes (after taking into account distribution of the Class A Principal Distributable Amount on such Distribution Date) and (ii) the outstanding amount of the Class B Notes immediately prior to such Distribution Date minus (b) the lesser of (i) 92.5% of the Pool Balance for such Distribution Date and (ii) an amount equal to (A) the Pool Balance for such Distribution Date minus (B) the Overcollateralization Target Amount for such Distribution Date; provided, however, that, for any Distribution Date as of which the Three-Month Annualized Net Loss Ratio is greater than or equal to the Sequential Principal Payment Trigger Percentage in effect on that Distribution Date, the Class B Principal Distributable Amount will be an amount equal to (x) 100% of the Regular Principal Allocation for such Distribution Date minus (y) the Class A Principal Distributable Amount for such Distribution Date; provided, further, that on the Class B Final Scheduled Distribution Date, the Class B Principal Distributable Amount will not be less than the amount that is necessary to pay the Class B Notes in full; and provided, further, that the Class B Principal Distributable Amount on any Distribution Date will not exceed the outstanding amount of the Class B Notes on that Distribution Date.

         "Class C Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to (a) the sum of (i) the outstanding amount of the Class A Notes (after taking into account distribution of the Class A Principal Distributable Amount on such Distribution Date), (ii) the outstanding amount of the Class B Notes (after taking into account distribution of the Class B Principal Distributable Amount on such Distribution Date) and (iii) the outstanding amount of the Class C Notes immediately prior to such Distribution Date minus (b) the lesser of (i) 94.5% of the Pool Balance for such Distribution Date and (ii) an amount equal to (A) the Pool Balance for such Distribution Date minus (B) the Overcollateralization Target Amount for such Distribution Date; provided, however, that for any Distribution Date as of which the Three-Month Annualized Net Loss Ratio is greater than or equal to the Sequential Principal Payment Trigger Percentage in effect on that Distribution Date, the Class C Principal Distributable Amount will be an amount equal to (x) 100% of the Regular Principal Allocation for such Distribution Date minus (y) an amount equal to the sum of (1) the Class A Principal Distributable Amount for such Distribution Date plus (2) the Class B Principal Distributable Amount for such Distribution Date; provided, further, that, on the Class C Final Scheduled Distribution Date, the Class C Principal Distributable Amount will not be less than the amount that is necessary to pay the Class C Notes in full; and provided, further, that the Class C Principal Distributable Amount on any Distribution Date will not exceed the outstanding amount of the Class C Notes on that Distribution Date.

         "Class D Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to (a) 100% of the Regular Principal Allocation for such Distribution Date minus (b) an amount equal to the sum of
(i) the Class A Principal Distributable Amount for such Distribution Date,
(ii) the Class B Principal Distributable Amount for such Distribution Date and
(iii) the Class C Principal Distributable Amount for such Distribution Date; provided, however, that, on the Class D Final Scheduled Distribution Date, the Class D Principal Distributable Amount will not be less than the amount that is necessary to pay the Class D Notes in full; and provided, further, that the Class D Principal Distributable Amount on any Distribution Date will not exceed the outstanding amount of the Class D Notes on that Distribution Date.

         "Annualized Net Loss Ratio" means, with respect to any Determination Date, the average for the six (6) preceding Collection Periods (or if prior to six (6) months from the Closing Date, the number of whole Collection Periods since the Closing Date), of the product of 12 times a fraction (expressed as a percentage), the numerator of which is equal to the Net Liquidation Losses during the Collection Period plus the Cram Down Losses that occurred during the Collection Period, and the denominator of which is equal to the aggregate Principal Balance of the Receivables as of the first day of the Collection Period. "Net Liquidation Losses" means, with respect to any Collection Period, the amount, if any, by which (a) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during that Collection Period exceeds (b) the Liquidation Proceeds, insurance proceeds and any Deficiency Balance recoveries received during that Collection Period. "Cram Down Loss" means, with respect to a Receivable, any loss resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces the amount owed on a Receivable or otherwise modifies or restructures the scheduled payments to be made thereon. The amount of any such Cram Down Loss will equal the excess of (i) the Principal Balance of the Receivable immediately prior to such order over (ii) the Principal Balance of such Receivable as so reduced, modified or restructured. A Cram Down Loss will be deemed to have occurred at the end of the Collection Period in which the Servicer enters the Cram Down Loss into its computer system (and the Servicer shall make such entry within two Business Days after receipt of notice of such order).

         "Three-Month Annualized Net Loss Ratio" means, with respect to any Determination Date, the average for the three (3) preceding Collection Periods (or if prior to three (3) months from the Closing Date, the number of whole Collection Periods since the Closing Date), of the product of 12 times a fraction (expressed as a percentage), the numerator of which is equal to the Net Liquidation Losses during the Collection Period plus the Cram Down Losses that occurred during the Collection Period, and the denominator of which is equal to the aggregate Principal Balance of the Receivables as of the first day of the Collection Period.

         "Total Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the related Collection Period: (i) all collections on the Receivables during such Collection Period allocable to interest in accordance with the Simple Interest Method and all collections on the Receivables during such Collection Period allocable to principal in accordance with the Simple Interest Method,
(ii) Liquidation Proceeds for such Collection Period, (iii) insurance proceeds for such Collection Period (other than proceeds to be applied to the restoration or repair of the related Financed Vehicle or released to the related Obligor in accordance with the terms of the related Receivable), (iv) GAP Amounts for such Collection Period, (v) Monthly Advances for such Collection Period, (vi) the Repurchase Amount of each Receivable that became a Repurchased Receivable during or in respect of such Collection Period, (vii) Deficiency Balance recoveries for such Collection Period, (viii) any rebate of an unearned insurance premium, service warranty or other amount received by the Servicer with respect to such Collection Period which was financed in the contract for a Financed Vehicle and (ix) any other amounts received by the Servicer in respect of a Receivable; provided, however, that the Total Distribution Amount will not include: (A) all payments and proceeds (including Liquidation Proceeds and insurance proceeds) of any Repurchased Receivables the Repurchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period, (B) any Late Fees collected by and paid to the Servicer during the related Collection Period and (C) costs and expenses incurred by the Servicer for or on behalf of an Obligor (such as retitling costs) that the Obligor repays to the Servicer.

         "Sequential Principal Payment Trigger Percentage" means, with respect to each Determination Date occurring in the time periods set forth below, the percentage corresponding thereto:

              Determination Date                             Percentage
              ------------------                             ----------
              May 2003 through and including March 2004         1.50%
              April 2004 through and including March 2005       2.25%
              April 2005 and thereafter                         2.50%

Optional Purchase of Receivables

         As an administrative convenience, the Servicer or, if the Servicer does not exercise this right, a Certificateholder evidencing 100% of the percentage interests in the Certificates (if such Certificateholder is not the Seller, the Depositor or an affiliate thereof), may purchase all the Receivables and other Trust Property on any Distribution Date if, as of the last day of the related Collection Period, the aggregate outstanding Principal Balance of the Receivables has declined to less than 10% of the initial Pool Balance as of the Cut-Off Date. To exercise this option, the Servicer or such Certificateholder must pay an amount equal to the fair market value for the Receivables at the time such option is exercised but not less than the Redemption Price of the Notes. Upon exercising the option, the Servicer or such Certificateholder will succeed to all interests in and to the Trust Property. The purchase price paid by the Servicer or Certificateholder will be deposited into the Collection Account by the Servicer or the Certificateholder, as applicable and distributed pursuant to "--Priority of Distribution Amounts" below. See "Certain Matters Regarding the Servicer--Termination" in the accompanying prospectus. If the Servicer exercises its option to purchase the Receivables, any Certificateholder (unless such Certificateholder is the Seller, the Depositor or an affiliate thereof) can purchase the Receivables from the Servicer at a price equal to the price that the Servicer paid for such Receivables.

         This purchase will cause a redemption of the Notes; provided, however, that the Servicer or the Issuer will provide the Indenture Trustee and the Rating Agencies at least 20 days' prior written notice of any redemption. The Indenture Trustee will give notice to each Noteholder at least ten days prior to any such redemption. The redemption price for each Note will be equal to the outstanding principal balance of the relevant Note on the date of redemption plus accrued and unpaid interest on the outstanding principal balance of such Note plus interest on any overdue interest (to the extent lawful) at the applicable interest rate for such Note (the "Redemption Price"). The Servicer or the Certificateholder, as applicable, will deposit the Redemption Price into the Collection Account, and the Indenture Trustee will distribute the amounts so deposited in accordance with "-- Priority of Distribution Amounts" below.


                 SOURCES OF FUNDS AVAILABLE FOR DISTRIBUTION
                           ON ANY DISTRIBUTION DATE


                              [GRAPHIC OMITTED]



Priority of Distribution Amounts

         On each Distribution Date, the Indenture Trustee will make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

         (1) to the Servicer, the amount of the Servicing Fee and Servicing Reimbursement Amount for the related Collection Period (and any accrued and unpaid Servicing Fees and Servicing Reimbursement Amounts from prior Collection Periods);

         (2) from the Total Distribution Amount remaining after the application of clause (1), (x) pro rata (a) to the Indenture Trustee, the Indenture Trustee Fee for the related Collection Period (and any accrued and unpaid Indenture Trustee Fees from prior Collection Periods), and (b) to the Owner Trustee, the Owner Trustee Fee for the related Collection Period (and any accrued and unpaid Owner Trustee Fees from prior Collection Periods), and then (y) pro rata to the Indenture Trustee and the Owner Trustee, any other accrued and unpaid amounts (including reasonable legal fees and expenses) owed to the Indenture Trustee and the Owner Trustee not to exceed $100,000 in the aggregate in any consecutive twelve (12) month period;

         (3) to the Note Interest Distribution Account, for distribution to the Class A Noteholders, ratably, from the Total Distribution Amount remaining after the application of clauses (1) and (2), the Class A Noteholders' Interest Distributable Amount;

         (4) to the Principal Distribution Account, for distribution as described herein, from the Total Distribution Amount remaining after the application of clauses (1) through (3), the First Allocation of Principal, if any;

         (5) to the Note Interest Distribution Account, for distribution to the Class B Noteholders, from the Total Distribution Amount remaining after the application of clauses (1) through (4), the Class B Noteholders' Interest Distributable Amount;

         (6) to the Principal Distribution Account, for distribution as described herein, from the Total Distribution Amount remaining after the application of clauses (1) through (5), the Second Allocation of Principal, if any, reduced by any First Allocation of Principal paid pursuant to clause (4) above;

         (7) to the Note Interest Distribution Account, for distribution to the Class C Noteholders, from the Total Distribution Amount remaining after the application of clauses (1) through (6), the Class C Noteholders' Interest Distributable Amount;

         (8) to the Principal Distribution Account, for distribution as described herein, from the Total Distribution Amount remaining after the application of clauses (1) through (7), the Third Allocation of Principal, if any, reduced by any First Allocation of Principal paid pursuant to clause (4) above and any Second Allocation of Principal paid pursuant to clause (6) above;

         (9) to the Note Interest Distribution Account, for distribution to the Class D Noteholders, from the Total Distribution Amount remaining after the application of clauses (1) through (8), the Class D Noteholders' Interest Distributable Amount;

         (10) to the Principal Distribution Account, for distribution as described herein, from the Total Distribution Amount remaining after the application of clauses (1) through (9), the Regular Principal Allocation, reduced by any First Allocation of Principal paid pursuant to clause (4) above, any Second Allocation of Principal paid pursuant to clause (6) above and any Third Allocation of Principal paid pursuant to clause (8) above;

         (11) to the applicable party, from the Total Distribution Amount remaining after the application of clauses (1) through (10), any accrued and unpaid fees or expenses (including reasonable legal fees and expenses) or any other amounts owed to such party, to the extent not paid pursuant to clauses (1) through
               (10); and

         (12) the remainder, if any, of the Total Distribution Amount, to the Certificate Distribution Account for distribution to the Certificateholders.

         On each Distribution Date, all amounts on deposit in the Note Interest Distribution Account will be generally distributed in the order of priority described under "--Payments of Interest" above. On each Distribution Date, all amounts on deposit in the Principal Distribution Account will be generally distributed in the order of priority described under "--Payments of Principal" above.

         For purposes of this prospectus supplement, the following terms shall have the following meanings:

         "Class A Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Interest Distributable Amount for such Distribution Date, the Class A-2 Interest Distributable Amount for such Distribution Date, the Class A-3 Interest Distributable Amount for such Distribution Date and the Class A-4 Interest Distributable Amount for such Distribution Date.

         "Regular Principal Allocation" means, with respect to any Distribution Date, the excess, if any, of the aggregate outstanding principal amount of the Notes as of the day immediately preceding such Distribution Date over the result of (a) the Pool Balance with respect to such Distribution Date minus (b) the Overcollateralization Target Amount with respect to such Distribution Date; provided, however, that the Regular Principal Allocation on any Distribution Date will not exceed the outstanding principal amount of the Notes; and provided, further, that the Regular Principal Allocation on or after the Final Scheduled Distribution Date of any class of Notes will not be less than the amount that is necessary to reduce the outstanding principal amount of such class of Notes to zero.

         "First Allocation of Principal" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such Distribution Date over (y) the Pool Balance with respect to such Distribution Date.

         "Second Allocation of Principal" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such Distribution Date over (y) the Pool Balance with respect to such Distribution Date.

         "Third Allocation of Principal" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such Distribution Date over (y) the Pool Balance with respect to such Distribution Date.


                  DISTRIBUTION OF FUNDS ON EACH DISTRIBUTION
                DATE WHEN NO EVENT OF DEFAULT HAS OCCURRED(1)


                               [GRAPHIC OMITTED]



(1) The chart above is for illustrative purposes only.


Priority of Payments Following Events of Default Under The Indenture Resulting in Acceleration of The Notes

         Notwithstanding the foregoing, on each Distribution Date following the occurrence and during the continuation of an Event of Default under the Indenture relating to default in the payment of principal or interest on any Note or the occurrence of an event of insolvency or dissolution which Event of Default has resulted in an acceleration of the Notes (but prior to any liquidation of the Receivables and other Trust Property):

         (1) if the Class A Notes are outstanding, the funds on deposit in the Collection Account remaining after the payment of items (1) through (3) under "--Priority of Distribution Amounts" herein, will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of the Class A Notes to zero; or

         (2) if the Class A Notes are paid in full, the funds on deposit in the Collection Account remaining after the payment of the amounts described in clause (1) directly above and interest on the Class B Notes for such Distribution Date will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of the Class B Notes to zero; or

         (3) if the Class A Notes and Class B Notes are paid in full, the funds on deposit in the Collection Account remaining after the payment of the amounts described in clauses (1) and (2) directly above and interest on the Class C Notes for such Distribution Date will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of the Class C Notes to zero; or

         (4) if the Class A Notes, Class B Notes and Class C Notes are paid in full, the funds on deposit in the Collection Account remaining after the payment of the amounts described in clauses (1) through (3) directly above and interest on the Class D Notes for such Distribution Date will be deposited in the Principal Distribution Account to the extent necessary to reduce the principal amount of the Class D Notes to zero; or

         (5) if any amounts remain after making the payments described in clauses (1) through (4) directly above, such amounts will be distributed as described above under "--Priority of Distribution Amounts" to the extent any amounts payable thereunder have not been previously paid.

         Any amounts transferred to the Principal Distribution Account pursuant to clause (1) above will be applied to the repayment of principal of the Class A-1 Notes, and next to the repayment of principal of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes pro rata based on the respective principal balances of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

         In such case, no distributions of principal or interest on the Class B Notes will be made until payment in full of principal and interest on the Class A Notes, and no distributions of principal or interest on the Class C Notes will be made until payment in full of principal and interest on the Class A Notes and the Class B Notes, and no distributions of principal or interest on the Class D Notes will be made until payment in full of principal and interest on the Class A Notes, the Class B Notes and the Class C Notes.

         Following an Event of Default under the Indenture, the Indenture Trustee may elect to liquidate the Receivables and the other Trust Property, subject to the requirements described in this prospectus supplement under "--Events of Default; Rights upon Events of Default" below. Irrespective of the type of Event of Default under the Indenture upon such a liquidation of Receivables and other Trust Property, the proceeds of such a liquidation will be distributed in the order of priority described in the third paragraph under "--Events of Default; Rights upon Events of Default" below.

Statements to Securityholders

         On each Distribution Date, the Indenture Trustee will prepare, based in part on information supplied by the Servicer, and provide to each Noteholder of record as of the most recent Record Date, and shall provide to each Rating Agency, the Seller and to the Owner Trustee (with a copy to each paying agent (if any)) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date, a statement which sets forth the information required under the Sale and Servicing Agreement. Each statement will include at least the following information with respect to the Distribution Date or the immediately preceding Collection Period, as applicable:

         (1) the amount of the distribution allocable to principal of each class of Notes;

         (2) the amount of the distribution allocable to interest on or with respect to each class of Notes;

         (3)   the amount of the Regular Principal Allocation;

         (4)   the amount of the First Allocation of Principal, if any;

         (5)   the amount of the Second Allocation of Principal, if any;

         (6)   the amount of the Third Allocation of Principal, if any;

         (7) the Pool Balance with respect to such Distribution Date, after giving effect to payments allocated to principal under clause
               (1) above;

         (8) the outstanding aggregate principal amount of, and the note factor, for each class of Notes after giving effect to all payments reported under clause (1) above on such date;

         (9) the amount of the Servicing Fee and Servicing Reimbursement Amount paid to the Servicer with respect to the related Collection Period;

         (10) the respective amounts of the Owner Trustee Fee paid to the Owner Trustee, and the Indenture Trustee Fee paid to the Indenture Trustee in each case with respect to the related Collection Period;

         (11) the aggregate amounts of Realized Losses, if any, and Cram Down Losses, if any, separately identified, with respect to the related Collection Period;

         (12) the aggregate Principal Balance of all Receivables that became Defaulted Receivables or Repurchased Receivables during the related Collection Period;

         (13) the aggregate Principal Balance of Receivables that are 30 to 59 days, 60 to 89 days or 90 days or more delinquent as of the last day of the related Collection Period;

         (14) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Carryover Shortfall, the Class A-4 Interest Carryover Shortfall, the Class B Interest Carryover Shortfall, the Class C Interest Carryover Shortfall and the Class D Interest Carryover Shortfall, in each case after giving effect to payments on such Distribution Date, and any change in such amounts from the preceding statement;

         (15) the aggregate Repurchase Amounts for Repurchased Receivables, if any, that were or are to be purchased during or with respect to such Collection Period;

         (16) the aggregate Principal Balance and number of all Receivables with respect to which the related Financed Vehicle was repossessed;

         (17) the aggregate Principal Balance and number of Receivables with respect to which the Servicer granted an extension;

         (18) the Overcollateralization Target Amount for the next Distribution Date;

         (19)  the Cumulative Net Loss Ratio as of such Determination Date;

         (20)  the Annualized Net Loss Ratio as of such Determination Date;

         (21) the Three-Month Annualized Net Loss Ratio as of such Determination Date; and

         (22)  the Pool Delinquency Percentage as of such Determination Date.

         Each amount set forth on the Distribution Date statement under clauses (1), (2), (3), (4), (5), (6), (9) or (10) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note, as applicable.

Credit Support

         Subordination. The Class B Notes, the Class C Notes and the Class D Notes will each be subordinated with respect to each class of Notes with a higher alphabetical designation as follows:

         (1) on each Distribution Date, no interest will be paid on a class of Notes until all interest due on each class of Notes with a higher alphabetical designation has been paid in full through the related Interest Accrual Period, including, to the extent lawful, interest on overdue interest; and

         (2) on each Distribution Date, no principal will be paid on a class of Notes until all principal due on each class of Notes with a higher alphabetical designation on that Distribution Date has been paid in full.

         The subordination of the Class B Notes, Class C Notes and the Class D Notes is intended to decrease the risk of default by the Trust with respect to payments due to more senior classes of Notes.

         Overcollateralization. The amounts in respect of principal that are distributable to Noteholders on each Distribution Date are intended, among other things, to result in a certain excess of the Pool Balance over the aggregate outstanding principal amount of the Notes. This excess is called "overcollateralization." On any Distribution Date, the "Overcollateralization Target Amount" will be equal to the greater of (x) 2.00% of the outstanding Principal Balance of the Receivables as of the close of business on the last day of the prior Collection Period and (y) 1.00% of the initial Pool Balance. Collections on the Receivables will be applied to payments of principal on the Notes in a manner that is intended to increase the level of overcollateralization to the Overcollateralization Target Amount, until the Overcollateralization Target Amount is reached. On any Distribution Date, the amount of overcollateralization will be available to absorb the Notes' share of losses from Defaulted Receivables, if those losses are not otherwise covered by excess collections from the Receivables, if any. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" in the accompanying prospectus.

The Indenture

         The Indenture Trustee. JPMorgan Chase Bank is the Indenture Trustee under the Indenture. For the purpose of meeting the legal requirements of some jurisdictions, the Indenture Trustee may appoint co-trustees or separate trustees of all or any part of the trust estate and confer upon this party any powers, duties, obligations, rights and trusts as the Indenture Trustee deems necessary, or desirable. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Indenture Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee who will exercise and perform these rights, powers, duties, and obligations solely at the direction of the Indenture Trustee.

         The Indenture Trustee may resign at any time after written notice to the Issuer and each Rating Agency in which event the Issuer will be obligated to appoint a successor trustee. The Issuer may remove the Indenture Trustee if, among other reasons, the Indenture Trustee ceases to be eligible to continue as the Indenture Trustee under the Indenture, becomes legally unable to act or becomes insolvent. In these circumstances, the Issuer will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment of a successor trustee.

         Under the Indenture the Issuer will indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees and expenses) incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture or any other Basic Document to which the Indenture Trustee is a party to the extent of and in accordance with the priority described above under clause (ii) under "--Priority of Distribution Amounts".

         The Sale and Servicing Agreement will provide that the Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any and all claims, losses, damages, penalties, fees, disbursements or expenses incurred by the Indenture Trustee arising out of or as a result of claims of third parties arising from (i) the failure of the Servicer to perform its duties as servicer and custodian and to service the Receivables in accordance with the terms of the Sale and Servicing Agreement,
(ii) the breach of any representation or warranty, covenant or other agreement set forth in the Sale and Servicing Agreement or the other Basic Documents applicable to the Servicer or (iii) the use, ownership or operation by the Servicer or any affiliate thereof of a Financed Vehicle; provided, however, that the Servicer will have no obligation to indemnify the Indenture Trustee in connection with (x) a Receivable being deemed to be unenforceable in a jurisdiction or (y) any impairment of receipt of collections on a Receivable if either of the foregoing occurs as a result of the Issuer's, the Indenture Trustee's or the Owner Trustee's failure to obtain any license or consent necessary in connection with the ownership or enforcement of the Receivables or the inability of the Servicer to pursue litigation as a result of the restrictions set forth in the Sale and Servicing Agreement.

         The Indenture Trustee makes no representations as to the validity or sufficiency of the Indenture or the Notes, other than the authentication of the Notes, or any Receivables and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes or the Receivables, or the investment of any monies received by the Servicer before the monies are deposited in the Collection Account. The Indenture Trustee has not independently verified the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. The Indenture Trustee will determine whether the certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture conform to the requirements of the Indenture.

         Modification Of Indenture Without Noteholder Consent. The Issuer and the Indenture Trustee may, without consent of the Noteholders, but with prior written notice to the Rating Agencies (with a copy to the Indenture Trustee) and upon receipt of an Issuer order, enter into one or more supplemental indentures for any of the following purposes:

         o to correct or amplify the description of the property subject to the lien of the Indenture or add additional property to it;

         o to evidence the succession of another Person to the Trust and the assumption by the successor of the covenants of the Trust;

         o to add additional covenants of the Issuer for the benefit of the Noteholders or to surrender any right or power conferred on the Trust;

         o to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

         o to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision of the Indenture or any supplemental indenture;

         o to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

         o to modify, eliminate or add to the provisions of the Indenture as necessary to effect the qualification of the Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted; and

         o to add any provisions to, change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided, however, that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder; and each Rating Agency shall have notified the Issuer and the Indenture Trustee in writing that the amendment would not result in the downgrading, reduction or withdrawal of the ratings then assigned to any class of Notes.

         Modification Of Indenture With Noteholder Consent. Upon prior written notice to the Rating Agencies and receipt of an Issuer order, the Issuer and the Indenture Trustee, with the consent of a majority of the Noteholders of the Controlling Class, may execute one or more supplemental indentures to add, change or eliminate any other provisions of the Indenture or to modify in any manner the rights of the Noteholders under the Indenture. Without the prior written consent of the Holder of each outstanding related Note affected, however, no supplemental indenture will:

         o change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate on the Note or the redemption price with respect to the Note, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of the assets of the Trust to the payment of principal of or interest on the Notes, change any place of payment where or the coin or currency in which any Note or any interest on the Note is payable;

         o impair the right to institute suit for the enforcement of particular provisions of the Indenture regarding payment;

         o reduce the percentage of the aggregate amount of the outstanding Notes the consent of the Holders of which is required for any supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with particular provisions of the Indenture or of some of the defaults under the Indenture and their consequences as provided for in the Indenture;

         o modify or alter the provisions of the Indenture regarding particular aspects of what constitutes an "Outstanding" Note or the definition of "Controlling Class";

         o reduce the percentage of the aggregate outstanding amount of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the assets of the Trust if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

         o modify the provision of the Indenture requiring consent of Noteholders except to increase the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture or to provide additional provisions requiring the consent of each Noteholder prior to modification or waiver;

         o modify any of the provisions of the Indenture affecting the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date; or

         o permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture.

Events Of Default; Rights Upon Events Of Default

         The occurrence of the following events will constitute Events of Default under the Indenture:

         (1) a default for 35 days or more in the payment of any interest on the Class A Notes or, if the Class A Notes are no longer outstanding, the Class B Notes or, if the Class B Notes are no longer outstanding, the Class C Notes or, if the Class C Notes are no longer outstanding, the Class D Notes (the most senior class of Notes outstanding, the "Controlling Class") when the same becomes due and payable;

         (2) a default in the payment of principal of any Note when the same becomes due and payable;

         (3) a default in the observance or performance in any material respect of any other covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Controlling Class;

         (4) any representation or warranty made by the Trust in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made if such breach is not cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Controlling Class; or

         (5) certain events of bankruptcy, insolvency, receivership, conservatorship or liquidation with respect to the Trust.

         The amount of principal required to be paid to Noteholders under the Indenture on any Distribution Date will generally be limited to amounts available to be deposited in the Principal Distribution Account; therefore, the failure to pay principal on a class of Notes will generally not result in the occurrence of an Event of Default under the Indenture until the applicable Final Scheduled Distribution Date for such class of Notes.

         If an Event of Default occurs under the Indenture, then the Indenture Trustee may, and at the direction of the holders of not less than a majority of the aggregate outstanding principal amount of the Controlling Class shall, declare all the Notes to be immediately due and payable. Under such circumstances, the Indenture Trustee may institute proceedings to foreclose on the assets of the Trust, may exercise any other remedies as a secured party, including selling the assets of the Trust, or may elect to maintain possession of the assets of the Trust and continue to apply collections on the assets of the Trust as if there had been no declaration of acceleration. However, the Indenture Trustee will be prohibited from liquidating the assets of the Trust following an Event of Default under the Indenture other than an Event of Default listed in clause (1) or (2) of the second preceding paragraph, unless,
(i) with respect to any Event of Default listed in clause (5) of the second preceding paragraph, (a) the holders of a majority of the aggregate outstanding principal amount of the Controlling Class consent to such liquidation; (b) the proceeds of such liquidation are sufficient to pay in full the principal of and accrued interest on the outstanding Notes at the date of such liquidation; or (c) the Indenture Trustee determines which determination may, at the Indenture Trustee's option, be based upon an analysis provided by an independent accounting firm (which shall be at the expense of the Issuer) that the assets of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable and the Indenture Trustee obtains the consent of the holders of Notes representing two-thirds of the aggregate outstanding principal amount of the Controlling Class, or (ii) with respect to any Event of Default listed in clause (3) or
(4) of the second preceding paragraph, (a) the holders of all the outstanding Notes consent thereto; or (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest on all the outstanding Notes. Any proceeds received in connection with a sale of the Receivables and the other assets of the Trust described in this paragraph, net of certain fees and expenses, shall be distributed ratably to the Class A Notes to the extent of interest thereon and then, sequentially, to the principal of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, interest and then principal of the Class B Notes, interest and then principal of the Class C Notes and interest and then principal of the Class D Notes, in that order until the outstanding principal balance of each such class of Notes is reduced to zero.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing under the Indenture with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the aggregate outstanding principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the Indenture Trustee. In addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of the Controlling Class may, in certain cases, waive any Event of Default under the Indenture except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes.

         Notwithstanding the Events of Default described above, until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an Event of Default under the Indenture, until the Class B Notes have been paid in full, the failure to pay interest due on the Class C Notes will not be an Event of Default under the Indenture and until the Class C Notes have been paid in full, the failure to pay interest due on the Class D Notes will not be an Event of Default under the Indenture.

         No holder of a Note will have the right to institute any proceeding with respect to the Indenture unless:

         (1) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default;

         (2) the holders of not less than 25% of the aggregate outstanding principal amount of the Controlling Class have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

         (3) such holder or holders have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by the Indenture Trustee;

         (4) the Indenture Trustee has for 60 days after its receipt of such notice described in clause (1) above failed to institute such proceeding; and

         (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the aggregate outstanding principal amount of the Controlling Class.

         None of the Indenture Trustee or the Owner Trustee in its individual capacity, any Certificateholder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors, or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

         Each Noteholder, by accepting a Note, and the Indenture Trustee will covenant that they will not at any time institute against the Trust or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Statement to Noteholders; Servicer Reports to the Indenture Trustee

         Under the Sale and Servicing Agreement, the Servicer will perform some monitoring and reporting functions for the Trust, including the preparation and delivery of the Servicer's Report on each Determination Date to the Indenture Trustee and the Rating Agencies setting forth specified information with respect to the preceding Collection Period.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will be required to mail to each person who at any time during the relevant calendar year will have been a Noteholder, a statement containing information related to the Noteholder's preparation of federal income tax returns.


                   DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes some of the terms of the Transaction Documents. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions in the Transaction Documents. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements (as this term is used in the accompanying prospectus) set forth in the accompanying prospectus, to which description reference is made by this prospectus supplement.

Sale and Assignment of Receivables

         At the time of issuance of the Notes, the Seller will sell and assign to the Depositor, the Seller's entire interest in the Receivables, including its security interests in the Financed Vehicles, and the Depositor will sell and assign to the Trust the Depositor's entire interest in the Receivables, including the security interests in the Financed Vehicles. On the Closing Date, the Trust will pledge the Receivables to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture. Each Receivable will be identified in a schedule to the Sale and Servicing Agreement. The Indenture Trustee will, concurrently with the pledge, authenticate and deliver the Notes, which will have been executed on behalf of the Trust.

Assignment, Assumption and Recognition Agreement

         Pursuant to the Assignment, Assumption and Recognition Agreement, the Seller will assign the representations and warranties made by Huntington with respect to the Receivables as of March 14, 2003 (the "Receivables Representation Date") to the Depositor and the Depositor will assign such representations and warranties to the Trust as of the Closing Date pursuant to the Sale and Servicing Agreement. Such representations and warranties include, among others, that as of the Receivables Representation Date:

         o the information provided in the schedule to the Purchase Agreement regarding the Receivables was true, correct and complete;

         o Huntington (i) had not sold, assigned, or pledged the Receivables to any Person, (ii) had good and marketable title to each Receivable free and clear of any encumbrance, equity, pledge, charge, claim or security interest and (iii) was the sole owner of the Receivables and had full right to sell the Receivables to the Seller and upon the sale thereof the Seller had good and marketable title thereto;

         o each of the Receivables was secured by a first priority perfected security interest in the related Financed Vehicle in favor of the Seller and this security interest was validly assigned to the Seller; and

         o each Receivable, at the time it was originated and acquired, complied in all material respects with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

         In addition, Huntington, as Servicer, will make certain representations and warranties with respect to the Receivables to the Trust as of the Closing Date pursuant to the Sale and Servicing Agreement. Such representations and warranties include, among others, that:

         o the information set forth on Schedule A to the Sale and Servicing Agreement regarding the Receivables is true, correct and complete;

         o as of the Cut-Off Date, the Servicer has not received notice that the Obligor under any Receivable has filed for bankruptcy, and to the best of the Servicer's knowledge, the Obligor under each Receivable is not in bankruptcy or similar proceedings;

         o the Receivables are free and clear of all liens or claims and no right of setoff, counterclaim or defense had been asserted or threatened with respect to the unpaid principal or interest due under such Receivables;

         o the Obligor with respect to each Receivable is required pursuant to the terms of the related Receivable to obtain insurance covering the Financed Vehicle and each Financed Vehicle is covered by the VSI Policy;

         o as of the Cut-Off Date, no more than 0.17% of the initial Pool Balance is 30 to 59 days delinquent and no Receivable is more than 59 days delinquent; and

         o the servicing of the Receivables has complied and now complies with applicable federal and state law.

         Pursuant to the Purchase Agreement and the Sale and Servicing Agreement, Huntington will be obligated to repurchase a Receivable from the Trust, at the option of the Trust, upon a breach of any representation or warranty made by Huntington with respect to the Receivable if the breach has not been cured following discovery by or notice to Huntington of the breach. Pursuant to the Sale and Servicing Agreement, the Servicer will be obligated to purchase a Receivable from the Trust in connection with a breach of some of its servicing obligations under the Sale and Servicing Agreement, including its obligation to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle or other covenants with respect to the Servicer, if the breach has not been cured following the discovery by or notice to the Servicer of the breach. Each Receivable will be purchased from the Trust at a price equal to the Repurchase Amount. This repurchase obligation will constitute the sole remedy available for any uncured breaches for representations and warranties made under the Purchase Agreement and the Sale and Servicing Agreement.

         Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Receivables. The documents evidencing the Receivables will be retained by Huntington as Servicer. In addition, Huntington's accounting records and computer systems, as well as the Receivables themselves, will be marked to reflect the sale and assignment, and UCC financing statements reflecting the sale and assignment will be filed. See "Certain Legal Aspects of the Receivables--Security Interests in Financed Vehicles" in the accompanying prospectus.

Servicing Procedures and Advances

         The Servicer will manage, service, administer and make collections on the Receivables in accordance with the servicing standards set forth in the Purchase Agreement, or in the event that the Purchase Agreement does not specify a particular standard, in accordance with its usual and customary procedures, consistent with the procedures employed by institutions that service motor vehicle installment sale contracts or motor vehicle installment loan notes for their own account or for the account of third parties. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will take such actions as it would take under similar circumstances with respect to a similar motor vehicle retail installment contract or motor vehicle installment loan note held for its own account for investment all as set forth in the Sale and Servicing Agreement.

         Monthly Advances. The Servicer will advance the interest portion of each monthly payment that is delinquent for any Receivable at the close of business on the last day of a Collection Period, either as a result of non-payment by an Obligor or because payment in the Collection Period had been deferred by the Servicer pursuant to the terms of the Sale and Servicing Agreement (each such advance, a "Monthly Advance"). Monthly Advances will be made from amounts held for future distribution by the Servicer; provided that, the Servicer has a long-term credit rating of at least "A" by S&P and "A2" by Moody's or from the Servicer's own funds if such rating requirements are not met by the Servicer. The Servicer's obligation to make such Monthly Advances as to any Receivable will continue through the earlier to occur of (i) the last monthly payment due prior to the payment in full of the Receivable or
(ii) the last Remittance Date prior to the Remittance Date for the remittance of all Liquidation Proceeds and other payments or recoveries (including insurance proceeds) with respect to the Receivable; provided, however, that if requested by a Rating Agency, the Servicer will be obligated to make such Monthly Advances through the Remittance Date prior to the Distribution Date prior to the date on which cash is received in connection with the liquidation of the related Financed Vehicle; provided, further, however, that the obligation to pay Monthly Advances will cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Receivable are non-recoverable by the Servicer from Liquidation Proceeds or otherwise from amounts allocable to interest with respect to the Receivables.

         Servicing Advances. The Servicer may also make advances for customary, reasonable and necessary out-of-pocket costs and expenses (other than Monthly Advances) that the Servicer may incur in connection with its servicing of the Receivables, including, but not limited to, the cost of repossessing a Financed Vehicle and restoring and reconditioning such Financed Vehicle in preparation for auction, any enforcement or judicial proceedings or the sale or other disposition of repossessed Financed Vehicles.

         Consistent with the Sale and Servicing Agreement and its normal collection practices and procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule; provided, however, that the Servicer may not grant more than one (1) extension on such Receivable in any calendar year and not more than three (3) extensions on any such Receivable. No extension or modification in accordance with the Sale and Servicing Agreement will result in a repurchase obligation for the Servicer; provided, however, that if the Servicer extends the date for the final payment by any Obligor of any Receivable beyond six (6) months past December 10, 2009, the Servicer will promptly purchase such Receivable at the Repurchase Amount.

GAP Amounts

         Some of the Receivables are covered by HNB GAP. If all or a portion of the Principal Balance of a Receivable is required to be cancelled pursuant to HNB GAP, Huntington will notify the Servicer, the Servicer will reduce the Principal Balance of such Receivable by the GAP Amount, and Huntington will remit to the Servicer the GAP Amount. The Trust will have no right to collect the GAP Amount from any Obligor.

Accounts

         On or before the Closing Date, the Indenture Trustee will establish, or cause to be established, the Collection Account, the Note Interest Distribution Account and the Principal Distribution Account and the Owner Trustee will establish, or cause the paying agent to establish, the Certificate Distribution Account. Those accounts will be used by the Servicer, the Indenture Trustee, and the paying agent under the Trust Agreement in connection with the servicing of the Receivables and making distributions pursuant to the Sale and Servicing Agreement, as applicable.

         Funds in the Collection Account will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments rated in the highest investment category by each of the Rating Agencies. Any earnings on amounts on deposit in the Collection Account will not be available to fund distributions to Noteholders.

         The Collection Account, the Note Interest Distribution Account and the Principal Distribution Account (together, the "Trust Accounts") will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any state thereof, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or the Owner Trustee or (b) a depository institution organized under the laws of the United States of America or any state thereof, (i) that has either (A) a long-term unsecured debt rating of at least "AA-" by S&P and "A2" by Moody's or (B) a short-term unsecured debt rating or certificate of deposit rating of at least "A-1+" by S&P and "Prime-1" by Moody's and (ii) the deposits of which are insured by the FDIC.

Collection Account

         A collection account (the "Collection Account") will be established and maintained, for the benefit of the Noteholders and the Certificateholders, at the Indenture Trustee. The Servicer will remit to the Collection Account the Total Distribution Amount on each Remittance Date for so long as (i) Huntington is the Servicer, (ii) Huntington has a short-term senior unsecured debt rating equal to or greater than "Prime-1" by Moody's and "A-1" by S&P and
(iii) no Servicer Termination Event shall have occurred and be continuing. So long as the conditions set forth in clauses (i) through (iii) above are satisfied, the Servicer may make any remittance pursuant to the preceding sentence net of the Servicing Fee and any Servicing Reimbursement Amount payable to the Servicer on the related Distribution Date. If (i) Huntington is no longer the Servicer, (ii) Huntington no longer has a short-term senior unsecured debt rating equal to or greater than "Prime-1" by Moody's and "A-1" by S&P, or (iii) a Servicer Termination Event shall have occurred and be continuing, the Servicer will remit to the Collection Account within two (2) Business Days of receipt thereof any amounts received by it that are to be included in the Total Distribution Amount for such Collection Period. Notwithstanding anything herein to the contrary, so long as Huntington is the Servicer, Huntington may withhold from deposit into the Collection Account any amounts indicated on the related Servicer's Certificate, in the form attached to the Sale and Servicing Agreement, as being due and payable to the Servicer during each Collection Period. If the Servicer is not able to remit such amounts at such time, those funds will not be available for distribution to Noteholders, and Noteholders might incur a loss as a result. The Indenture Trustee will possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof and all such funds and proceeds will be part of the assets of the Trust.

Note Interest Distribution Account

         On or prior to the Closing Date, the Indenture Trustee will establish and maintain initially with itself, in its name, an account into which amounts released from the Collection Account for payments of interest to the Noteholders will be deposited and from which all distributions of interest to the Noteholders will be made (the "Note Interest Distribution Account").

Principal Distribution Account

         On or prior to the Closing Date, the Indenture Trustee will establish and maintain, initially with itself, in its name, an account into which amounts released from the Collection Account for payments of principal to the Noteholders will be deposited and from which all distributions of principal to the Noteholders will be made (the "Principal Distribution Account").

Certificate Distribution Account

         On or prior to the Closing Date, the Owner Trustee will establish or will cause the paying agent under the Trust Agreement to establish an account in the name of the Owner Trustee (the "Certificate Distribution Account") into which amounts released from the Collection Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made.

Deposit of Other Amounts

         The Servicer will remit or cause to be remitted the aggregate Repurchase Amount of any Receivables required to be purchased by it or repurchased by Huntington from the Trust to the Collection Account. In addition, any Liquidation Proceeds, GAP Amounts and other amounts constituting collections on the Receivables (other than certain Late Fees and other similar items) will be remitted by the Servicer to the Collection Account as described above under "--Collection Account".

Servicing Compensation

         The Servicer is entitled under the Sale and Servicing Agreement to receive on each Distribution Date a fee (the "Servicing Fee") equal to one-twelfth of the product of (a) 1.00% per annum (the "Servicing Fee Rate") and (b) the Principal Balance of the Receivables as of the first day of each Collection Period, except for the first Collection Period, which will be the initial Pool Balance as of the Cut-Off Date. The Servicer will also be reimbursed for Monthly Advances, made as described herein under "Description of the Transaction Documents--Servicing Procedures and Advances," unreimbursed Servicing Advances and certain reasonable out-of-pocket expenses to the extent permitted under the Sale and Servicing Agreement (collectively, the "Servicing Reimbursement Amount"). The Servicing Fee and Servicing Reimbursement Amount will be paid out of collections from the Receivables pursuant to the distribution priorities described under "The Notes--Priority of Distribution Amounts". If any other entity becomes the successor Servicer, it will receive compensation as described below under "--Servicer Termination Events; Additional Servicer Termination Events."

         The Servicing Fee and the Servicing Reimbursement Amount will compensate the Servicer for performing the functions of a third-party servicer of the Receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting any required tax information to Obligors, paying costs of collections and monitoring the collateral. In addition, the Servicing Fee will:

         (a) compensate the Servicer for administering and servicing the Receivables, including accounting for collections, furnishing monthly and annual statements with respect to payments and generating federal income tax information, if any, and

         (b) reimburse the Servicer for some of the taxes, independent accountants' fees and other costs incurred in connection with administering the Receivables.

Evidence as to Compliance

         The Sale and Servicing Agreement will provide that the Servicer will cause a firm of nationally recognized independent certified public accountants to deliver to the Servicer, on or before March 15th of each year, commencing March 15, 2004, a statement addressed to the Owner Trustee, the Indenture Trustee and each Rating Agency to the effect that such firm has audited the documents or records of the Servicer relating to the Receivables and issued its report thereon for the fiscal year ended the immediately preceding calendar year (or, for the first report, the period from the Closing Date to December 31st of such year). The Servicer will deliver a copy of the report to the Owner Trustee, the Indenture Trustee and each Rating Agency.

         The Sale and Servicing Agreement will also provide for delivery to the Owner Trustee, the Indenture Trustee and the Rating Agencies, on or before March 15th of each year, commencing March 15, 2004, of a certificate signed by an officer of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fully performed all its obligations under the Sale and Servicing Agreement during the preceding calendar year, or, for the first report, from the Closing Date to December 31st of such year, or, if there has been a default in the fulfillment of any obligation, describing each default. A copy of the certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the corporate trust office.

Certain Matters Regarding the Servicer

         The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except (1) upon determination that, by reason of a change in legal requirements, the Servicer's performance of these duties would be in violation of particular legal requirements and (2) upon mutual consent by the Indenture Trustee, the Owner Trustee and the Servicer. No resignation will become effective until a successor servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its stockholders, directors, officers, employees or agents will be liable to the Trust or the Indenture Trustee for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement; provided, however, that neither the Servicer nor any Person will be protected against any liability that would otherwise be imposed by reason of the Servicer's material breach of the Sale and Servicing Agreement, willful misfeasance, bad faith or negligence, other than errors in judgment, in the performance of its duties.

         Subject to the provisions of the Sale and Servicing Agreement, any entity into or with which the Servicer may be merged or consolidated, resulting from any merger, conversion or consolidation to which the Servicer is a party, which acquires all or substantially all of the assets of the Servicer, or succeeding to the business of the Servicer, which in any case assumes the obligations of the Servicer, will be the successor of the Servicer, under the Sale and Servicing Agreement.

Servicer Termination Events; Rights Upon Servicer Termination Event

         A "Servicer Termination Event" under the Sale and Servicing Agreement will include but not be limited to:

         o the Servicer's failure to remit any payments required to be made under the Sale and Servicing Agreement, which failure continues unremedied for a period of one Business Day;

         o the Servicer's failure or failures to satisfy any other covenant or agreement set forth in the Sale and Servicing Agreement, which failure or failures, remains unremedied for a period of 30 days after discovery thereof by a responsible officer of the Servicer or it receives written notice of such failure from the Noteholders evidencing not less than 25% of the aggregate outstanding principal amount of the Controlling Class; or

         o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency.

         An "Additional Servicer Termination Event" under the Sale and Servicing Agreement will mean the occurrence and continuation of any of the following events:

         o     the occurrence of a Termination Trigger Event;

         o any change in the business, assets, operations, prospects or condition, financial or otherwise, of the Servicer that has a material adverse effect on the ability of the Servicer to perform any of its obligations under the Sale and Servicing Agreement;

         o the long-term unsecured debt rating of the Servicer is withdrawn or reduced to "Baa2" by Moody's, "BBB" by S&P or "BBB" by Fitch, Inc.; or

         o a default by the Servicer in the payment of indebtedness for borrowed money in excess of $10,000,000.

         As used herein, "Termination Trigger Event" means, with respect to any Determination Date, any of the following conditions shall exist: (a) the Pool Delinquency Percentage as of the last day of the related Collection Period is greater than 2.625%, (b) the Annualized Net Loss Ratio as of such Determination Date is greater than 1.500% and (c) for any Determination Date on or after the Determination Date occurring in July 2003, the Cumulative Net Loss Ratio exceeds the percentage set forth opposite such Determination Date on Schedule C to the Sale and Servicing Agreement.

         As long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied the Indenture Trustee may, and at the written direction of Noteholders evidencing 25% of the aggregate outstanding principal amount of the Controlling Class, or if no Notes are outstanding, Certificateholders evidencing 25% of the percentage interests in the Certificates shall terminate, in writing, all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. If an Additional Servicer Termination Event shall occur, the Indenture Trustee may, and at the written direction of Certificateholders evidencing not less than 75% of the percentage interests in the Certificates shall, terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement by notice in writing to the Servicer.

         As promptly as possible after a notice of termination has been received by the Servicer, the Certificateholders evidencing not less than a majority of the percentage interests in the Certificates will appoint an Eligible Servicer who satisfies the Rating Agency Condition as successor Servicer, and such successor Servicer will accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a successor Servicer has not been appointed by the requisite percentage of Certificateholders or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action will automatically be appointed the successor Servicer. Notwithstanding the above, if (x) a successor Servicer has not been selected by the Certificateholders or has not accepted its appointment at the time when the Servicer ceases to act as Servicer and (y) the Indenture Trustee shall be legally unable to act as Servicer, the Indenture Trustee, the Owner Trustee or Noteholders evidencing not less than 25% of the aggregate outstanding principal amount of the Controlling Class, or if no Notes are outstanding, the Certificateholders evidencing not less than 25% of the percentage interests in the Certificates, may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the outgoing Servicer will continue to act as Servicer, subject to the terms of the Sale and Servicing Agreement, until a successor has been appointed and accepted such appointment. Upon termination, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement, other than obligations and responsibilities arising prior to the termination, will automatically pass to the successor servicer appointed by the Indenture Trustee, or to the Indenture Trustee as servicer if no successor is appointed.

Waiver of Past Defaults

         Noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the Controlling Class, or, if no Notes are outstanding, Certificateholders evidencing not less than a majority of the percentage interests in the Certificates, may waive in writing any Servicer Termination Event or default by the Servicer (other than a Servicer Termination Event relating to certain insolvency events or the failure to make deposits or payments under the Sale and Servicing Agreement or a default that would with the passage of time become an Additional Servicer Termination Event), by written notice to the Servicer.

         Certificateholders evidencing not less than 100% of the percentage interests in the Certificates, may, on behalf of all Certificateholders, waive in writing any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences that is, or with the giving of notice or lapse of time or both would become an Additional Servicer Termination Event.

Amendment

         The Sale and Servicing Agreement may be amended by the Seller and the Depositor, the Servicer, the Indenture Trustee and the Issuer subject to certain provisions in the Sale and Servicing Agreement.

List of Noteholders; Voting of Notes

         Upon written request by three or more Noteholders or any one or more Noteholders with an aggregate outstanding principal amount evidencing not less than 25% of the Controlling Class and upon compliance by these Noteholders with other provisions of the Sale and Servicing Agreement, the Indenture Trustee will afford the Noteholders access, during business hours, to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture and the Notes.

         If the Seller, the Depositor or any of their affiliates owns any Notes, such Notes will not have voting rights under the Indenture or the other Transaction Documents.

         The Indenture will not provide for the holding of any annual or other meetings of Noteholders.

Termination

         The respective obligations of the Issuer, the Seller, the Servicer, the Depositor and the Indenture Trustee pursuant to the Sale and Servicing Agreement and the Indenture will terminate upon the latest of:

         o the maturity or other liquidation of the last Receivable and the payment to Noteholders of amounts required to be paid under the Notes and the Indenture;

         o the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture and the expiration of any related preference period; or

         o the purchase by the Servicer or, if the Servicer does not exercise this right, a Certificateholder evidencing 100% of the percentage interests in the Certificates (if such Certificateholder is not the Seller, the Depositor or an affiliate thereof) of all of the Receivables and other Trust Property as of the end of any Collection Period after the aggregate outstanding Principal Balance of the Receivables is reduced to 10% or less of the initial Pool Balance pursuant to the terms of the Sale and Servicing Agreement.

           The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that Holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination; provided, however, that if on the Distribution Date upon which final payment of the Notes is to be made, there are five or fewer Noteholders of record, the final payment to that Noteholder will be made by check or wire transfer as described above and each Noteholder shall present and surrender its Note at the office or agency designated in the notice of final distribution referred to above within 30 days after the Distribution Date.


                        DESCRIPTION OF THE CERTIFICATES

General

         The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the accompanying prospectus, to which description reference is hereby made.

Distributions

         The Certificates will have no principal balance and will not accrue interest. Payments will be made on the Certificates on each Distribution Date only to the extent of (1) the remainder, if any, of amounts available after payments to the Servicer and (2) available funds after payments on the Notes, other Trust expenses and other required amounts, as described herein.


                          CERTAIN REGULATORY MATTERS

         Huntington is chartered as a national banking association and is subject to extensive regulation and supervision by the Office of the Comptroller of the Currency (the "Comptroller"). If Huntington becomes insolvent, is deemed to be in an unsafe or unsound condition, engages in certain violations of laws or regulations, or if certain other factors occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver. The Comptroller has broad enforcement powers over Huntington, which may adversely affect the operation of the Trust and your rights under the Basic Documents prior to the appointment of a conservator or receiver.

         The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers that the FDIC may exercise if it were appointed as conservator or receiver of Huntington. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, Huntington.

         To the extent that (i) Huntington granted a security interest in the Receivables to the Seller and that security interest was assigned to the Indenture Trustee, (ii) the interest of the Seller was validly perfected before Huntington's insolvency, (iii) the interests of the Seller and the Indenture Trustee were not taken or granted in contemplation of Huntington's insolvency or with the intent to hinder, delay or defraud Huntington or its creditors, (iv) each of the Purchase Agreement and the Sale and Servicing Agreement is continuously a record of Huntington, (v) each of the Purchase Agreement and the Sale and Servicing Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, and (vi) each of the Seller and the Indenture Trustee is not an insider or affiliate of Huntington, such valid perfected security interest of the Seller would be enforceable (to the extent of the Seller's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, Huntington and payments to the Seller (or its assigns) with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of Huntington. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require the Seller (or its assigns) to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA or the FDIC as conservator or receiver were to request a stay of proceedings with respect to Huntington as provided under FIRREA, delays in payments on the Securities and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages," but the FDIC has stated that a claim for "actual direct compensatory damages" is limited to such damages determined as of the date of appointment of the FDIC as conservator or receiver, and investors may not have a claim for interest accrued during any period after such appointment. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States Federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If the court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated Huntington's obligations under the Sale and Servicing Agreement, the amount paid to securityholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Securities and the interest accrued thereon to the date of payment.

         Recently the Comptroller issued a temporary cease and desist order against a national banking association in connection with a securitization of its consumer credit card receivables that directed that bank to, among other things:

         o immediately withhold funds from collections, notwithstanding the trusts' perfected security interest in such funds, in an amount sufficient to compensate the bank for its actual costs and expenses of servicing the receivables;

         o rescind all relevant securitization agreements and immediately cease to act as servicer if those agreements are not amended to increase the amount and priority of the servicing fee within 30 days; and

         o in any case, continue to act as servicer for no longer than 120 days.

         The Comptroller also issued a notice of charges for a permanent cease and desist order asserting that the 2% per annum servicing fee that the bank was entitled to receive under the securitization documents was inadequate compensation, and therefore contrary to safe and sound banking practices, because (i) the bank's actual cost of servicing exceeded 2% per annum and (ii) as a result of the subordination of the servicing fee the bank was receiving reduced or no payments for certain services. In addition, the Comptroller separately ordered the bank to cease extending new credit on its credit cards, effectively shutting down the bank's credit card business and depriving the securitization trust of additional receivables.

         In the event that Huntington were in economic or regulatory difficulty and servicing fees payable under the Sale and Servicing Agreement did not fully compensate Huntington for its actual servicing costs, an appropriate banking agency might order Huntington to amend or rescind or to withhold amounts equal to its actual servicing costs. While the Depositor has no reason to believe that any banking agency would currently consider provisions relating to Huntington acting as servicer or the payment of a servicing fee to Huntington, or any other obligation of Huntington under the Purchase Agreement or the Sale and Servicing Agreement to be unsafe or unsound or violative of any laws, rule or regulation applicable to Huntington, there can be no assurance that an appropriate banking agency in the future would not conclude otherwise. If an appropriate banking agency did reach such a conclusion, and orders Huntington to rescind or amend the Purchase Agreement or the Sale and Servicing Agreement, payments to you could be delayed or reduced.


           MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         Upon the issuance of the Offered Notes, Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to the Depositor ("Federal Tax Counsel"), will deliver an opinion that, under current law and subject to the discussion below: (1) the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes and (2) the Class A Notes, the Class B Notes and the Class C Notes will be characterized as debt for federal income tax purposes. However, as noted in the accompanying prospectus, if the Internal Revenue Service ("IRS") successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in the Trust, which could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt Holders (including pension funds) would be taxable as "unrelated business taxable income," income to Holders that are non-U.S. persons generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements and individual Holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. This opinion is not binding on the IRS and thus no assurance can be given that the characterization would prevail if it were challenged.

         The holders of the Offered Notes will agree, by their purchase of the Offered Notes, to treat the Offered Notes as indebtedness for federal income, state and local income, single business and franchise tax purposes. All investors in Offered Notes should see "Certain Material Federal Income Tax Consequences--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes" in the accompanying prospectus for a discussion of the material tax consequences of an investment in the Offered Notes.


                       CERTAIN STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material United States Federal Income Tax Considerations" above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the Offered Notes. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the Offered Notes.


                             ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans, or entities subject to similar law (each, a "Benefit Plan"), from engaging in particular transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

         Some transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases any of the Offered Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the Offered Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the Issuer.

         Without regard to whether Offered Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Seller, the Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a Offered Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of any class of the Offered Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Offered Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding particular transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by "in-house asset managers"; PTCE 91-38, regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by "qualified professional asset managers."

         By acquiring an Offered Note, each purchaser and each transferee of an Offered Note shall be deemed to represent and warrant that either (1) it is not acquiring an Offered Note with the assets of a Benefit Plan; or (2) its purchase and holding of the Offered Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

         A Benefit Plan fiduciary considering the purchase of any class of the Offered Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                                 UNDERWRITING

         The Depositor and Goldman, Sachs & Co. have entered into an underwriting agreement with respect to the Offered Notes. Subject to certain conditions, Goldman, Sachs & Co. has agreed to purchase all the Offered Notes.

         Goldman, Sachs & Co. is committed to take and pay for all of the Offered Notes, if any are taken.

         Offered Notes sold by Goldman, Sachs & Co. to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement.

         The selling concessions that Goldman, Sachs & Co. may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Offered Notes, will be as follows:

                                                 Selling
                                               Concessions       Reallowance
                                              not to exceed     not to exceed
                                              -------------     -------------
Class A-1 Notes...........................        0.050%           0.0400%
Class A-2 Notes...........................        0.075%           0.0500%
Class A-3 Notes...........................        0.105%           0.0700%
Class A-4 Notes...........................        0.150%           0.0975%
Class B Notes.............................        0.210%           0.1375%
Class C Notes.............................        0.210%           0.1375%


         The Offered Notes are a new issue of securities with no established trading market. The Depositor has been advised by Goldman, Sachs & Co. that Goldman, Sachs & Co. intends to make a market in the Offered Notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Notes.

         Goldman, Sachs & Co. has agreed that (a) it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) of the United Kingdom received by it in connection with the issue or sale of any of the Offered Notes in circumstances in which
Section 21(1) of the FSMA does not apply to the Trust, and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom.

         The Offered Notes may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as part of any re-offering, and neither this prospectus supplement, the accompanying prospectus nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

         The Offered Notes have not been and will not be registered under the Securities and Exchange Law of Japan. Goldman, Sachs & Co. has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any Offered Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law of Japan and (ii) in compliance with the other relevant laws and regulations of Japan.

         No offer to sell the Offered Notes has been or will be made in the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong"), by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, except in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong, and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the Offered Notes in Hong Kong other than with respect to the Offered Notes intended to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities whether as principal or agent.

         This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, Goldman, Sachs & Co. has agreed that this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Offered Notes may not be circulated or distributed, nor may the Offered Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act 2001 of Singapore (the "SFA"), (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

         The Depositor and Huntington have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         In connection with the offering, Goldman, Sachs & Co. may purchase and sell the Offered Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by Goldman, Sachs & Co. of a greater number of Offered Notes than it is required to purchase in the offering. "Naked" short sales are any sales in excess of the amount of Offered Notes Goldman, Sachs & Co. is purchasing. Goldman, Sachs & Co. must close out any naked short position by purchasing Offered Notes in the open market. A naked short position is more likely to be created if Goldman, Sachs & Co. is concerned that there may be downward pressure on the price of the Offered Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Offered Notes while the offering is in progress.

         These activities by Goldman, Sachs & Co. may stabilize, maintain or otherwise affect the market price of the Offered Notes. As a result, the price of the Offered Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by Goldman, Sachs & Co. at any time. These transactions may be effected in the over-the-counter market or otherwise.

         The Depositor estimates that its share of the total expense of the Offered Notes, excluding underwriting discounts and commissions, will be approximately $1,200,000.

         The Seller, to whom the Depositor will pay the net proceeds from the offering of the Offered Notes in consideration for the Receivables and other rights related thereto, and the Depositor are affiliates of Goldman, Sachs & Co. and the participation by Goldman, Sachs & Co. in the offering of the Offered Notes complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.


                                 LEGAL MATTERS

         Some legal matters relating to the Offered Notes and some related federal income tax and other matters will be passed upon for the Depositor by Skadden, Arps, Slate, Meagher & Flom LLP. Some relevant legal matters relating to the Offered Notes will be passed upon for Goldman, Sachs & Co. by Skadden, Arps, Slate, Meagher & Flom LLP.


               GLOSSARY OF TERMS FOR THE PROSPECTUS SUPPLEMENT

         Amount Financed: With respect to a Receivable, the aggregate amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs, including, but not limited to, service warranties.

         Business Day: Any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the state of New York, the jurisdiction of the principal place of business of the Servicer or the cities in which the corporate trust offices of the Indenture Trustee are located, are authorized or required by law or executive order to be closed. Notwithstanding the foregoing, with respect to payments to the Holders, Business Day shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the state of New York or the cities in which the corporate trust offices of the Indenture Trustee are located are authorized or required by law or executive order to be closed.

         Class A-1 Rate: The interest rate payable on the Class A-1 Notes set forth on the cover page of this prospectus supplement.

         Class A-2 Rate: The interest rate payable on the Class A-2 Notes set forth on the cover page of this prospectus supplement.

         Class A-3 Rate: The interest rate payable on the Class A-3 Notes set forth on the cover page of this prospectus supplement.

         Class A-4 Rate: The interest rate payable on the Class A-4 Notes set forth on the cover page of this prospectus supplement.

         Class B Rate: The interest rate payable on the Class B Notes set forth on the cover page of this prospectus supplement.

         Class C Rate: The interest rate payable on the Class C Notes set forth on the cover page of this prospectus supplement.

         Class D Rate: The interest rate payable on the Class D Notes set forth on the cover page of this prospectus supplement.

         Collection Period: With respect to any Distribution Date, the calendar month preceding the month in which the Distribution Date occurs.

         Cumulative Net Loss Ratio: For any Determination Date, a fraction (expressed as a percentage), the numerator of which is equal to (x) the sum of the Net Liquidation Losses for all Collection Periods from the Cut-Off Date through and including the Collection Period immediately preceding such Determination Date plus (y) the Cram Down Losses that occurred during such period, and the denominator of which is equal to the aggregate Principal Balance of the Receivables as of the Cut-Off Date.

         Defaulted Receivable: With respect to any Collection Period, a Receivable (a) which, at the end of such Collection Period, is deemed uncollectible by the Servicer in accordance with the standards set forth in the Sale and Servicing Agreement, (b) in respect of which the related Financed Vehicle has been repossessed and liquidated, (c) in respect of which the Servicer has repossessed and held the related Financed Vehicle in its repossession inventory for 60 (sixty) days or more, (d) which by the end of the month becomes 120 days past due and is not in repossession inventory or
(e) which by the end of the month becomes 180 days past due.

         Deficiency Balance: The outstanding Principal Balance of a Defaulted Receivable remaining unpaid after the application, to reduce the Principal Balance of such Receivable, of all Liquidation Proceeds and insurance proceeds received for such Defaulted Receivable and after all proceeds have been received from the disposition of the related Financed Vehicle.

         Determination Date: The 4th Business Day preceding the Remittance
Date.

         Eligible Servicer: Huntington or any other Person that at the time of its appointment as Servicer is either (i) a Person that (A) is servicing a portfolio of retail automobile and light truck loan and installment sale contracts, (B) is legally qualified and has the capacity to service the Receivables, (C) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts or motor vehicle installment loans similar to the Receivables with reasonable skill and care and (D) has a minimum net worth of $50,000,000 or (ii) otherwise acceptable to each Rating Agency.

         FDIC: The Federal Deposit Insurance Corporation.

         FICO Score: Fair Isaac Credit Organization credit score.

         Final Scheduled Distribution Date: The Class A-1 Final Scheduled Distribution Date, the Class A-2 Final Scheduled Distribution Date, the Class A-3 Final Scheduled Distribution Date, Class A-4 Final Scheduled Distribution Date, the Class B Final Scheduled Distribution Date, the Class C Final Scheduled Distribution Date or the Class D Final Scheduled Distribution Date, as applicable.

         GAP Amount: The amount of the outstanding Principal Balance of a Receivable which the Servicer determines is required to be cancelled pursuant to HNB GAP (as described in the related contract or other documents), if the Obligor on such Receivable has purchased HNB GAP.

         HNB Gap: Huntington's debt cancellation plan pursuant to which some or all of the outstanding Principal Balance of a Receivable is required to be cancelled as provided under the terms of the debt cancellation plan as set forth in the contract or related documents for the related Receivable.

         Holder or Noteholder: The Person in whose name a Note is registered in the note register maintained by the Indenture Trustee under the Indenture.

         Indenture Trustee Fee: The fee payable to the Indenture Trustee, as set forth in the fee letter from the Indenture Trustee to the Depositor dated March 27, 2003.

         Interest Accrual Period: With respect to the Class A-1 Notes, the period from and including the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, the Closing
Date) to and including the day before the Distribution Date and, with respect to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes, the period from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, the Closing Date) to and including the 14th day of the calendar month in which such Distribution Date occurs.

         Late Fees: Any late fees, prepayment charges, extension fees, pass-a-payment fees or other administrative fees or similar charges allowed by applicable law with respect to the Receivables.

         Liquidation Proceeds: Cash (other than insurance proceeds) in excess of the costs of liquidation received in connection with the liquidation of a Defaulted Receivable, whether through the sale or assignment of such Receivable, trustee's sale or otherwise, including the sale or other disposition of the related Financed Vehicle.

         Monthly Advance: The interest portion of each monthly payment that is delinquent with respect to each Receivable at the close of business on the last day of the Collection Period required to be advanced by the Servicer pursuant to the Sale and Servicing Agreement on the Remittance Date for the related month.

         Net Liquidation Losses: With respect to any Collection Period, the amount, if any, by which (a) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period exceeds (b) the Liquidation Proceeds, insurance proceeds and any Deficiency Balance recoveries received during such Collection Period.

         Owner Trustee Fee: The fee that will be specified in the fee letter from the Owner Trustee to the Depositor, dated as of the Closing Date.

         Person: Any legal person, including any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of these or any other entity.

         Pool Balance: With respect to any Distribution Date, an amount equal to the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Repurchase Amounts to be remitted by the Servicer for the related Collection Period, and after adjustment for Cram Down Losses and reduction to zero of the aggregate outstanding Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period.

         Pool Delinquency Percentage: For any Determination Date, the average for the three (3) preceding Collection Periods (or if prior to three (3) months from the Closing Date, the number of whole Collection Periods since the Closing Date) of a fraction (expressed as a percentage), the numerator of which is the aggregate Principal Balance of all Receivables that as of the end of the immediately preceding Collection Period are thirty (30) or more days delinquent (excluding Defaulted Receivables from such numerator), and the denominator of which is the aggregate Principal Balance of the Receivables as of the end of the immediately preceding Collection Period.

         Principal Balance: With respect to any Receivable, as of the related date of determination, the Amount Financed minus an amount equal to the sum, as of the close of business on the last day of the related Collection Period, of (i) that portion of all amounts received by the Servicer (which amounts shall include any amounts received by (x) Huntington or (y) the Servicer under the Purchase Agreement prior to the Closing Date), from or on behalf of the related Obligor on or prior to such date and allocable to principal using the Simple Interest Method plus (ii) Cram Down Losses in respect of such Receivable.

         Rating Agencies: S&P and Moody's.

         Rating Agency Condition: With respect to any specified action or determination, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior written notice thereof and that each Rating Agency shall have notified the Issuer or the Indenture Trustee in writing that such action will not result in a reduction, withdrawal or downgrade of the then-current rating of any class of Notes.

         Realized Losses: On any Distribution Date, the amount, if any, by which the aggregate outstanding Principal Balance of all Receivables that became Defaulted Receivables during the related Collection Period exceeds that portion allocable to principal of all Liquidation Proceeds, insurance proceeds and Deficiency Balance recoveries received with respect to such Defaulted Receivables.

         Remittance Date: With respect to each Collection Period, the 11th day of the following month, or if such day is not a Business Day, the first Business Day immediately preceding such date.

         Repurchase Amount: As to each Repurchased Receivable, an amount equal to (a) the remaining Principal Balance of the Receivable as of the last day of the Collection Period related to the Distribution Date on which the purchase or repurchase occurs, plus (b) accrued interest on such outstanding Principal Balance at the annual rate of interest applicable to such Receivable stated in the applicable loan or installment sale contract from the date the Obligor on such Receivable last made a payment of interest through the last day of the Collection Period related to the Distribution Date on which the purchase or repurchase occurs, less (c) Monthly Advances in respect of such Receivable which have not been reimbursed in accordance with the terms of the Sale and Servicing Agreement.

         Repurchased Receivable: A Receivable that was purchased as of the close of business on the last day of a Collection Period by Huntington or the Servicer as the result of the violation of particular representations or warranties of Huntington under the Purchase Agreement or the Sale and Servicing Agreement or a breach by the Servicer of some of the Servicer's obligations or certain of its representations and warranties.

         Servicer's Report: With respect to each Collection Period, a report, completed by and executed on behalf of the Servicer, in accordance with the applicable Sale and Servicing Agreement provisions.

         Servicing Advances: All customary, reasonable and necessary "out-of-pocket" costs and expenses other than Monthly Advances (including reasonable attorney's fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) repossessing a Financed Vehicle, (b) restoring and reconditioning a Financed Vehicle in preparation of such Financed Vehicle for auction, (c) any enforcement or judicial proceedings, or (d) the sale or other disposition of repossessed Financed Vehicles.

         Servicing Reimbursement Amount: With respect to each Collection Period, the sum of the aggregate amount of (x) Monthly Advances made by the Servicer, (y) unreimbursed Servicing Advances and (z) certain out-of-pocket expenses of the Servicer pursuant to the terms of the Sale and Servicing Agreement.

         Simple Interest Method: The method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the annual rate of interest for each Receivable, as stated in the applicable loan or installment sale contract, multiplied by the unpaid Principal Balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the month and a 365-day year or, in the event of a leap year, a 366-day year) elapsed since the preceding payment was made and the remainder of such payment is allocable to principal.

         Transaction Documents: The Sale and Servicing Agreement, the Assignment, Assumption and Recognition Agreement, the Indenture, the Trust Agreement, the Notes, the Underwriting Agreement and the other agreements executed in connection with the closing of the transactions described in this prospectus supplement.

         VSI Policy: That certain "Ultimate Loss Insurance Blanket Single Interest Policy" issued by Ohio Indemnity Company to The Huntington National Bank and currently in force, together with all endorsements thereto.


                 INDEX OF TERMS FOR THE PROSPECTUS SUPPLEMENT

Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of these terms may be found.




ABS...................................................................................................S-34
ABS Tables............................................................................................S-34
Additional Servicer Termination Event.................................................................S-64
Annualized Net Loss Ratio.............................................................................S-45
Assignment, Assumption and Recognition Agreement......................................................S-21
Bancshares......................................................................................S-11, S-19
Benefit Plan..........................................................................................S-69
Certificate Distribution Account......................................................................S-62
Certificates.....................................................................................S-4, S-20
Class A Noteholders' Interest Distributable Amount....................................................S-49
Class A Notes.........................................................................................S-20
Class A Principal Distributable Amount................................................................S-44
Class A-1 Final Scheduled Distribution Date...........................................................S-43
Class A-1 Interest Carryover Shortfall................................................................S-41
Class A-1 Interest Distributable Amount...............................................................S-41
Class A-1 Interest Payment Amount.....................................................................S-40
Class A-1 Notes.......................................................................................S-20
Class A-2 Final Scheduled Distribution Date...........................................................S-43
Class A-2 Interest Carryover Shortfall................................................................S-41
Class A-2 Interest Distributable Amount...............................................................S-41
Class A-2 Interest Payment Amount.....................................................................S-40
Class A-2 Notes.......................................................................................S-20
Class A-3 Final Scheduled Distribution Date...........................................................S-43
Class A-3 Interest Carryover Shortfall................................................................S-41
Class A-3 Interest Distributable Amount...............................................................S-41
Class A-3 Interest Payment Amount.....................................................................S-40
Class A-3 Notes.......................................................................................S-20
Class A-4 Final Scheduled Distribution Date...........................................................S-43
Class A-4 Interest Carryover Shortfall................................................................S-41
Class A-4 Interest Distributable Amount...............................................................S-41
Class A-4 Interest Payment Amount.....................................................................S-40
Class A-4 Notes.......................................................................................S-20
Class B Final Scheduled Distribution Date.............................................................S-43
Class B Interest Carryover Shortfall..................................................................S-41
Class B Interest Payment Amount.......................................................................S-40
Class B Noteholders' Interest Distributable Amount....................................................S-41
Class B Notes.........................................................................................S-20
Class B Principal Distributable Amount................................................................S-44
Class C Final Scheduled Distribution Date.............................................................S-43
Class C Interest Carryover Shortfall..................................................................S-41
Class C Interest Payment Amount.......................................................................S-40
Class C Noteholders' Interest Distributable Amount....................................................S-41
Class C Notes.........................................................................................S-20
Class C Principal Distributable Amount................................................................S-44
Class D Final Scheduled Distribution Date.............................................................S-43
Class D Interest Carryover Shortfall..................................................................S-41
Class D Interest Payment Amount.......................................................................S-40
Class D Noteholders' Interest Distributable Amount....................................................S-41
Class D Notes....................................................................................S-4, S-20
Class D Principal Distributable Amount................................................................S-44
Clearstream...........................................................................................S-40
Closing Date.....................................................................................S-4, S-20
Collection Account....................................................................................S-61
Comptroller.....................................................................................S-11, S-67
Contracts.............................................................................................S-22
Controlling Class.....................................................................................S-56
Cram Down Loss........................................................................................S-45
Cut-Off Date.....................................................................................S-4, S-21
Dealer Agreements.....................................................................................S-22
Dealers...............................................................................................S-22
Depositor..............................................................................................S-4
Distribution Date......................................................................................S-4
DTC...................................................................................................S-40
Eligible Deposit Accounts.............................................................................S-61
Eligible Institution..................................................................................S-61
Eligible Investments..................................................................................S-61
equity interest.......................................................................................S-70
Euroclear.............................................................................................S-40
FDIA..................................................................................................S-67
Federal Reserve Board.................................................................................S-19
Federal Tax Counsel...................................................................................S-69
Financed Vehicles.....................................................................................S-21
FIRREA................................................................................................S-67
First Allocation of Principal.........................................................................S-49
FSMA..................................................................................................S-71
Huntington..................................................................................S-4, S-7, S-19
Indenture.......................................................................................S-20, S-21
Indenture Trustee..........................................................................S-4, S-20, S-21
Initial Class A-1 Note Balance........................................................................S-20
Initial Class A-2 Note Balance........................................................................S-20
Initial Class A-3 Note Balance........................................................................S-20
Initial Class A-4 Note Balance........................................................................S-20
Initial Class B Note Balance..........................................................................S-20
Initial Class C Note Balance..........................................................................S-20
Initial Class D Note Balance..........................................................................S-20
IRS...................................................................................................S-69
Issuer...........................................................................................S-4, S-20
Monthly Advance.......................................................................................S-60
Motor Vehicle Contracts...............................................................................S-22
Net Liquidation Losses................................................................................S-45
Note Interest Distribution Account....................................................................S-62
Notes............................................................................................S-4, S-20
Obligors..............................................................................................S-21
Offered Notes....................................................................................S-4, S-20
Overcollateralization Target Amount.............................................................S-10, S-53
Owner Trustee....................................................................................S-4, S-21
PAP...................................................................................................S-24
Plan Assets Regulation................................................................................S-69
Prepayments...........................................................................................S-34
Principal Distribution Account........................................................................S-62
Purchase Agreement...............................................................................S-7, S-21
Receivables............................................................................................S-4
Receivables File......................................................................................S-22
Receivables Representation Date.......................................................................S-59
Record Date............................................................................................S-4
Redemption Price......................................................................................S-46
Regular Principal Allocation..........................................................................S-49
Relief Act............................................................................................S-18
Sale and Servicing Agreement..........................................................................S-20
Second Allocation of Principal........................................................................S-49
Securities............................................................................................S-20
Seller.................................................................................................S-4
Servicer.........................................................................................S-4, S-19
Servicer Termination Event............................................................................S-64
Servicing Fee.........................................................................................S-62
Servicing Fee Rate....................................................................................S-62
Servicing Reimbursement Amount........................................................................S-63
Simple Interest Receivable............................................................................S-29
Simple Interest Receivables...........................................................................S-29
Termination Trigger Event.............................................................................S-64
Third Allocation of Principal.........................................................................S-49
Trust............................................................................................S-4, S-20
Trust Accounts........................................................................................S-61
Trust Agreement.......................................................................................S-21
Trust Property........................................................................................S-21
Weighted Average Life.................................................................................S-34

                           ASSET BACKED CERTIFICATES

                  GOLDMAN SACHS ASSET BACKED SECURITIES CORP.
                                   DEPOSITOR

 ---------------------------
|BEFORE YOU PURCHASE ANY    |      THE TRUSTS --
|OF THE SECURITIES, BE      |
|SURE YOU UNDERSTAND THE    |   We will form a new trust for each transaction.
|STRUCTURE AND THE RISKS.   |
|YOU SHOULD REVIEW          |   Each trust will issue asset-backed securities
|CAREFULLY THE RISK         |   consisting of notes and certificates in one
|FACTORS BEGINNING ON PAGE  |   or more classes.
|8   OF THIS PROSPECTUS     |
|AND THE RISK FACTORS SET   |  The assets of each trust will consist of:
|FORTH IN THE PROSPECTUS    |
|SUPPLEMENT.                |  o  one or more pools of retail automobile and
|                           |     light truck loan and installment sale
|The securities will        |     contracts secured by new and used
|represent interests in or  |     automobiles, motorcycles, vans, trucks,
|obligations of the trust   |     sport utility vehicles, trailers or other
|only and will not          |     similar vehicles, and security interests in
|represent interests in or  |     the vehicles financed by motor vehicle
|obligations of Goldman,    |     retail installment loan agreements or motor
|Sachs & Co., the           |     vehicle retail installment sale contracts;
|servicer, the depositor    |     and
|or any of their            |
|respective affiliates.     |  o  related assets including:
|                           |
|This prospectus may be     |     -- collections on the receivables
|used to offer and sell     |        represented by those contracts;
|any of the securities      |
|only if accompanied by     |     -- security interests in the financed
|the prospectus supplement  |        vehicles;
|for the trust.             |
---------------------------       -- proceeds from claims on related
                                     insurance policies; and

                                  -- rights in the agreements and other
                                     property identified in the prospectus
                                     supplement.

                               THE SECURITIES--

                               o  will be asset-backed securities payable
                                  only from the assets of the trust;

                               o  may benefit from one or more forms of
                                  credit or payment enhancement; and

                               o  will consist of:

                                  -- notes (that will be obligations of the
                                     trust); and

                                  -- certificates (that will be undivided
                                     beneficial interests in the trust).

The amount, price and terms of each offering of securities will be determined at the time of sale and is described in the prospectus supplement attached to this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             _____________________


                 The date of this prospectus is April 14, 2003

                               TABLE OF CONTENTS
Reading This Prospectus
And The Prospectus Supplement...................................3
Summary.........................................................4
Risk Factors....................................................7
The Trusts.....................................................11
   The Trust Property..........................................11
   The Servicer................................................11
The Trustee....................................................12
The Receivables................................................12
   Origination.................................................12
   Criteria For Selecting The Receivables......................12
   Precomputed Receivables.....................................13
   Actuarial Receivables.......................................13
   Rule 78s Receivables........................................13
   Simple Interest Receivables.................................13
   Prepayments And Rebates On Receivables......................14
   Specific Information About The Receivables In
      The Prospectus Supplement................................14
   Delinquencies, Repossessions And Net Losses.................14
   New And Used Financed Vehicles..............................14
The Collateral Certificates....................................15
   Enhancement Relating To
      Collateral Certificates..................................15
   Additional Information Regarding Collateral Certificates....16
Weighted Average Life
Of The Securities..............................................16
Pool Factors And Trading Information...........................17
Use Of Proceeds................................................17
Description Of The Notes.......................................17
   Distribution Of Principal And Interest......................18
   Provisions Of The Indenture.................................19
   The Indenture Trustee.......................................23
Description Of The Certificates................................23
   Distributions Of Principal And Interest.....................24
Certain Information Regarding The Securities...................24
   Book-Entry Registration.....................................24
   Definitive Securities.......................................27
   List Of Securityholders.....................................28
Description Of The Transfer And Servicing Agreements...........28
   Sale And Assignment Of Receivables..........................29
   Trust Accounts..............................................30
   Pre-Funding.................................................31
   Servicing Procedures........................................32
   Collections.................................................33
   Advances....................................................33
   Net Deposits................................................34
   Servicing Compensation And Payment Of Expenses..............34
   Distributions...............................................34
   Credit And Cash Flow Enhancement............................35
   Evidence As To Compliance...................................35
   Statements To Trustees And The Trust........................36
Certain Matters Regarding The Servicer.........................36
   Servicer Termination Events.................................37
   Rights Upon Servicer Termination Event......................37
   Waiver Of Past Defaults.....................................38
   Amendment...................................................38
   Payment In Full Of The Notes................................39
   Termination.................................................39
Certain Legal Aspects Of The Receivables.......................39
   Security Interests In Financed Vehicles.....................39
   Repossession................................................41
   Notice Of Sale; Redemption Rights...........................41
   Deficiency Judgments And Excess Proceeds....................41
   Consumer Protection Laws....................................42
   Other Limitations...........................................43
Certain Material Federal Income Tax Consequences...............43
   Trusts That Are Classified As Partnerships
   Tax Characterization Of The Trust...........................44
   Tax Consequences To Holders Of The Notes....................44
   Fasits......................................................50
   Tax Consequences To Certificateholders......................51
   Classification As A Partnership.............................51
   Trusts In Which All Equity Interests
      Are Retained By The Seller,
      The Depositor Or An Affiliate
      Of The Seller Or The Depositor...........................56
   Tax Characterization Of The Trust...........................56
   Tax Consequences To Holders Of The Notes....................56
   Trusts That Are Classified As Grantor Trusts
   Tax Characterization Of The Trust...........................56
   Certain Certificates Treated As Indebtedness................61
Certain State Tax Consequences.................................64
Erisa Considerations...........................................64
   General.....................................................64
   Certificates................................................65
   Underwriter Exemption.......................................65
   Notes.......................................................70
Plan Of Distribution...........................................71
Legal Matters..................................................72
Prospectus Supplement..........................................72
Reports To Securityholders.....................................73
Where You Can Find More Information............................73
Index Of Terms For The Prospectus..............................75
Annex I-Global Clearance, Settlement And Tax
Documentation Procedures......................................I-1



                            READING THIS PROSPECTUS
                         AND THE PROSPECTUS SUPPLEMENT

This prospectus provides general information about the securities to be issued by the trusts, some of which may not apply to securities issued by a particular trust, including your securities.

The prospectus supplement will describe the specific terms of the particular trust and the securities it issues, including:

         o  the timing and amount of interest and principal payments;

         o  information about the receivables;

         o information about credit and payment enhancement for each offered security;

         o  credit ratings of the securities; and

         o  the method for selling the securities.

If the terms of the securities described in this prospectus vary from the terms described in the prospectus supplement, you should rely on information on the securities provided in the prospectus supplement. You should rely solely on information provided in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information.

This prospectus and the prospectus supplement begin with several introductory sections that provide information about the trust and the securities in abbreviated form, followed by more complete descriptions. The introductory sections are:

         o  Summary --- gives an overview of the terms of the securities; and

         o Risk Factors -- describes briefly some of the risks of investing in the securities.

We have included cross-references in the introductory sections that will direct you elsewhere in this prospectus or the prospectus supplement to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

The location for definitions of capitalized and other important terms may be found in the Index beginning on page 75 of this prospectus.


                                    SUMMARY

         The following summary is a short description of the information in this prospectus and provides an overview of the relevant terms of the securities. For that reason, this summary does not contain all of the information that may be important to you nor does it describe all of the terms of the securities. To fully understand the terms of the offering of the securities, you will need to read the entire prospectus and prospectus supplement.

THE TRUSTS

The depositor will form a separate trust for each transaction. Each trust will be a Delaware statutory trust or a common law trust created by a trust agreement between the depositor and the trustee.


THE DEPOSITOR

Goldman Sachs Asset Backed Securities Corp., a limited purpose Delaware corporation. The depositor is an indirect, wholly owned subsidiary of Goldman, Sachs & Co.


THE SERVICER

Each prospectus supplement will specify the servicer for the trust.


THE TRUSTEES

Each prospectus supplement will specify:

         o  the trustee of the trust; and

         o  the indenture trustee for the notes.


THE SECURITIES

Notes

Each trust will issue one or more classes of notes. The notes issued by each trust will be governed by an indenture between the trust and an indenture trustee.

The priority of payments between classes of notes and between the notes and certificates, if any, will be described in the prospectus supplement.

Certificates

Each trust may issue one or more classes of certificates. The certificates will be governed by a trust agreement.

Payments on the certificates will be subordinated to payments on the notes to the extent described in the prospectus supplement. The priority of payments between classes of certificates will be described in the prospectus supplement.


TERMS OF THE SECURITIES

The terms of each class of securities will be described in the prospectus supplement including:

         o  the principal amount or certificate balance, if any;

         o either the rate of interest or the method of determining the rate of interest. The rate of interest on the securities may be fixed, variable or adjustable; and

         o  the final scheduled distribution date.

A class of notes may differ from other classes of notes and a class of certificates may differ from other classes of certificates in certain respects including:

         o  the timing and priority of payments;

         o  the method of allocation of any losses;

         o  the interest rate or formula;

         o  the amount of principal or interest payments;

         o  the minimum denomination;

         o whether principal and/or interest payments may be delayed or not made at all upon the occurrence of certain events and the related consequences; and

         o whether payments of principal and interest may be made solely from designated portions of the receivables.

The notes will be available only in book-entry form.

The certificates may be issued in physical form or in book-entry form, as described in the prospectus supplement.

The trust may be permitted to issue additional notes (variable pay term notes or variable pay revolving notes) on dates specified in the prospectus supplement and use the proceeds to repay certain classes of notes prior to their final scheduled payment date.


OPTIONAL PREPAYMENT

The servicer has the option, or if the servicer does not exercise its option, any other person specified in the related prospectus supplement has the option, to purchase the receivables of the trust on any distribution date that the aggregate principal balance of the receivables has declined to or below the percentage specified in the prospectus supplement of the initial aggregate principal balance of the receivables on the cut-off date or other date specified in the prospectus supplement. Upon such purchase, your securities will be prepaid in full.

For more information about the servicer's purchase option, you should read "Certain Matters Regarding the Servicer-- Termination" in this prospectus and "The Notes--Optional Purchase of Receivables" in the prospectus supplement.


THE RECEIVABLES

The originator of the receivables described in the prospectus supplement will be an originator who regularly purchases retail installment sale contracts that meet such originator's credit underwriting standards from various motor vehicle dealers. On or prior to the closing date, the originator will sell the receivables selected from its portfolio either directly to the depositor or to an affiliate of the depositor which will act as seller. The depositor will then sell those receivables to the trust on the closing date pursuant to a sale and servicing agreement. The prospectus supplement will describe the receivables sold to the trust on the closing date and the conditions, if any, under which the depositor may sell additional receivables to the trust.

For a more detailed description of the receivables, including the criteria they must meet, you should read "The Receivables" in this prospectus and in the prospectus supplement.


THE TRUST PROPERTY

The assets of each trust will be one or more pools of retail automobile and light truck loan and installment sale contracts secured by new and used automobiles, motorcycles, vans, trucks, sport utility vehicles, trailers or other similar vehicles, and security interests in the vehicles financed by the motor vehicle installment loan agreements or motor vehicle retail installment sale contracts. We refer to these contracts as the "receivables" and to the underlying vehicles as "financed vehicles." We refer to the purchasers of the financed vehicles as the "obligors."

In addition to the receivables, each trust will own assets related to the receivables, including:

         o  collections on the receivables;

         o  security interests in the financed vehicles;

         o  proceeds from claims on related insurance policies; and

         o rights in the agreements and other property identified in the prospectus supplement.

For more information about the trust property, you should read "The Trusts--The Trust Property" in this prospectus and "Trust Property" in the prospectus supplement.


CREDIT AND PAYMENT ENHANCEMENT

The trust may include features designed to provide protection from losses on assets of the trust to one or more classes of securities. These features are called "credit enhancement." Credit enhancement may consist of one or more of the following:

         o "overcollateralization," or the aggregate principal balance of the receivables in excess of the principal amount of securities issued;

         o  subordination of one or more classes of securities;

         o  one or more reserve accounts;

         o "excess spread," or interest earned on the receivables in excess of the amount required to be paid on the securities;

         o  letters of credit or other credit facilities;

         o  surety bonds;

         o  guaranteed investment contracts or guaranteed rate agreements;

         o  repurchase obligations; or

         o  other agreements for third party payments or other support.

In addition, the trust may include features designed to ensure the timely payment of amounts owed to holders of the securities. These features are called "cash flow enhancement" or "payment enhancement." Payment enhancement may include one or more of the following:

         o  yield supplement arrangements;

         o  liquidity facilities;

         o  cash deposits;

         o  interest rate hedging arrangements; or

         o other agreements or arrangements for third party payments or other support.

The prospectus supplement will describe the credit or payment enhancement applicable to securities issued by the trust and any limitations and exclusions applicable to a class of securities. For more information about enhancement, you should read "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" in this prospectus.


SERVICING OF THE RECEIVABLES

Servicing and Compensation
The servicer is responsible for making collections on the receivables, administering defaults and delinquencies, maintaining custody of the receivables and otherwise servicing the receivables. The trust will pay the servicer a monthly servicing fee equal to a percentage of the outstanding principal balance of the receivables. The method for calculating such fee will be specified in the prospectus supplement. The servicer also will be entitled to retain as additional servicing compensation any late fees, prepayment charges and other administrative fees or similar charges collected during each month. For more information about the servicing of the receivables, you should read "Description of the Transfer and Servicing Agreements--Servicing Procedures" in this prospectus.

Servicer Advances for Certain Late Payments
The servicer may be obligated to advance to the trust scheduled payments due on any receivable but not collected in a collection period (other than principal of simple interest receivables and unless otherwise provided in the prospectus supplement, the principal portion of the final payment on final payment receivables). The servicer will not be required to make any advance (other than the advance of an interest shortfall arising from a receivable prepaid in full or arising from a monthly payment on a simple interest receivable received prior to its due date) if it does not expect to recover the advance from the obligor. The trust will reimburse the servicer for advances from subsequent collections on the related receivable or, if a receivable is a "defaulted receivable" or the servicer determines that any recovery from payments made on such receivable is unlikely, from collections on all the receivables.

For more information about advances by the servicer, you should read "Description of the Transfer and Servicing Agreements--Advances" in this prospectus.

Repurchase or Advances May Be Required for Modified Receivables
In the course of its normal servicing procedures, the servicer may extend or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to:

         o  purchase the receivable; or

         o  advance funds to the trust with respect to the receivable.

For more information about any extension or modification that may result in a servicer repurchase obligation, you should read "Description of the Transfer and Servicing Agreements--Servicing Procedures" in this prospectus.


TAX STATUS

Upon the issuance of securities by the trust Federal Income Tax Counsel to the trust is required to deliver an opinion that, for federal income tax purposes, the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

For more information about tax matters, you should read "Certain Material Federal Income Tax Consequences" and "Certain State Tax Consequences" in this prospectus and "Material United States Federal Income Tax Considerations" in the prospectus supplement.


ERISA CONSIDERATIONS

Administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus and in the prospectus supplement.


                                 RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF THE SECURITIES.

LIMITED LIQUIDITY MAY RESULT IN
DELAYS IN YOUR ABILITY TO SELL
SECURITIES OR LOWER RETURNS           There will be no market for the
                                      securities of any series prior to their
                                      issuance, and there can be no assurance
                                      that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. Goldman, Sachs & Co. presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

LIMITED ASSETS FOR PAYMENTS -
NO RECOURSE TO DEPOSITOR              The depositor does not have, nor is it
                                      expected to have, any significant assets.
                                      The securities of a series will be
                                      payable solely from the assets of the
                                      trust for that series. Except for any
                                      related insurance policies or credit
                                      support, there will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series. Consequently, holders of securities of each series must rely solely upon payments with respect to the assets of the trust for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

                                      The only obligations, if any, of the
                                      depositor with respect to the securities of any series will be with respect to its breach of specific representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

LIMITS ON ENHANCEMENT MAY
RESULT IN LOSSES TO YOU               Although we intend the enhancement for
                                      the securities to reduce the risk of
                                      delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the assets of the trust for a series of securities could result in losses to holders of those securities.

TIMING AND RATE OF PREPAYMENTS
MAY RESULT IN LOWER YIELD             The yield to maturity experienced by a
                                      holder of securities may be affected by
                                      the rate and timing of payments of
                                      principal of the receivables or of the
                                      underlying receivables relating to the
                                      collateral certificates. The rate and
                                      timing of principal payments of the
                                      securities of a series will be affected
                                      by a number of factors, including the
                                      following:

                                      o the extent of prepayments, which may be
                                        influenced by a variety of factors,

                                      o the manner of allocating principal
                                        payments among the classes of
                                        securities of a series as specified in
                                        the related prospectus supplement, and

                                      o the exercise of any right of optional
                                        termination.

                                      Prepayments may also result from
                                      repurchases of receivables or underlying receivables, as applicable, due to material breaches of the originator's, the seller's or the depositor's representations or warranties.

                                      Interest payable on the securities of a
                                      series on a distribution date will
                                      include all interest accrued during the
                                      period specified in the related
                                      prospectus supplement. In the event
                                      interest accrues during the calendar
                                      month prior to a distribution date, the
                                      effective yield to holders will be
                                      reduced from the yield that would
                                      otherwise be obtainable if interest
                                      payable on the security were to accrue
                                      through the day immediately preceding
                                      each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

RISKS OF SUBORDINATED SECURITIES      To the extent specified in the applicable
                                      prospectus supplement, distributions of
                                      interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the same series. Any subordinated securities will be affected to a greater degree by any losses on the receivables.

POTENTIAL LACK OF SECURITY            The depositor will assign security
                                      interests in the financed vehicles
                                      securing the receivables to the related
                                      trust. Due to administrative burden and
                                      expense, however, the certificates of
                                      title to the financed vehicles will not
                                      be amended or reissued to reflect the
                                      assignment to the trust unless otherwise specified in the related prospectus supplement. In the absence of amendment, a trust may not have a perfected security interest in the financed vehicles securing the receivables in some states.
                                      If a trust does not have a perfected
                                      security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

RISK OF COMMINGLING                   We will require the servicer to deposit
                                      all payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments.
                                      However, if a servicer satisfies
                                      particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

                                      Pending deposit into the collection
                                      account, collections may be invested by
                                      the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

REMOVAL OF A SERVICER AFTER
A SERVICER TERMINATION EVENT          The related prospectus supplement may
                                      provide that with respect to a series of securities issued by an owner trust, upon the occurrence of a servicer termination event that remains unremedied, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer termination event occurs and remains unremedied unless no notes are outstanding or unless the trust is a grantor trust. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive events by the servicer, including events that could materially adversely affect the certificateholders of the series. The related prospectus supplement may also provide that, upon the occurrence of an additional servicer termination event that remains unremedied under an owner trust, the related indenture trustee (or under a grantor trust, the related trustee) or the certificateholders may remove the servicer (without the consent of the noteholders in the case of an owner trust).

BOOK ENTRY REGISTRATION -
BENEFICIAL OWNERS NOT
RECOGNIZED BY TRUST                   Issuance of the securities in book-entry
                                      form may reduce the liquidity of these
                                      securities in the secondary trading
                                      market since investors may be unwilling
                                      to purchase securities for which they
                                      cannot obtain physical certificates.
                                      Since transactions in the securities can be effected only through The Depository
                                      Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust
                                      Company or any other entities or
                                      otherwise to take actions in respect of
                                      the related securities may be limited due to the lack of a physical certificate representing the securities.

                                      You may experience some delay in the
                                      receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.


                                  THE TRUSTS

         With respect to each series of securities the depositor will establish a separate trust (each, a "Trust") pursuant to a trust agreement (a "Trust Agreement") between the depositor and the related trustee or pooling and servicing agreement (a "Pooling and Servicing Agreement") among the depositor, the servicer and the trustee for the related Trust, as applicable, for the transactions described in this prospectus and in the related prospectus supplement. Each Trust will be either a Delaware statutory trust or a common law trust. The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.


THE TRUST PROPERTY

          The property of each Trust will include the receivables identified for each Trust and all payments due under such receivables on and after the applicable cut-off date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables on and after the applicable cut-off date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates and Balloon Receivables. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the depositor will transfer or sell the receivables to the Trust in the outstanding principal amount specified in the related prospectus supplement. The property of each Trust may also include:

         o amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a "Sale and Servicing Agreement") among the depositor, the servicer, the related Trust and any other party identified in such agreement or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

         o security interests in vehicles financed by the receivables (the "Financed Vehicles") and any other interest of a seller in the Financed Vehicles;

         o the rights to proceeds from claims on any physical damage, credit life and disability insurance policies and other insurance policies covering the Financed Vehicles or the obligors, as the case may be;

         o any property that has secured a receivable and that has been acquired by the applicable Trust; and

         o  any and all proceeds of the receivables or the foregoing.

         To the extent specified in the related prospectus supplement, a reserve account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the trustee for the benefit of holders of the related securities.


THE SERVICER

         The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service and administer the receivables held by each Trust and will receive fees for these services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in this prospectus and "Description of the Transaction Documents--Servicing Compensation" in the related prospectus supplement. To facilitate the servicing of receivables and unless otherwise specified in the related prospectus supplement, each seller and each trustee will authorize the servicer to retain physical possession of the receivables held by each Trust and other documents relating to possession of the receivables as custodian for each Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended or reissued to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust, unless otherwise specified in the related prospectus supplement. In the absence of an amendment, a Trust may not have a perfected security interest in some of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." In the case of receivables consisting of collateral certificates, the trustee specified in the related prospectus supplement will manage the collateral certificates.

         If the protection provided to: (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the reserve account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any reserve account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on receivables or on the collateral certificates, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related receivables, or may limit the amount realized to less than the amount due under receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."


                                  THE TRUSTEE

         The trustee for each Trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time by giving written notice to the depositor, the indenture trustee and the rating agencies, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.


                                THE RECEIVABLES


ORIGINATION

         The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts (the "Receivables") will be secured by new and used automobiles, motorcycles, vans, trucks, sport utility vehicles, trailers or other similar vehicles and have been or will be originated or acquired by an originator in the ordinary course of its business, in accordance with such originator's credit and underwriting standards as described in the related prospectus supplement. Such Receivables will be sold by the originator to the seller on or prior to the applicable closing date for each Trust and the seller will transfer such Receivables to the depositor on each applicable closing date. The depositor will in turn transfer such Receivables to the applicable Trust on each applicable closing date.


CRITERIA FOR SELECTING THE RECEIVABLES

         The Receivables to be sold to each Trust will be selected from a seller's portfolio based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Receivable:

         (a)  is secured by a new or used vehicle,

         (b) was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller,

         (c)  provides for either:

             (i) level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable, or

             (ii) substantial principal payments due at the maturity date of the related loan or installment sale contract, (these receivables are referred to as "Balloon Receivables"),

         (d)  is a Precomputed Receivable or a Simple Interest Receivable and

         (e) satisfies the other criteria, if any, set forth in the related prospectus supplement.

         No selection procedures believed by the seller to be adverse to securityholders were or will be used in selecting the Receivables.


PRECOMPUTED RECEIVABLES

         "Precomputed Receivables" consist of either (1) monthly actuarial receivables ("Actuarial Receivables") or (2) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78s" ("Rule of 78s Receivables").


ACTUARIAL RECEIVABLES

         An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment.


RULE 78S RECEIVABLES

         A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the Receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.


SIMPLE INTEREST RECEIVABLES

         "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made.

         As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

         Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.


PREPAYMENTS AND REBATES ON RECEIVABLES

         In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

         To the extent provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.


SPECIFIC INFORMATION ABOUT THE RECEIVABLES IN THE PROSPECTUS SUPPLEMENT

         Information with respect to the Receivables will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of the Receivables consisting of Precomputed Receivables, Balloon Receivables or Simple Interest Receivables, and the portion of the Receivables secured by new vehicles and by used vehicles.


DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

         Information concerning the experience of a seller pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.


NEW AND USED FINANCED VEHICLES
         The extension of credit to an obligor on a Receivable is based on an assessment of an applicant's ability to repay the amounts due on the Receivable and the adequacy of the related Financed Vehicle. An assessment generally does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related prospectus supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive Dealers Association Used Car Guide, the National Auto Research Division Black Book or any other industry guide as specified in the related prospectus supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. Additional information with respect to delinquencies, repossessions and net losses with respect to Receivables secured by new or used Financed Vehicles will be set forth in each prospectus supplement.


                          THE COLLATERAL CERTIFICATES

         The assets of the Trust for a series may consist, in whole or in part, of "Collateral Certificates", which include certificates evidencing an undivided interest in, or notes or loans secured by, motor vehicle installment loan agreements and motor vehicle retail installment sale contracts. These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act of 1933, as amended, in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the depositor and/or one or more affiliates of the depositor, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an "Underlying Trust Agreement"). The servicer (the "Underlying Servicer") of the underlying motor vehicle installment loans or retail installment sale contracts will have entered into the Underlying Trust Agreement with a trustee (the "Underlying Trustee").

         The issuer of the Collateral Certificates (the "Underlying Issuer") will be:

         o a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,

         o a limited-purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to the trusts and selling beneficial interests in these trusts, or

         o    one of the trusts.

         If so specified in the related prospectus supplement, the Underlying Issuer may be the depositor and/or one or more affiliates of the depositor. The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related trust. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

         Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.


ENHANCEMENT RELATING TO COLLATERAL CERTIFICATES

         Enhancement in the form of reserve funds, insurance funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the receivables which comprise the underlying assets for the Collateral Certificates and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.


ADDITIONAL INFORMATION REGARDING COLLATERAL CERTIFICATES

         The related prospectus supplement for a series for which the Receivables include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

         o the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Receivables;

         o the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;

         o    the stated maturity of the Collateral Certificates;

         o    the interest rate of the Collateral Certificates;

         o the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;

         o characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;

         o the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and

         o the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.


                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

         The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables, including but not limited to Balloon Receivables, and to receivables underlying Collateral Certificates, the term "prepayments" includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the amount paid for Receivables and/or Collateral Certificates repurchased by the depositor or a seller or purchased by a servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under some circumstances, the related seller will be obligated to repurchase Receivables from a given Trust pursuant to the related purchase agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures." See also "Certain Matters Regarding the Servicer--Termination" regarding the servicer's or any other person's option to purchase Receivables from a given Trust.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each distribution date since the amount will depend, in part, on the amount of principal collected on the related Receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Receivables will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Receivables and the related series of securities.


                     POOL FACTORS AND TRADING INFORMATION

         The "Note Pool Factor" for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable distribution date, after giving effect to payments to be made on the applicable distribution date, as a fraction of the initial outstanding principal balance of the class of notes. The "Certificate Pool Factor" for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable distribution date, after giving effect to distributions to be made on the applicable distribution date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder's portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder's Note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder's portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

         As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each distribution date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Notes--Statements to Securityholders" and "--Statement to Noteholders; Servicer Reports to the Indenture Trustee" in the related prospectus supplement.


                                USE OF PROCEEDS

         If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable Trust to the purchase of the Receivables from the depositor or the seller, as applicable. The depositor will use the portion of the net proceeds paid to it to purchase the receivables from the seller.


                           DESCRIPTION OF THE NOTES

         Each Trust will issue one or more classes of notes pursuant to an indenture (an "Indenture") between the related Trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related notes and Indenture.

         If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository"). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the depositor has been informed by DTC that DTC's nominee will be Cede & Co. unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to noteholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities." The related prospectus supplement will state if any notes are listed on any stock exchange or if an application for listing has been or will be made.


DISTRIBUTION OF PRINCIPAL AND INTEREST

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to: (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer, or if the servicer does not exercise its option, any other person specified in the related prospectus supplement of its option, to purchase the related Receivables. See "Certain Matters Regarding the Servicer--Termination."

         To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given distribution date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

         The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a distribution date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement."

         In the case of a series of securities issued by an owner trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the related prospectus supplement.

         If specified in the related prospectus supplement, the Trust may issue additional securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.


PROVISIONS OF THE INDENTURE

         Events Of Default. "Events of Default" in respect of a series of notes under the related Indenture will consist of:

         (1) a default for thirty-five (35) days or more in the payment of any interest on the most senior class of notes outstanding when the same becomes due and payable;

         (2) a default in the payment of the principal of, or any installment of the principal of, any note when the same becomes due and payable;

         (3) a default in the observance or performance of any covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 30 days, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the most senior class of notes outstanding;

         (4) any representation or warranty made by the Trust in the related Indenture or in any certificate or other writing delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured within 30 days after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the most senior class of notes outstanding;

         (5) particular events of bankruptcy, insolvency, receivership, conservatorship or liquidation with respect to the Trust or a substantial part of the property of the Trust; and

         (6) any other events as may be specified in the related Indenture and the related prospectus supplement.

         The amount of principal required to be paid to noteholders of each series under the related Indenture on any distribution date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled distribution date for the class of notes.

         Rights Upon Events of Default. If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee may or, at the direction of the holders of a majority in principal amount of the most senior class of notes outstanding, must declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

         If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of the Receivables and continue to apply collections on these Receivables as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Receivables following an Event of Default, other than a default in the payment of any principal of, or a default for thirty-five (35) days or more in the payment of any interest on, any note of the series, unless:

         o the holders of the most senior class of notes outstanding consent to the sale,

         o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale, or

         o the indenture trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the most senior class of notes outstanding.

         Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the most senior class of notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the most senior class of notes outstanding may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

         Except to the extent provided in the related prospectus supplement, no holder of a Note will have the right to institute any proceeding, judicial or otherwise, with respect to the related Indenture, unless:

         o the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

         o the holders of not less than 25% of the outstanding principal amount of the most senior class of notes outstanding have made a written request to the indenture trustee to institute a proceeding in its own name as indenture trustee in respect of such Event of Default;

         o the holder or holders have offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee;

         o the indenture trustee has for 60 days failed to institute a proceeding; and

         o no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the most senior class of notes outstanding of the series.

         With respect to any trust, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a certificate representing an ownership interest in the Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

         No Trust may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Basic Documents.

         Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless:

         o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

         o the entity expressly assumes the Trust's obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Trust under the Indenture;

         o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

         o the Trust has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

         o the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;

         o any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

         o the Trust has delivered to the related indenture trustee an officer's certificate and an opinion of counsel that the merger or consolidation complies with the requirements and conditions precedent of the Indenture.

         No Trust will:

         o except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Trust (the "Basic Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

         o claim any credit on or make any deduction from the principal and interest payments in respect of the related notes, other than amounts withheld under the Code, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;

         o permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the Trust or the proceeds of the Trust; or

         o permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics' or similar lien, in the assets of the Trust.

         Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Modification Of Indenture. Each trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series and upon notice to the rating agencies, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding note affected by the related supplemental indenture, no supplemental indenture will:

         o change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

         o impair the right to institute suit for the enforcement of specific provisions of the related Indenture related to the above;

         o reduce the percentage of the aggregate amount of the outstanding notes of the series or of the most senior class of notes outstanding, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

         o modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

         o reduce the percentage of the aggregate outstanding amount of the notes of the series or of the most senior class of notes outstanding, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Receivables or other assets of the related Trust if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

         o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

         o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the related Indenture.

         An owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with prior notice to the rating agencies and when authorized by an issuer order to, among other things,

         (1)      cure any ambiguity;

         (2)      correct or supplement any provisions in the Indenture; or

         (3) for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

         provided that the action referred to in clause (3) above will not, as evidenced by an opinion of counsel, materially and adversely affect the interest of any noteholder and each rating agency will have notified the Trust and the related Indenture Trustee that such action will not result in a reduction, withdrawal or downgrade of the then current ratings of any class of notes then outstanding.

         Annual Compliance Statement. Each owner trust will be required to file annually with the related indenture trustee and the rating agencies a written statement as to the fulfillment of its obligations under the Indenture.

         Indenture Trustee's Annual Report. If required by the Trust Indenture Act, the indenture trustee for each owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the owner trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

         Satisfaction And Discharge Of Indenture. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.


THE INDENTURE TRUSTEE

         The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time by notice to the Trust and the rating agencies in which event the related owner trust will be obligated to appoint a successor indenture trustee for the series. Additionally, the holders of a majority of the outstanding amount of the most senior class of notes outstanding of a series may remove the related indenture trustee and appoint a successor indenture trustee. An owner trust may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, the indenture trustee breaches any representation, warranty or covenant made by it under any Basic Document, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the owner trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.


                        DESCRIPTION OF THE CERTIFICATES

         Each Trust will issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

         If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the depositor, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the depositor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the depositor, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities." Any certificate of a series owned by the depositor, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Basic Documents.


DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the distribution date specified in the related prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to: (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

         In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.


                 CERTAIN INFORMATION REGARDING THE SECURITIES


BOOK-ENTRY REGISTRATION

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "Participant") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC" Clearstream is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, societe anonyme, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System to facilitate settlement of trades between Clearstream and Euroclear. As a professional depositary, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Basic Document only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the applicable Basic Document on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.


DEFINITIVE SECURITIES

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Basic Document. Such events may include the following:

         o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

         o at our option, we elect to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Basic Document, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Basic Documents. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


LIST OF SECURITYHOLDERS

         Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders on file with the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes.

         Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the interest in theTrust may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the certificate registrar for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

         o each purchase agreement pursuant to which the seller will transfer Receivables to the depositor,

         o each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates may be sold or transferred to the Trust, certificates will be issued, and the servicer will service Receivables in the case of a grantor trust,

         o each Sale and Servicing Agreement pursuant to which the depositor will transfer Receivables to a Trust and the servicer will service Receivables, in the case of an owner trust, or

         o in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to the Trust, and a trustee will manage Collateral Certificates (collectively, the "Transfer and Servicing Agreements").

         Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.


SALE AND ASSIGNMENT OF RECEIVABLES

         In the case of Trust assets consisting of Receivables, on or prior to the related closing date, an originator will transfer and assign either directly, to the depositor, or to an affiliate of the depositor, which will act as seller and will assign to the depositor or such affiliate, as applicable pursuant to a purchase agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related purchase agreement (the "Schedule of Receivables").

         In each purchase agreement the seller will represent and warrant to the depositor, among other things, that:

         o the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cut-off date;

         o the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the originator's normal requirements;

         o on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

         o at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;

         o each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

         o any other representations and warranties that may be set forth in the related prospectus supplement.

         To the extent provided in the related prospectus supplement, the originator of the Receivables will make such representations and warranties to an affiliate of the depositor, which affiliate will assign its rights in respect of those representations and warranties to the depositor.

         To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the seller or originator, as applicable, so elects, the last day of the first Collection Period, following the discovery by or notice to the seller, or originator, as applicable, of any breach of a representation and warranty of the seller, or originator, as applicable, that materially and adversely affects the interests of the related Trust in any Receivable, the seller, or originator, as applicable, will be obligated to repurchase the Receivable, unless the seller, or originator, as applicable, cures the breach in a timely fashion. Unless otherwise specified in the related prospectus, the purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable rate of interest on the contract for such Receivable to the last day of the month of repurchase (the "Repurchase Amount"). This repurchase obligation will constitute the sole remedy available to the securityholders, the related trustee and any related indenture trustee for any uncured breach.

         On the related closing date, the depositor will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to the Receivables in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of the Receivables to the related Trust, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

         Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the depositor will assign to the related Trust the representations and warranties made by the related seller, or originator, as applicable, under the related purchase agreement for the benefit of the related securityholders and will make limited representations and warranties with respect to the other assets to be included in the Trust. To the extent that the related seller, or originator, as applicable, does not repurchase a Receivable in the event of a breach of its representations and warranties with respect to the Receivable, the depositor will not be required to repurchase the Receivable unless the breach also constitutes a breach of one of the depositor's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Receivable, if any, and the breach materially and adversely affects the interests of the securityholders in any Receivable. Neither the seller, the originator nor the depositor will have any other obligation with respect to the Receivables or the securities.


TRUST ACCOUNTS

         With respect to each owner trust, the servicer or the depositor will establish and maintain with the related indenture trustee, or the indenture trustee will establish and maintain: (a) one or more accounts, on behalf of the related securityholders, into which all payments made on or in respect of the related Receivables will be deposited (the "Collection Account") and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any reserve account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the "Note Distribution Account"). With respect to each owner trust and grantor trust, the servicer or the related trustee (or a paying agent on behalf of such trustee) will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any reserve account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the "Certificate Distribution Account"). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

         If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the "Payahead Account"), in the name of the related indenture trustee, in the case of an owner trust, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders. Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

         For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any reserve account or other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls unless provided in the related prospectus supplement. Thus, the amount of available funds on deposit in a reserve account at any time may be less than the balance of that reserve account. If the amount required to be withdrawn from a reserve account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each distribution date and will be treated as collections of interest on the related Receivables.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either: (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of America or any of the states of the United States of America, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of such depositary institution have a credit rating from each rating agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust: (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a depositary institution organized under the laws of the United States of America or any one of the states of the United States of America: (1) that has either: (A) a long-term unsecured debt rating acceptable to the rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and (2) whose deposits are insured by the Federal Deposit Insurance Corporation.


PRE-FUNDING

         If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Basic Document, an "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust as an investment company pursuant to the Investment Company Act of 1940:

         (a) negotiable instruments, or securities, or security entitlements, excluding any security with an "r" attached to the rating thereof, which evidence:

                  (1) obligations which have the benefit of the full faith and credit of the United States of America or any agency or instrumentality thereof,

                  (2) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in the relevant Eligible Investment, the commercial paper or other short-term unsecured debt obligations (other than the obligations whose rating is based on collateral or on the credit of a person other than such depositary institution or trust company), of the depositary institution or trust company has a credit rating in the highest rating category from each rating agency,

                  (3) commercial paper having a rating in the highest rating category from each rating agency or

                  (4) investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each rating agency;

         (b) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depositary institution or trust company (acting as principal); and

         (c) any other investment with respect to which each rating agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities.

         Except as otherwise provided in the applicable Basic Document, any Eligible Investment must mature no later than the business day prior to the next Distribution Date.

         During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Trust additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

         Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

         o the Pre-Funding Period will not exceed 90 days from the related closing date;

         o that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and

         o the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued pursuant to a particular offering.


SERVICING PROCEDURES

         To assure uniform quality in servicing the Receivables and to reduce administrative costs, the depositor and each Trust will designate the servicer as custodian to maintain possession, as the Trust's agent, of the related Receivables and any other documents relating to the Receivables. The seller's and the servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting the sale and assignment will be filed.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the "Final Scheduled Maturity Date" (as the term is defined with respect to any pool of Receivables in the related prospectus supplement). No extension or modification in accordance with the Sale and Servicing Agreement will result in a repurchase obligation for the servicer provided that if the servicer extends the date for final payment by any obligor of any Receivable beyond the period specified in the Sale and Servicing Agreement, the servicer will promptly purchase the Receivable at the Repurchase Amount. While the arrangement in the preceding preceding proviso will, and any other arrangement specified in the Sale and Servicing Agreement may, result in the servicer purchasing the Receivables for the Repurchase Amount, others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables."

COLLECTIONS

         With respect to each Trust, the servicer or the indenture trustee will deposit all payments on the related Receivables, from whatever source, and all proceeds of the related Receivables, collected during the period specified in the related prospectus supplement (a "Collection Period") into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Receivables or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Termination Event shall have occurred and be continuing and each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any distribution date, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Repurchase Amount with respect to Receivables purchased by the servicer.

         Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the "Payaheads") will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.


ADVANCES

         If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a "Precomputed Advance"). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables.

         If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a "Simple Interest Advance," and together with Precomputed Advances, "Advances"). If, as specified in the related prospectus supplement, a Simple Interest Receivable becomes a Defaulted Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Defaulted Receivable, but not including interest for the then current Collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.


NET DEPOSITS

         For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under "--Collections" above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         To the extent provided in the related prospectus supplement, with respect to each Trust the related servicer will be entitled to receive, out of interest collected on or in respect of the related Receivables serviced by the servicer, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related prospectus supplement (the "Servicing Fee Rate") of the Pool Balance related to the Receivables as of the first day of the related Collection Period. Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee and Advances that remains unpaid from prior Distribution Dates, will be paid solely to the extent of interest collections received; however, the Servicing Fee and Advances will be paid prior to the distribution of interest payments to the holders of the notes or certificates of any series.

         To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer's normal practices and procedures.

         If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collections, furnishing monthly and annual statements to the related indenture trustee and/or trustee, and generating federal income tax information for the Trust and for the related noteholders and/or certificateholders as well as the Trust's compliance with the reporting provisions under the Securities Exchange Act of 1934, as amended. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables and as custodian of the receivable files.


DISTRIBUTIONS

         With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

         With respect to each Trust, on each Distribution Date collections on or in respect of the related Receivables will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, will be available to cover shortfalls in the amount available for distribution to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interest on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.


CREDIT AND CASH FLOW ENHANCEMENT

         The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, reserve accounts, spread accounts, letters of credit, surety bonds, insurance policies, overcollateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Receivables included in a Trust as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

         The existence of a reserve account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of securityholders of other series.

         Reserve Account. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the depositor or the seller will establish for a series or class or classes of securities an account (the "Reserve Account"), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the depositor or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit in the Reserve Account of amounts from collections on the Receivables. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the depositor, the seller or to any other entity.


EVIDENCE AS TO COMPLIANCE

         Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and indenture trustee and/or trustee a statement as to compliance by the servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the servicer's accounting records and computer files with respect to the servicer's compliance and other matters.

         Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give each indenture trustee and/or trustee, as applicable and each rating agency, notice of any event that is, or with the giving of notice of lapse of time or both would become, a Servicer Termination Event or Additional Servicer Termination Event under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

         Copies of the foregoing statements and certificates may be obtained by securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the corporate trust office for the trustee or indenture trustee specified in the related prospectus supplement.


STATEMENTS TO TRUSTEES AND THE TRUST

         Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the series as described under "The Notes--Statements to Securityholders" in the related prospectus supplement.


                    CERTAIN MATTERS REGARDING THE SERVICER

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Basic Document, except upon mutual consent of the servicer, the indenture trustee and the trustee or upon determination that the servicer's performance of its duties is no longer permissible under applicable law or if resignation is required by regulatory authorities and such incapacity cannot be cured by the servicer. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

         Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its shareholders, directors, officers, employees and agents will be under any liability to the related Trust, the seller, the depositor, the trustee or the indenture trustee or securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of a breach by the servicer of its obligations under the Sale and Servicing Agreement or the Pooling and Servicing Agreement or the failure to perform its obligations in compliance with the standard of care set forth in the Sale and Servicing Agreement or the Pooling and Servicing Agreement or any other liability imposed under the Sale and Servicing Agreement or the Pooling and Servicing Agreement.

         Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into or with which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.


SERVICER TERMINATION EVENTS

         A "Servicer Termination Event" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

         (1) any failure by the servicer to deposit in the Collection Account (x) any required payment, which failure continues unremedied for one business day after the date upon which such payment was due or (y) any payment required to be made under the Sale and Servicing Agreement or Pooling and Servicing Agreement that continues unremedied for a period of three business days after the date upon which such payment was due;

         (2) any failure by the servicer duly to observe or perform any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure continues unremedied for the number of days specified in the related prospectus supplement after written notice of failure is given to the servicer by noteholders evidencing not less than 25% of the aggregate outstanding amount of the most senior class of notes outstanding;

         (3) specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

         (4) any other events as may be set forth in the related prospectus supplement.

         To the extent set forth in the related prospectus supplement, "Additional Servicer Termination Events" will consist of the events, if any, described in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable and described in such prospectus supplement.


RIGHTS UPON SERVICER TERMINATION EVENT

         Generally, in the case of an owner trust, as long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, the related indenture trustee may, or at the written direction of holders of the notes of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the most senior class of notes, or if no notes of the related series are outstanding, certificateholders evidencing 25% of the related certificate interests in the trust shall, terminate in writing all of the rights and obligations of the servicer under the Sale and Servicing Agreement. Generally, If an Additional Servicer Termination Event shall occur, the related indenture trustee may, and at the written direction of certificateholders evidencing not less than 75% of the related certificate interests in the trust shall, terminate in writing all of the rights and obligations of the servicer under the Sale and Servicing Agreement by notice in writing to the servicer. Generally, in the case of a grantor trust, as long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, the trustee may, or at the written direction certificateholders evidencing 25% of the certificate balance shall, terminate in writing all of the rights and obligations of the servicer under the Sale and Servicing Agreement. Upon termination, all authority, power, obligations and responsibilities of the servicer under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, other than obligations and responsibilities arising prior to the termination, will automatically pass to the successor servicer appointed by the indenture trustee, if any, or the trustee, or, if no successor is appointed, to the related indenture trustee, if any, or the trustee, as servicer, and such successor servicer will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Termination Event or Additional Servicer Termination Event other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is legally unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, holders of the notes of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the most senior class of notes, or if no notes of the related series are outstanding, certificateholders evidencing 25% of the related certificate interests in the trust, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables or which is otherwise acceptable to each rating agency. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.


WAIVER OF PAST DEFAULTS

         To the extent provided in the related prospectus supplement, (A) in the case of a Servicer Termination Event (1) in the case of each owner trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the most senior class of notes putstanding, or, if no notes are outstanding, of certificates evidencing not less than a majority of the related certificate interests and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any Servicer Termination Event, and its consequences, except (i) a default in making any required deposits to or payments from any Trust Account, (ii) a Servicer Termination Event relating to certain insolvency events, or (iii) in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series and (B) in the case of an Additional Servicer Termination Event, certificateholders evidencing not less than 100% of the related certificate interests, may, on behalf of all certificateholders, waive in writing any default by the servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No waiver will impair the securityholders' right with respect to any subsequent Servicer Termination Event.


AMENDMENT

         Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

         (1)      to cure any ambiguity,

         (2) to correct or supplement any provisions in the related Transfer and Servicing Agreement, or

         (3) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

provided, that any action in clause (3) above will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the depositor or any noteholder.

         The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.


PAYMENT IN FULL OF THE NOTES

         Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.


TERMINATION

         The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of:

         o the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivable,

         o the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and

         o  the occurrence of either event described below.

         In order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, or, if the related servicer does not exercise its option, any other person specified in the related prospectus supplement will be permitted, to purchase from a Trust all remaining Receivables as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if any seller is a bank, 5%, or less of the Pool Balance as of the related cut-off date, at a purchase price equal to the price specified in the related prospectus supplement.

         If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Receivables remaining in the Trust, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Receivables remaining in the Trust will be sold to the highest bidder.


                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES


SECURITY INTERESTS IN FINANCED VEHICLES

         In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles, motorcycles, vans, trucks, sport utility vehicles and trailers by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the automobiles, motorcycles, vans, trucks, sport utility vehicles, trailers or other similar vehicles financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, motorcycles, vans, trucks, sport utility vehicles and trailers is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicles' certificate of title.

         Generally, all of the Receivables name the seller as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state in which the financed vehicle is located to perfect the seller's security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle's certificate of title or file a UCC financing statement. If the seller, because of clerical error or otherwise, has failed to take action with respect to any financed vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed vehicle that give value without notice of the seller's security interest and to whom a certificate of ownership is issued in the purchaser's name, holders of perfected security interests in the financed vehicle and the trustee in bankruptcy of the related obligor. The seller's security interest may also be subordinate to third parties in the event of fraud or forgery by the related obligor or administrative error by state recording officials or in the circumstances noted below.

         Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the seller nor the related trustee will amend or have reissued any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles, unless otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

         In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related financed vehicle without amendment of any lien noted on the vehicle's certificate of title, and the assignee succeeds by assignment to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust's security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of the seller's lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Trust's security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the seller's representations and warranties under the related purchase agreement and the seller will be required to repurchase the Receivable from the Trust unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Risk Factors--Potential Lack of Security."

         Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

         In states in which the perfection of a security interest is governed by the filing of a UCC financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor's change of residence. UCC financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the seller's perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the Financed Vehicle would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. In each purchase agreement, the seller will represent and warrant that, as of the date any Receivable is sold by the seller, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller under the related purchase agreement.


REPOSSESSION

         In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.


NOTICE OF SALE; REDEMPTION RIGHTS

         The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.


DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

         The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

         Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.


CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as the Receivables.

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller's warranties under the related purchase agreement and would create an obligation of the seller to repurchase the Receivable unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

         Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors' repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

         Under each purchase agreement the seller, or the originator, as applicable, will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against a Trust for a violation of any law and that claim materially and adversely affects the interests of the Trust in a Receivable, the violation would constitute a breach of the seller's or the originator's, as applicable, representation and warranty and would create an obligation of the seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."


OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.


               CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material United States federal income tax consequences to beneficial owners of notes ("Noteholders") and beneficial owners of certificates ("Certificateholders") of the purchase, ownership and disposition of the notes and certificates. The summary does not purport to deal with the federal income tax consequences applicable to all categories of Noteholders and Certificateholders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders and Certificateholders that are insurance companies; financial institutions; regulated investment companies; dealers in securities or currencies; tax-exempt entities; partnerships for federal income tax purposes; or Noteholders or Certificateholders that hold their notes or certificates as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for federal income tax purposes. Unless otherwise specifically described below, the summary is addressed only to Noteholders and Certificateholders who purchase their notes and certificates at original issuance and who hold their notes and certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial and administrative authorities and rulings, all of which are subject to change, and any such change may be retroactive. Moreover, there are no authorities on similar transaction involving interests issued by an entity with terms similar to those of the notes or the certificates. Accordingly, prospective investors are urged to consult their own tax advisors in determining the particular federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and certificates.

         The Trust will be provided with an opinion of tax counsel, as specified in the related prospectus supplement ("Federal Income Tax Counsel"), regarding some of the related federal income tax matters discussed below which will be subject to the assumptions and discussions set forth therein. The opinion of Federal Income Tax Counsel will specifically address only those issues specifically identified below as being covered by that opinion; however, the opinion will also state that the additional discussion set forth below, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects. An opinion of Federal Income Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts. Furthermore, no ruling on any of the issues discussed below will be sought from the IRS. Consequently, no assurance can be given that the IRS will not assert positions inconsistent with the conclusions set forth in such opinion or that a court will not agree with those assertions


TRUSTS THAT ARE CLASSIFIED AS PARTNERSHIPS


TAX CHARACTERIZATION OF THE TRUST

         Federal Income Tax Counsel will deliver its opinion that the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and the other Basic Documents will be complied with and on counsel's conclusions that the nature of the income of the Trust will exempt the Trust from the provisions of the Code requiring some publicly traded partnerships to be taxed as corporations or that the Trust will otherwise qualify for an exemption under the rules governing publicly traded partnerships. However, as discussed above, this opinion will not be binding on the IRS and Federal Income Tax Counsel cannot give any assurances that this characterization will prevail. If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its net taxable income. Any such corporate income tax could materially reduce the amount of cash available to make payments on the notes or certificates.


TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of Notes As Indebtedness; Possible Alternative Treatments of the Notes. The Trust will agree, and the Noteholders will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Upon the issuance of any notes, Federal Income Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement and the assumptions set forth in the opinion, render its opinion to the Trust that the notes issued will be classified as debt for federal income tax purposes. If, contrary to the opinion of Federal Income Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some Noteholders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign Noteholders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt Noteholders (including pension funds) might constitute "unrelated business taxable income" (if some, but not all, of the notes were recharacterized as equity in a partnership), individual Noteholders might be subject to limitations on their ability to deduct their share of Trust expenses, and income from the Trust's assets would be taxable to Noteholders without regard to whether cash distributions are made to such Noteholders and without regard to the Noteholders' method of tax accounting. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

         Interest Income On The Notes. Except as discussed below, interest on a note generally is includable in a Noteholder's income as ordinary interest income when actually or constructively received, if the Noteholder uses the cash method of accounting for federal income tax purposes, or when accrued, if the Noteholder uses an accrual method of accounting for federal income tax purposes.

         Original Issue Discount. Notes of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Noteholders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any notes be reported periodically to the IRS and to certain categories of Noteholders.

         The Trust will report original issue discount, if any, to the Noteholders based on the Code provisions and the Treasury regulations relating to original issue discount (the "OID Rules"). The OID Rules concerning contingent payment debt instruments do not apply to the prepayable debt instruments, such as the notes.

         The OID Rules provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities. If the notes of a series are issued with original issue discount, the prospectus supplement for that series of notes will specify the Prepayment Assumption. However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

         In general, a note will be treated as issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "--Payment Lag Notes; Initial Period Considerations" and "--Qualified Stated Interest," and as discussed in the related prospectus supplement, and in the case of certain Variable Rate Notes (as defined below), the stated redemption price at maturity of a note is its principal amount. The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold. Notwithstanding the general definition of original issue discount, a note will not be treated as issued with original issue discount if such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note's stated redemption price at maturity. The OID Rules provide that Noteholders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

         The Noteholder of a note issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such note. In the case of an original Noteholder, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

         The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of: (i) the sum of: (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period that are included in such note's stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes. For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note's stated redemption price at maturity. The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption.

          A subsequent Noteholder that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above. However, if
(i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Noteholder.

         Qualified Stated Interest. Interest payable on a note which qualifies as "qualified stated interest" for purposes of the OID Rules will not be includable in the stated redemption price at maturity of the note. Conversely, if the interest on a note does not constitute "qualified stated interest," such interest will be includable in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Rules state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Rules. Any terms or conditions that do not reflect arm's length dealing or that the Noteholder does not intend to enforce are not considered.

         Premium. A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note. The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

         Payment Lag Notes; Initial Period Considerations. Certain notes may provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the applicable closing date may be treated under the OID Rules either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price. The OID Rules provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Rules provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

         Variable Rate Notes. Under the OID Rules, notes paying interest at a variable rate (each, a "Variable Rate Note") are subject to special rules. A Variable Rate Note will qualify as a "variable rate debt instrument" if: (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or
(d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Rules, except as provided in (i), above. Because the OID Rules relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, principal payments on the notes should not be considered contingent for this purpose.

         A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Rules. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Rules. In addition, under the OID Rules, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Rules unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

         An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Rules also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Rules also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For Variable Rate Notes that qualify as "variable rate debt instruments" under the OID Rules and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Note"), original issue discount is computed as described above in "--Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in
(ii), above.

         In general, any Variable Rate Note other than a Single Variable Rate Note (a "Multiple Variable Rate Note") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note. The OID Rules generally require that such a Multiple Variable Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note. (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

         Once the Multiple Variable Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in "--Original Issue Discount." A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

         If a Variable Rate Note does not qualify as a "variable rate debt instrument" under the OID Rules, then the Variable Rate Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Rules relating to contingent payment debt obligations since such OID Rules do not apply to prepayable debt instruments, such as the notes. Treasury regulations do not otherwise address this point.

         Market Discount. A Noteholder that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Noteholder will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the Noteholder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

         In addition, a Noteholder may be required to defer deductions for a portion of the Noteholder's interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Noteholders.

         Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

         Election To Treat All Interest Under The Constant Yield Rules. The OID Rules provide that the holder of a debt instrument may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Noteholders should consult their own tax advisors regarding the availability or advisability of such an election.

         Sales Of Notes. If a note is sold or exchanged, the Noteholder will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the note. A Noteholder's adjusted basis in a note generally equals the cost of the note to the Noteholder, increased by OID and market discount reported by the Noteholder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium. While any such gain or loss generally will be capital gain or loss, gain recognized on the sale of a note by a Noteholder who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such seller, reduced by any market discount includable in income under the rules described above under "--Market Discount."

         Short-Term Notes. In the case of a note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Noteholders that report income for federal income tax purposes on an accrual method and some other Noteholders, including banks and certain dealers in securities, (collectively, "Short-Term Accruers"), are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

         Any other Noteholder of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Noteholder that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Noteholders that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term
Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Noteholder may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Noteholder's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Noteholder's tax basis in a Short-Term Note is increased by the amount included in the Noteholder's income with respect to the Short-Term Note.

         Foreign Investors In Notes. Except as discussed below, a Noteholder that is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person, (ii) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the equity interests in the Trust (or depending upon the classification of the Trust for federal income tax purposes, the equity of the depositor or the seller), (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the Trust (or depending upon the classification of the Trust for federal income tax purposes, the depositor or the seller), (iv) such distribution is not contingent, and (v) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation (or other entity properly treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (or the District of Columbia), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and
(iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the Trust's administration. A "Foreign Person" is any person that is not a United States person. Each Noteholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that
(i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Backup Withholding. Distributions made on the notes and proceeds from the sale of the notes may be subject to a "backup" withholding tax if, in general, the Noteholder fails to comply with certain identification procedures, unless the Noteholder is an exempt recipient under applicable provisions of the Code and, if necessary, appropriately demonstrates such status. Any amounts so withheld would be allowable as a credit against the Noteholder's federal income tax, or, if in excess of such federal income tax, refundable by the IRS (assuming appropriate information is provided to the IRS).


FASITS

         Sections 860H through 860L of the Code (the "FASIT Provisions") provide for the creation of an entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). While Treasury regulations relating to FASITs have been proposed, none have been finalized. Accordingly, no definitive guidance can be provided with respect to many technical issues relating to FASITs and the interests issued by FASITs. In general, the FASIT Provisions enable trusts, including the Trust, to elect to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. If a Trust is intended to qualify as a FASIT for federal income tax purposes, the related prospectus supplement will so indicate and will discuss the related tax consequences.


TAX CONSEQUENCES TO CERTIFICATEHOLDERS

         The following discussion only applies to a Trust that issues one or more classes of certificates (other than certificates that are intended to be treated as indebtedness for federal income tax purposes, as described below under "--Certain Certificates Treated as Indebtedness") and assumes that all payments on the certificates are denominated in U.S. dollars, that a series of securities includes a single class of certificates, that certificates are sold to and beneficially owned by persons other than the depositor, and that the depositor retains an equity interest in the Trust. If these conditions are not satisfied with respect to any given series of certificates, any additional material tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.


CLASSIFICATION AS A PARTNERSHIP
         Treatment Of The Trust As A Partnership. The seller, the depositor and the servicer will agree, and the Certificateholders will agree by their purchase of certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the depositor, and the notes being debt of the partnership. However, there is no authority on transactions directly comparable to the transactions contemplated in this prospectus. As a result, the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders, the seller, the depositor and the servicer is not entirely clear.

         Under the provisions of Subchapter K of the Code, a partnership is not considered a separate taxable entity. Instead, partnership income is allocated to the partners and each partner is taxed on its allocable share of the partnership income. The character of partnership income allocated to each partner is generally determined based upon the manner in which the income was earned by the partnership. The following discussion is a summary of some of the material federal income tax consequences of classifying the Trust as a partnership. Prospective owners of certificates should consult their own tax advisors regarding the federal income tax consequences discussed below, as well as any other material federal income tax consequences that may result from applying the provisions of Subchapter K of the Code to the acquisition, ownership and disposition of a certificate.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocable share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of the Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of the Receivables.

         The federal income tax treatment of any Collateral Certificates held by the Trust will depend on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and other Basic Documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the Trust for each month equal to the sum of:

         o the interest or other income that accrues on the certificates in accordance with their terms for the relevant month, including, as applicable, interest accruing at the related certificate pass-through rate, and interest on amounts previously due on the certificates but not yet distributed;

         o  any Trust OID on the Receivables;

         o  any prepayment premium; and

         o all other amounts of income payable to the certificateholders for the applicable month.

         The allocation will be reduced by any amortization by the Trust of premium on the Receivables that corresponds to any excess of the issue price of certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire amount of interest accruing on the certificates for the applicable month, based on the pass-through rate plus the other items described above, even though the Trust might not make (or have sufficient cash to make) current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders, but Certificateholders may be purchasing certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the Trust (including fees to the servicer but not interest expenses) will be miscellaneous itemized deductions which will be deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of the individual's adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, the deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. The deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds certain limits.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each Receivable, the Trust might be required to incur additional expense and the calculations may result in some timing and character differences under some circumstances.

         Computation Of Income. Taxable income of the Trust will be computed at the Trust level and the portion allocated to the Certificateholders will be allocated to them pro rata. Consequently, the method of accounting for taxable income will be chosen by, and any elections (including those described with respect to the market discount rules) will be made by the Trust, rather than the Certificateholders. The Trust intends, to the extent possible, to (1) have the taxable income of the Trust computed under the accrual method of accounting and (2) adopt a calendar-year taxable year for computing the taxable income of the Trust. The tax year of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. An owner of a certificate is required to include its allocable share of Trust income for a taxable year as determined by the Trust in the Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

         Determining The Basis Of Trust Assets. The Trust will become a partnership on the first date on which certificates are beneficially owned by more than one person. On that date, each of the Certificateholders should be treated as having purchased a share of the assets of the Trust (subject to the liability for the notes issued by the Trust) followed immediately by a deemed contribution of the assets to the newly formed partnership. The partnership's basis in the Trust's assets would therefore equal the sum of the Certificateholders' basis in their respective interests in the Trust's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of the assets to the partnership, the allocation of taxable income to the Certificateholders would be adjusted in accordance with
Section 704(c) of the Code to account for the variations.

         Section 708 Termination. Under Section 708 of the Code, if 50% or more of the outstanding interests in a partnership are sold or exchanged within any 12-month period, the partnership will be deemed to terminate and then be reconstituted for federal income tax purposes. If a termination occurs, the assets of the terminated partnership are deemed to be constructively contributed to a reconstituted partnership in exchange for interests in the reconstituted partnership. The interests would be deemed distributed to the partners of the terminated partnership in liquidation thereof, which distribution would not constitute a sale or exchange. Accordingly, if the sale of the certificates terminates the partnership under
Section 708 of the Code, a Certificateholder's basis in its ownership interest would not change. The Trust's taxable year would also terminate as a result of a constructive termination and, if the Certificateholder's taxable year is different from the Trust's, the termination could result in the "bunching" of more than 12 months' income or loss of the Trust in the Certificateholder's income tax return for the year in which the Trust was deemed to terminate. A redemption of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule. The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

         Discount and Premium. To the extent that OID, if any, on the Receivables exceeds a de minimis amount, the Trust would have OID income. As indicated above, a portion of the OID income may be allocated to the Certificateholders.

         Moreover, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining aggregate principal balances of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

         If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Receivables or to offset any premium against interest income on the Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificateholders.

         Disposition Of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. Any gain or loss would be long-term capital gain or loss if the certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's allocable share of Trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to the certificate. In addition, both the tax basis in the certificate and the amount realized on a sale of a certificate would include the Certificateholder's share, determined under Treasury regulations, of the notes and other liabilities of the Trust. A Certificateholder acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors And Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. In the event that the trustee receives notice of a transfer, during any calendar month, of a certificate, the trustee will allocate the tax items for that month otherwise allocable to such certificate to the transferor and transferee of the certificate pro rata based upon the number of days in such month that the certificate was held by each of the transferor and the transferee.

         If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

         Section 731 Distributions. In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed on that certificate does not exceed the adjusted basis of that Certificateholder's interest in the certificate. To the extent that the amount of money distributed exceeds that Certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificateholder, no loss will be recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder generally will be capital gain or loss.

         Section 754 Election. In the event that a Certificateholder sells its certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the certificate than that of the selling Certificateholder. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make the election under Section 754 of the Code. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or cause to be kept complete and accurate books of the Trust. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, a Certificateholder must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the Certificateholder timely notifies the IRS of all the inconsistencies.

         Under Section 6031 of the Code, any person that holds a certificate as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and federal taxpayer identification number of the nominee and (2) as to each beneficial owner:

         o the name, address and federal taxpayer identification number of the person,

         o whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

         o information on certificates that were held, bought or sold on behalf of the person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, that holds certificates as a nominee is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The depositor ordinarily will be designated as the "tax matters partner" for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificateholders in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the later of the date on which the partnership information return is filed or the last day for filing the return for the year (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under specified circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable prospectus supplement, a Trust will not elect to apply the simplified flow-through reporting system.

         Tax Consequences to Foreign Certificateholders. As used below, the term "foreign holder" means a Certificateholder that is not a United States person, as defined under "--Tax Consequences to Holders of the Notes--Foreign Investors in Notes."

         It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign holders because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign holders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at the highest applicable rate pursuant to the Code. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

         Each foreign holder may be required to file a U.S. individual or corporate income tax return with respect to its share of the Trust's income (including in the case of a corporation, the branch profits tax return). Assuming that the Trust is not engaged in a U.S. trade or business, a foreign holder would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the foreign holder's allocable share of interest from the Trust constituted "portfolio interest" under the Code. The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates may be subject to a "backup" withholding tax if, in general, the Certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, appropriately demonstrates such status. Any amounts so withheld would be allowable as a credit against the Certificateholder's federal income tax, or, if in excess of such federal income tax, refundable by the IRS (assuming appropriate information is provided to the IRS).


TRUSTS IN WHICH ALL EQUITY INTERESTS ARE RETAINED BY THE SELLER, THE DEPOSITOR OR AN AFFILIATE OF THE SELLER OR THE DEPOSITOR


TAX CHARACTERIZATION OF THE TRUST

         To the extent specified in the related prospectus supplement, any party that retains or acquires 100% of the certificates agrees by this retention or acquisition to disregard the Trust as an entity separate from the sole certificateholder. Federal Income Tax Counsel will deliver its opinion that a Trust that issues one or more classes of notes to investors and all the equity interests of which (including the certificates and any residual interest) are retained by the seller, the depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that the terms of the Trust Agreement and other Basic Documents will be complied with so that, among other things, no election will be made to treat the Trust as a corporation for federal income tax purposes.

         In the event that all equity interests of the Trust are held by a single owner, Treasury regulations provide that the Trust will be disregarded as an entity separate from its sole certificateholder for federal income tax purposes, provided that no election to be treated as a corporation for federal income tax purposes is made on behalf of the Trust.


TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The seller and the depositor will agree, and the Noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Income Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the Trust that the notes will be classified as debt for federal income tax purposes. Assuming the characterization of the notes is correct, the federal income tax consequences to Noteholders described above under "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

         Possible Alternative Treatments Of The Notes. If, contrary to the opinion of Federal Income Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, the class or classes of notes might be treated as equity interests in the Trust. If so treated, the Trust could, in the view of Federal Income Tax Counsel, be treated as a publicly traded partnership that would be taxable as a corporation. If treated as a publicly traded partnership taxable as a corporation, the entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by the Receivables. An entity-level tax could result in reduced distributions to Noteholders.

         Furthermore, even if the Trust were not taxable as a corporation, the treatment of notes as equity interests in a partnership could have adverse tax consequences to holders of the notes. For example, income from classes of notes held by tax-exempt entities (including pension funds) might in certain circumstances be "unrelated business taxable income," foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under "--Trusts That Are Classified as Partnerships--Tax Consequences to Certificateholders" would apply to the holders of the notes that are treated as equity interests in a partnership.


TRUSTS THAT ARE CLASSIFIED AS GRANTOR TRUSTS


TAX CHARACTERIZATION OF THE TRUST

         Characterization. In the case of a grantor trust, Federal Income Tax Counsel will deliver its opinion that the Trust will not be classified as a grantor trust and not as an association or publicly traded partnership taxable as a corporation. In this case, beneficial owners of certificates (referred to in this prospectus as "grantor trust certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this prospectus as "grantor trust certificates."

         Taxation Of Grantor Trust Certificateholders. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated Certificates," each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Receivables and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Receivables, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Under Sections 162 and 212 of the Code each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, and other fees and charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder's adjusted gross income and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, the deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds certain limits.

         The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Trust's assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "--Stripped Certificates." Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

         A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Receivable in the Trust at a price determined by allocating the purchase price paid for the certificate among all Receivables in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Receivable is less than or greater than the portion of the stated redemption price at maturity of the Receivable, the interest in such Receivable will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

         The treatment of any discount on a Receivable will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable prospectus supplement, we do not expect that any Receivable will have original issue discount (except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates"). For the rules governing original issue discount, see "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes--Original Issue Discount" above. Furthermore, if 20 percent or more of the grantor trust certificateholders are Short-Term Accruers, all holders of grantor trust certificates may be required to accrue acquisition discount or original issue discount, as the case may be, with respect to short-term obligations held by the Trust in the same manner as Short-Term Accruers would accrue such discount See "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes--Short-Term Notes" above.

         The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Receivable is acquired.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in the Receivables may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." For a discussion of the market discount rules under the Code, see "--Trusts That Are Classified as Partnerships--Classification as a Partnership--Discount and Premium" above.

         Premium. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Receivable with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "--Trusts That Are Classified as Partnerships--Classification as a Partnership--Discount and Premium" above.

         Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Receivable from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount, the difference between the holder's initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

         Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

         o if any servicing compensation is deemed to exceed a reasonable amount;

         o if the depositor or any other party retains a retained yield with respect to the Receivables held by the Trust;

         o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust's assets; or

         o if certificates are issued which represent the right to interest-only payments or principal-only payments.

         The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest. This accrual of income may be in advance of the receipt of any cash attributable to that income. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

         Subordinated Certificates. In the event that the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this prospectus as the "Subordinate Certificates" and "Senior Certificates," respectively), the grantor trust certificateholders will be deemed to have acquired the following assets: (1) the principal portion of each Receivable plus a portion of the interest due on each Receivable (the "Trust Stripped Bond"), and (2) a portion of the interest due on each Receivable equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

         The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as a "stripped coupon" within the meaning of Section 1286 of the Code.

         Although not entirely clear, the interest income on the Subordinate Certificates will be treated by the Trust as qualified stated interest (assuming the interest with respect to the Receivables would otherwise qualify as qualified stated interest). Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

         If the Subordinate Certificateholders receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had:

         o  received as distributions their full share of receipts;

         o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

         o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Receivables or amounts available from a reserve account or other form of credit enhancement, if any.

         Under this analysis,

         o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

         o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

         o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

         Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Election To Treat All Interest As Original Issue Discount. The OID Rules permit a grantor trust certificateholder to elect to accrue all interest and discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Receivable with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Receivable that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method basis with respect to a grantor trust certificate is generally irrevocable.

         Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

         Sale Or Exchange Of A Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Receivable and the owner's adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller's cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Receivable represented by a grantor trust certificate are "capital assets" within the meaning of Section 1221 of the Code. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

         Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Receivables not previously taken into income. See "--Market Discount," above.

         Foreign Investors In Grantor Trust Certificates. A holder of a grantor trust certificate who is not a "United States person" (as defined above at "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes--Foreign Investors in Notes") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person. Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

         Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person (as defined above at "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes--Foreign Investors in Notes") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Backup Withholding. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates may be subject to a "backup" withholding tax if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, appropriately demonstrates such status. Any amounts so withheld would be allowable as a credit against the holder's federal income tax, or, if in excess of such federal income tax, refundable by the IRS (assuming appropriate information is provided to the IRS).


CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

         Upon the issuance of certificates that are intended to be treated as indebtedness for federal income tax purposes, as set forth in the related prospectus supplement, Federal Income Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications, the certificates will be properly classified as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion. Such certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such certificates are herein referred to as "Debt Certificateholders."

         The depositor, or the seller, will express in the applicable Basic Document its intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the Receivables. The seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to have agreed to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the applicable Basic Document, the seller expects to treat such transactions for financial accounting purposes, as a sale of ownership interests in the Receivables and not as debt obligations.

         In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Income Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a series of Debt Certificates.

         While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Income Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under "--Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."

         Taxation of Income of Debt Certificateholders. As set forth above, it is expected that Federal Income Tax Counsel will advise the seller and/or the depositor that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes."

         If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes") a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Debt Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Income Tax Counsel is unable to opine as to whether interest payable on a Debt Certificate constitutes "qualified stated interest" that is not included in a Debt Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The applicable prospectus supplement will indicate whether the Trust expects to treat a Debt Certificate as having been issued with OID.

         Tax Characterization of the Trust. Consistent with the treatment of the Debt Certificates as indebtedness, the Trust will likely be treated as a security device to hold Receivables securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any series, Federal Income Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the applicable Trust will not be characterized for federal income tax purposes as an association or publicly traded partnership taxable as a corporation.

         Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation. The opinion of Federal Income Tax Counsel with respect to Debt Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Receivables (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the seller, the depositor, and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. Neither the seller, nor the depositor, currently intends to comply with the federal income tax reporting requirements that would apply if any classes of Debt Certificates were treated as interests in a partnership or corporation.

         If a transaction were treated as creating a partnership between the seller and/or the depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

         If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

         Foreign Investors in Debt Certificates. As set forth above, it is expected that Federal Income Tax Counsel will advise the seller and/or the depositor that the Debt Certificates will constitute indebtedness for federal income tax purposes. Accordingly, Foreign Persons, as defined in the section above entitled "--Trusts That Are Classified as Partnerships--Tax Consequences to Holders of the Notes--Foreign Investors in Notes," that hold Debt Certificates generally will be taxed in the manner described in that section.

         If the IRS were to contend successfully that the Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust that is allocable to a Foreign Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership. In such case, the Foreign Person generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder. See "--Classification as a Partnership--Tax Consequences to Foreign Certificateholders" for a general discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.

         If the Trust were recharacterized as an association or publicly traded partnership taxable as a corporation, distributions to certificateholders that are Foreign Persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty. If such dividend were effectively connected with the Foreign Person's United States trade or business (and, if necessary, the Foreign Person establishes that it is so effectively connected) the dividend would not be subject to withholding tax, but would be subject to United States federal income tax at regular federal income tax rates, and if the holder is a corporation, might be subject to a branch profits tax.

         Tax Return Disclosure and Investor List Requirements. Recently issued Treasury regulations (the "Tax Shelter Regulations") intended to address so-called tax shelters and other potentially tax-motivated transactions require participants in a "reportable transaction" to disclose certain information about the transaction on IRS Form 8886 and retain information relating to the transaction. Organizers and sellers of reportable transactions are required to maintain lists identifying the transaction investors and furnish to the IRS upon demand such investor information as well as detailed information regarding the transactions. Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment or the disposition thereof and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and maintenance requirements as they determine apply to them with respect to this transaction.


                        CERTAIN STATE TAX CONSEQUENCES

         The discussion above does not address the tax consequences of the purchase, ownership or disposition of certificates or notes under any state or local tax laws. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

         THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                             ERISA CONSIDERATIONS


GENERAL

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the certificates or notes. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

         o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

         o whether the investment satisfies the applicable diversification requirements;

         o whether the investment is in accordance with the documents and instruments governing the plan; and

         o whether the investment is prudent, considering the nature of the investment.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Section 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. Goldman, Sachs & Co., the servicer, the trustee, the indenture trustee and certain of their respective affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the underlying assets of a related trust (i.e., the Receivables) and not merely an interest in the securities issued by such Trust, transactions occurring in the management of such assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the related Trust, unless a statutory, regulatory or administrative exception or exemption applies.


CERTIFICATES

         Plan Assets. In 29 C.F.R. ss. 2510.3-101 (the "Plan Assets Regulation"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. In general, the Plan Assets Regulation provides that if a Plan makes an investment in an "equity interest" in an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Company Act of 1940, an undivided portion of the assets of the entity will be considered the assets of such Plan unless the entity is an operating company or equity participation in the entity by benefit plan investors is not significant.

         The certificates will be deemed an equity interest for purposes of the Plan Assets Regulation. It is not anticipated that the certificates will meet the criteria established by the DOL to qualify as publicly-offered securities. The Trusts will not be registered investment companies and the related trusts will not constitute operating companies. There can be no assurance that equity participation by benefit plan investors will not be significant in any of the related trusts that offer certificates.

         If none of the exceptions to the Plan Assets Regulation apply to a particular offering, (i) a Plan may be deemed to have acquired an interest in the assets of a related trust and not merely an interest in the securities,
(ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing such trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption from the prohibited transaction rules applies.


UNDERWRITER EXEMPTION

         The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemptions 97-34 ("PTE 97-34"), 2000-58 ("PTE 2000-58") and 2002-19 ("PTE 2002-19") (the "Exemption"). The Exemption is applicable to securities that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include obligations secured by motor vehicles or equipment, or Qualified Motor Vehicle Leases and guaranteed governmental mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

         General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the securities to be eligible for exemptive relief thereunder:

         First, the acquisition of securities by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the assets held by the trust fund must be secured.

         Third, unless the securities are issued in "designated transactions" (as described below) and are backed by fully-secured Receivables, they may not be subordinated.

         Fourth, the securities at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency").

         Fifth, the trustee and the indenture trustee generally cannot be an affiliate of any member (other than the underwriter) of the "Restricted Group" which consists of any of the following:

         o the underwriter as defined in the Exemption, in this case Goldman, Sachs & Co.;

         o  each servicer;

         o  each insurer;

         o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

         o any obligor with respect to receivables constituting more than 5% of the aggregate unamortized principal balance of the assets held in the trust fund as of the date of initial issuance of the securities.

         Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to, and retained by, us pursuant to the assignment of the Receivables to the related trust fund must represent not more than the fair market value of such Receivables; and the sum of all payments made to, and retained by, any servicer must represent not more than reasonable compensation for such person's services under the relevant Basic Document and reimbursement of such person's reasonable expenses in connection therewith.

         Seventh, the following seasoning requirements must be met:

         o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

         o Securities evidencing interests in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of securities; and

         o Securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of securities.

         Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans that are accredited investors under the federal securities laws will be permitted to purchase the securities.

         Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts, REMICs and FASITs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         Designated Transactions. In the case where the securities are backed by trust fund assets consisting of secured motor vehicle receivables, credit instruments or obligations (secured by motor vehicles or equipment) that bear interest or are purchased at a discount which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Exemption permits the securities issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. Whether the particular securities offered will qualify for Designated Transaction treatment under the Exemption will be clarified in the prospectus supplement.

         Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues securities acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the trust fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

         o  is an "eligible Swap";

         o  is with an "eligible counterparty";

         o  is purchased by a "qualified plan investor";

         o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap"; and

         o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

         An "eligible Swap" is one which:

         o  is denominated in U.S. dollars;

         o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

         o  has a notional amount that does not exceed either:

                  (a) the principal balance of the class of securities to which the Swap relates, or

                  (b) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

         o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

         o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

         o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

         A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

         o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

         o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

         o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

         In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Basic Document:

         o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

         o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

         In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

         o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

         o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

         o  terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to securities purchased by Plans on or after April 7, 1998 if it meets the following conditions:

         o  it is denominated in U.S. dollars;

         o  it pays an Allowable Interest Rate;

         o  it is not leveraged;

         o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

         o it is entered into between the trust fund and an eligible counterparty; and

         o  it has an Allowable Notional Amount.

         Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to securities issued in transactions using pre-funding accounts whereby a portion of the Receivables backing the securities are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such Receivables be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

         First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

         Second, all Receivables transferred after the closing date (referred to here as "Additional Receivables") must meet the same terms and conditions for eligibility as the original receivables used to create the trust fund, which terms and conditions have been approved by the rating agency.

         Third, the transfer of such Additional Receivables to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund.

         Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Receivables in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Receivables which were transferred to the trust fund on the closing date.

         Fifth, either:

         o the characteristics of the Additional Receivables must be monitored by an insurer or other credit support provider which is independent of us; or

         o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the Additional Receivables conform to the characteristics described in the prospectus, prospectus supplement, private placement memorandum ("Offering Documents") and/or the Basic Documents. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Receivables which were transferred as of the closing date.

         Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the relevant Basic Document or an event of default occurs under the relevant Basic Document.

         Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

         o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

         o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("Acceptable Investments").

         Eighth, certain disclosure requirements must be met.

         Revolving Pool Features. The Exemption only covers securities backed by "fixed" pools of assets which require that all the assets must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used)Accordingly, securities issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes that are not deemed to constitute "equity interests" for purposes of ERISA and are backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--Notes."

         Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the securities by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of securities by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Receivables in the trust fund provided that:

         o  the Plan is not an Excluded Plan,

         o each Plan's investment in each class of securities does not exceed 25% of the outstanding securities in the class,

         o after the Plan's acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust containing assets which are sold or serviced by the same entity, and

         o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

         Alternative for Insurance Company General Accounts. In the event that securities do not meet the requirements of the Exemption solely because they are subordinated or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase such securities indirectly pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such securities if they otherwise meet all of the other requirements of the Exemption.


NOTES

         Under the Plan Assets Regulation, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that any offered notes are treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, then such securities will be eligible for purchase by Plans without regard to the Plan Assets Regulation. The debt status of any of the offered notes will be dependant upon the particular characteristics of each class of the offering and could be affected subsequent to their issuance by particular types of changes in the financial condition of the related trust. Each prospectus supplement will provide more detail in this regard. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale, exchange, or extension of credit transaction between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption, as amended, applies to notes and other debt instruments, if any, issued by related trusts that are grantor trusts, owner trusts, REMICs or FASITs, provided that a legal opinion is received to the effect that the debtholders have a perfected security interest in the related trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of a related trust and its assets would not be necessary with respect to notes having no substantial equity features and that are issued as obligations of the trust fund. However, effective for the acquisition, holding or transfer of notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the conditions of the Exemption described above are met with respect to the notes. The same limitations of such exemptive relief with respect to Excluded Plans would also be applicable to the notes as described herein in "--Underwriter Exemption--Limitations on Scope of the Exemption."

         In the event that the Exemption is not applicable to the offered notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring such securities depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investment funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might not cover all acts that might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, however they may be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Code
Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.


                             PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the "Underwriting Agreements"), the depositor will sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

         In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

         Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

         Pursuant to the purchase agreement (or other agreement) between the seller, or its affiliate and the depositor, the seller will indemnify the depositor and the related underwriters against specific civil liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the depositor may be required to make to the several underwriters in respect thereof.

         Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

         Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement. The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

         If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.


                                 LEGAL MATTERS

         Certain legal matters relating to the securities of each Trust will be passed upon for the Trust, the seller and the servicer by counsel specified in the related prospectus supplement, including certain federal income tax consequences with respect to such securities. Certain matters will be passed upon for the underwriters by counsel specified in the related prospectus supplement.


                             PROSPECTUS SUPPLEMENT

         The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

         o the interest rate and authorized denominations, as applicable, of each class of securities;

         o specific information concerning the Receivables and the related originator, seller and servicer, as applicable;

         o the terms of any credit or cash flow enhancement applicable to any class or classes of securities;

         o  information concerning any other assets in the related Trust;

         o the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

         o the extent to which any class within a series is subordinated to any other class of the same series; and

         o additional information with respect to the plan of distribution of the securities.


                          REPORTS TO SECURITYHOLDERS

         With respect to each series of securities, the servicer of the related Receivables will prepare for distribution to the related
Securityholders monthly and annual reports concerning the securities and the related Trust. See "The Notes--Statements to Securityholders" and "--Statement to Noteholders; Servicer Reports to the Indenture Trustee" in the related prospectus supplement.


                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission. The address of such Internet Web site is (http://www.sec.gov).

         All documents filed by the depositor with respect to the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the notes, with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and the related prospectus supplement and prior to the termination of any offering of notes (including any market-making transactions with respect to such securities unless exempt from the registration requirements of the Securities Act), shall be deemed to be incorporated by reference in this prospectus and the related prospectus supplement and to be a part of this prospectus and the related prospectus supplement from the date of the filing of these documents. Any statement contained in this prospectus, the related prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or the related prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and the related prospectus supplement to the extent that a statement contained in this prospectus or the related prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus or the related prospectus supplement, modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the related prospectus supplement.

         The depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus or the related prospectus supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Goldman Sachs Asset Backed Securities Corp., c/o Secretary, 85 Broad Street, New York, New York, 10004 (Telephone: (212) 902-1000).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.


                       INDEX OF TERMS FOR THE PROSPECTUS

Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of these terms may be found.

1997 Act..................................................................60
Acceptable Investments....................................................70
accrual period............................................................45
Actuarial Receivables.....................................................13
Additional Receivables....................................................69
Additional Servicer Termination Events....................................37
Advances..................................................................34
Allowable Interest Rate...................................................68
Allowable Notional Amount.................................................68
average interest rate.....................................................70
Balloon Receivables.......................................................13
Basic Documents...........................................................21
Certificate Distribution Account..........................................30
Certificate Pool Factor...................................................17
Certificateholders........................................................43
Clearstream...............................................................24
Code......................................................................44
Collateral Certificates...................................................15
Collection Account........................................................30
Collection Period.........................................................33
Debt Certificateholders...................................................62
Debt Certificates.........................................................62
Definitive Securities.....................................................25
Depository................................................................17
Designated Transactions...................................................67
disqualified persons......................................................65
DOL...................................................................... 65
DOL Pre-Funding Period....................................................69
DTC...................................................................... 24
eligible counterparty.....................................................68
Eligible Deposit Account..................................................31
Eligible Institution......................................................31
Eligible Investment.......................................................31
Eligible Investments......................................................30
eligible Swap.............................................................67
eligible yield supplemental agreement.....................................69
ERISA.....................................................................65
Euroclear.................................................................24
Events of Default.........................................................19
Excluded Plan.............................................................70
Exemption.................................................................66
EYS Agreement.............................................................69
FASIT.....................................................................51
FASIT Provisions..........................................................51
Federal Income Tax Counsel................................................44
Financed Vehicles.........................................................11
Financial Intermediary....................................................25
Foreign Person............................................................50
FTC Rule..................................................................42
Global securities..........................................................1
grantor trust certificateholders..........................................57
grantor trust certificates................................................57
Indenture.................................................................17
Investment Earnings.......................................................31
Investor-Based Exemptions.................................................72
IRS...................................................................... 44
Multiple Variable Rate Note...............................................48
Note Distribution Account.................................................30
Note Pool Factor..........................................................17
Noteholders...............................................................43
objective rate............................................................47
Offering Documents........................................................70
OID Rules.................................................................45
Participant...............................................................24
parties in interest.......................................................65
Payahead Account..........................................................30
Payaheads.................................................................33
Plan......................................................................65
Plan Assets Regulation....................................................65
Pooling and Servicing Agreement...........................................11
Precomputed Advance.......................................................33
Precomputed Receivables...................................................13
Pre-Funded Amount.........................................................31
Pre-Funding Account.......................................................31
Pre-Funding Limit.........................................................69
Pre-Funding Period........................................................31
Prepayment Assumption.....................................................45
Presumed Single Qualified Floating Rate...................................47
Presumed Single Variable Rate.............................................47
PTCE 84-14................................................................68
PTCE 95-60................................................................71
PTCE 96-23................................................................68
PTE 2000-19...............................................................66
PTE 2000-58...............................................................66
PTE 97-34.................................................................66
QPAM......................................................................68
qualified floating rate...................................................47 qualified inverse floating rate...........................................47 qualified plan investor...................................................68
qualified stated interest.................................................63
Rating Agency.............................................................66
Receivables...............................................................12
Repurchase Amount.........................................................29
Reserve Account...........................................................36
Restricted Group..........................................................66
Rule of 78s Receivables...................................................13
Rules.....................................................................25
Sale and Servicing Agreement..............................................11
Schedule of Receivables...................................................29
Senior Certificates.......................................................59
Senior Class Percentage...................................................59
Servicer Termination Event................................................37
Servicing Fee.............................................................34
Servicing Fee Rate........................................................34
Shortfall Amount..........................................................60
Short-Term Accruers.......................................................49
Short-Term Note...........................................................49
Similar Law...............................................................72
Simple Interest Advance...................................................34
Simple Interest Receivables...............................................13
Single Variable Rate Note.................................................48
Stripped Certificates.....................................................58
Subordinate Certificates..................................................59
Subordinate Class Percentage..............................................59
Swap......................................................................67
Swap Agreement............................................................67
tax matters partner.......................................................55
Tax Shelter Regulations...................................................64
Transfer and Servicing Agreements.........................................29
Trust.....................................................................11
Trust Accounts............................................................30
Trust Agreement...........................................................11
Trust Stripped Bond.......................................................59
Trust Stripped Coupon.....................................................59
U.S. Person................................................................4
Underlying Issuer.........................................................15
Underlying Servicer.......................................................15
Underlying Trust Agreement................................................15
Underlying Trustee........................................................15
Underwriting Agreements...................................................72
United States person......................................................50
Variable Rate Note........................................................47

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


         Except in some limited circumstances, the globally offered securities (the "Global securities") will be available only in book-entry form. Unless otherwise specified in the related prospectus supplement, investors in the Global securities may hold Global securities through any of DTC, Clearstream, Luxembourg or Euroclear. Unless otherwise specified in the related prospectus supplement, Global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Unless otherwise specified in the related prospectus supplement, Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

         Non-U.S. holders of Global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Securityholders' interests in the Global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

         Securityholders electing to hold their Global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Securityholders electing to hold their Global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading Between Clearstream, Luxembourg And/Or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Seller And Clearstream, Luxembourg Or Euroclear Purchaser. When Global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the Global securities against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC Participant's account against delivery of the Global securities. After settlement has been completed, the Global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The Global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global securities were credited to their accounts. However, interest on the Global securities would accrue from the value date. Therefore, in many cases the investment income on the Global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant across-market transaction will settle no differently than a trade between two DTC Participants.

         Trading Between Clearstream, Luxembourg Or Euroclear Seller And DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to backup withholding, unless: (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption For Non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

         Exemption For Non-U.S. Persons With Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption Or Reduced Rate For Non-U.S. Persons Resident In Treaty Countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof)If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under "--Exemption For Non-U.S. Persons (Form W-8BEN)" above.

         Exemption For U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

         The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia, (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries. Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global securities.


                                                                 ========================
     No dealer, salesperson or other person is                         $522,369,000
authorized to give any information or to
represent anything not contained in this                           GS Auto Loan Trust
prospectus supplement or the prospectus. You                             2003-1
must not rely on any unauthorized information or
representations. This prospectus supplement and the               $118,614,000 Class A-1
prospectus is an offer to sell only                              1.300% Asset Backed Notes
the notes offered hereby, but only under
circumstances and in jurisdictions where it is                    $138,336,000 Class A-2
lawful to do so. The information contained in this               1.538% Asset Backed Notes
prospectus supplement and the prospectus
is current only as of its date.                                   $124,956,000 Class A-3
                                                                 2.076% Asset Backed Notes
                   ____________
                                                                  $114,082,000 Class A-4
            Goldman Sachs Asset Backed                           2.716% Asset Backed Notes
                 Securities Corp.
                     Depositor                                      $17,148,000 Class B
                                                                 2.621% Asset Backed Notes

           The Huntington National Bank                             $9,233,000 Class C
                     Servicer                                    3.748% Asset Backed Notes

                   ____________
                                                                 ________________________

                                                                  PROSPECTUS SUPPLEMENT

Dealer Prospectus Delivery Obligation. Until 90 days             ________________________
after the delivery of this prospectus supplement,
all dealers that effect transactions in these Offered
Notes, whether or not participating in the offering,
may be required to deliver a prospectus.
This is in addition to the dealers' obligation to
deliver a prospectus when acting as Underwriters
and with respect to their unsold allotments or                     Goldman, Sachs & Co.
subscriptions.


===============================================                  ========================
